Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXECUTION VERSION

AMENDED AND RESTATED FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT
NEW RESIDENTIAL MORTGAGE LLC
as the Servicing Rights Owner
and
PHH MORTGAGE CORPORATION
as the Subservicer
Dated: March 29, 2019
Agency and Private Label Servicing

Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXECUTION VERSION

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS 1

ARTICLE II	ENGAGEMENT FOR SERVICING OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS 18

Section 2.1.	Engagement For Servicing of Mortgage Loans 18

Section 2.2.	Maintenance of Mortgage Files 18

Section 2.3.	Delivery of Mortgage Loan Documents 19

Section 2.4.	Transfer of Mortgage Loans; Reconstitutions 19

Section 2.5.	Obligations of Servicing Rights Owner Prior to a related Original Effective Date 20

Section 2.6.	Transfer of Servicing 23

Section 2.7.	Subservicer to Service in Compliance with Applicable Requirements 23

Section 2.8.	Procedures, Servicing Rights Owner Change Requests and Servicing Cost Increase 29

Section 2.9.	Management of REO Properties 33

Section 2.10.	Engagement of Contractors 33

Section 2.11.	Establishment and Maintenance of Custodial and Escrow Accounts 38

Section 2.12.	Other Services 40

Section 2.13.	Service Level Agreements 43

Section 2.14.	Accounting, Reporting and Remittances 44

Section 2.15.	Delinquency Control 48

Section 2.16.	Books and Records; Access to Facilities 50

Section 2.17.	Insurance 56

Section 2.18.	Advances 56

Section 2.19.	Solicitation 60

Section 2.20.	HAMP 61

Section 2.21.	[Reserved] 61

Section 2.22.	Pending and Completed Loss Mitigation 61

Section 2.23.	Disaster Recovery Plan 62

Section 2.24.	Subservicer Performance Standards 63

Section 2.25.	Sanction Lists; Suspicious Activity Reports 64

Section 2.26.	Litigation Management 65

Section 2.27.	Resolution of Disputes and Monetary Errors 65

Section 2.28.	Financial Covenants and Information; Covenant Compliance Reporting; [***] 66

Section 2.29.	Due Date of Payments; Penalties 66

Section 2.30.	PMI Litigation 67

Section 2.31.	Power of Attorney 67

Section 2.32.	DFS Consent Order 68

ARTICLE III	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICING RIGHTS OWNER 68

Section 3.1.	Authority 68

Section 3.2.	Consents 69

Section 3.3.	Litigation 69

Section 3.4.	Broker Fees 69

Section 3.5.	Ownership 69

Section 3.6.	Ability to Perform 69

Section 3.7.	Accuracy of Information 69

ARTICLE IV	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER 70

Section 4.1.	Good Standing 70

Section 4.2.	Authority 70

Section 4.3.	Consents 70

Section 4.4.	Litigation 70

Section 4.5.	Accuracy of Information 71

Section 4.6.	Broker Fees 71

Section 4.7.	MERS 71

Section 4.8.	Ability to Perform 71

Section 4.9.	HAMP 71

Section 4.10.	Eligibility under the Servicing Agreements 71

Section 4.11.	Advances 71

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Section 4.12.	[***] 72

ARTICLE V	SERVICING COMPENSATION 72

Section 5.1.	Servicing Compensation 72

ARTICLE VI	TERM AND TERMINATION 73

Section 6.1.	Term 73

Section 6.2.	Successor to Subservicer; Requirements and Effect of Termination; Servicing Transfers 73

Section 6.3.	Payment Obligations upon Termination and Transfer of Servicing 74

ARTICLE VII	DEFAULT 75

Section 7.1.	Events of Default 75

Section 7.2.	Waiver of Default 77
ARTICLE VIII INDEPENDENCE OF PARTIES; INDEMNIFICATION
SURVIVAL 78

Section 8.1.	Indemnification; Third Party Claim 78

Section 8.2.	Indemnification Procedures 79

Section 8.3.	Limitation on Liability of Subservicer and Others 80

Section 8.4.	Independence of Parties; Average Third-Party Mark Payment80

Section 8.5.	Mitigation 81

Section 8.6.	Reserved 81

Section 8.7.	Limitation of Damages 81

Section 8.8.	Servicing Rights Owner’s Direction 81

ARTICLE IX	MISCELLANEOUS 82

Section 9.1.	Entire Agreement 82

Section 9.2.	[Reserved] 82

Section 9.1.	Severability of Provisions 82

Section 9.2.	Governing Law; Jurisdiction 82

Section 9.3.	Waiver of Jury Trial 83

Section 9.4.	Notices 83

Section 9.5.	Schedules and Exhibits 83

Section 9.6.	General Interpretive Principles 83

Section 9.7.	Assignment; Waivers and Amendments 84

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Section 9.8.	Captions 84

Section 9.9.	Counterparts 84

Section 9.10.	Force Majeure 85

Section 9.11.	Confidentiality; Security 85

Section 9.12.	Further Assurances 87

Section 9.13.	Publicity 87

Section 9.14.	Executory Contract 87

Section 9.15.	[Reserved] 88

Section 9.16.	Restrictions of Notices; Information and Disclosure 88

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EXHIBITS

EXHIBIT A	Form of Acknowledgment Agreement
EXHIBIT B-1	Critical Vendors
EXHIBIT B-2	[Reserved.]
EXHIBIT C	MSR Portfolio Defense Addendum
EXHIBIT D	[Reserved.]
EXHIBIT E	Contents of Each Mortgage File
EXHIBIT F	[Reserved.]
EXHIBIT G	List of Servicing Reports
EXHIBIT H	Formatted Servicing Reports
EXHIBIT I	[***]
EXHIBIT J	Form of Monthly Financial Covenant Certification
EXHIBIT K	[Reserved.]
EXHIBIT L	Advance Policy
EXHIBIT M	[Reserved.]
EXHIBIT N	Form of Limited Power of Attorney
EXHIBIT O	Client Management Protocols
EXHIBIT P	[Reserved.]
EXHIBIT Q	Level of Disclosure Schedule
EXHIBIT R	Service Level Agreements
EXHIBIT S	Form of Quarterly Report

SCHEDULES

Schedule 2.7(h)	Back-up Servicing Reports
Schedule 2.18(f)	Advance Dispute Resolution Mechanics
Schedule A Schedule B	Fee Schedule Reconciliation Report

SUBSERVICING AGREEMENT
THIS AMENDED AND RESTATED FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT (this “Agreement”), dated as of March 29, 2019, (the “Effective Date”), is by and between NEW RESIDENTIAL MORTGAGE LLC, as Servicing Rights Owner (the “Servicing Rights Owner”), and PHH MORTGAGE CORPORATION, as Subservicer (the “Subservicer”).
RECITALS
WHEREAS, from time to time Servicing Rights Owner desires to engage Subservicer as sub-servicer for portfolios of residential mortgage loans in which the related Servicing Rights are owned by Servicing Rights Owner;
WHEREAS, Subservicer and Servicing Rights Owner have agreed that Subservicer shall subservice certain of the mortgage loans on behalf of Servicing Rights Owner commencing on the related Original Effective Date in accordance with the terms and provisions of this Agreement;
WHEREAS, the Servicing Rights Owner and the Subservicer previously entered into that certain Flow Mortgage Loan Subservicing Agreement, dated as of December 28, 2016 (the “Original Agreement”);
WHEREAS, the parties wish to amend and restate the Original Agreement;
NOW, THEREFORE, in consideration of the mutual recitals, promises and covenants set forth herein, and other good and valuable consideration herein receipted for, but not herein recited, the receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:
ARTICLE I
DEFINITIONS
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article I:
Acknowledgment Agreement: The document substantially in the form attached hereto as Exhibit A, to be executed by the Servicing Rights Owner and the Subservicer prior to each Servicing Transfer Date with respect to Subservicing any Mortgage Loans identified on the schedule attached thereto pursuant to this Agreement.
Advance Policy: The policies and procedures set forth on Exhibit L that the Subservicer shall be required to follow in connection with making new P&I Advances and Servicing Advances after the Servicing Transfer Date and seeking recovery of P&I Advances and Servicing Advances, which policies and procedures may be modified by the Servicing Rights Owner pursuant to Section 2.8 hereof.
Advance Reimbursement Date: Each date from which the Servicing Rights Owner paid and/or reimbursed the Subservicer for any Servicing Advances, in each case, pursuant to the terms of this Agreement.
Affiliate: (i) With respect to Subservicer, Corporate Parent, OMS, Homeward Residential Holdings, Inc., Homeward Residential Inc. and the direct or indirect wholly-owned subsidiaries of Subservicer and the direct or indirect subsidiaries of Corporate Parent involved in forward mortgage servicing, forward mortgage lending or related ancillary services and (ii) with respect to the Servicing Rights Owner, HLSS, MSR–EBO, NRM, New Residential Investment Corp. and the direct or indirect wholly-owned subsidiaries of New Residential Investment Corp.
Agency: Each of Fannie Mae, Freddie Mac and Ginnie Mae, as applicable.
Agency Guidelines: The Fannie Mae Guide, Freddie Mac Guide or Ginnie Mae Guide, as applicable, as such Agency Guidelines may be modified or waived by the applicable Agency with respect to the Subservicer from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Agency relating to the servicing or subservicing of residential mortgage loans.
Agency Loan: Any fixed or adjustable rate mortgage loan sold to an Agency.
Agreement: This Agreement as the same may be amended from time to time by the Servicing Rights Owner and the Subservicer.
Ancillary Fees: All income derived from the Mortgage Loans (other than the Float Benefit, payments of principal, interest, prepayment premiums, escrow payments, servicing fees and Servicing Fees), including, but not limited to, late payment charges, charges for dishonored checks, pay-off fees, assumption fees, conversion fees, conversion fees, subordination fees, wire transfer fees, reinstatement fees, lien release fees, reconveyance fees, payoff quote fees, pay by phone fees and such similar fees and charges, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements.
AP Modifications: As defined in Section 2.8.
Applicable Requirements: As to any Mortgage Loan as of the time of reference with respect to the applicable capacity of Servicing Rights Owner, whether as master servicer, primary servicer or subservicer, (i) all contractual obligations of the Subservicer or the Servicing Rights Owner as servicer with respect to the Mortgage Loans and/or the Servicing Rights, including without limitation those contractual obligations contained in this Agreement, the Servicing Agreements, any agreement with any Insurer, Investor or other Person or in the Mortgage Loan Documents; (ii) all federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances) applicable to the Subservicer, the Servicing Rights Owner, the Servicing Rights or the Subservicing thereof, including without limitation the Vendor Oversight Guidance, the applicable requirements and guidelines of any Investor or Insurer, the CFPB, or any other Governmental Authority; (iii) all other judicial and administrative judgments, orders, stipulations, directives, consent decrees, awards, writs and injunctions applicable to the Subservicer, the Servicing Rights Owner, the Servicing Rights or the Mortgage Loans, (iv) the terms of the related Mortgage Instruments and Mortgage Notes, (v) the applicable Governmental Entity Guidelines with respect to any Mortgage Loan solely to the extent necessary to maintain or collect on insurance or guaranty from FHA, VA or USDA and (vi) the applicable Agency Guidelines.
Approved Party: As defined in Section 2.8.
Approved Third-Party Appraisers: The following parties and any other residential mortgage servicing appraisal service provider agreed upon by Servicing Rights Owner and the Subservicer as an “Approved Third-Party Appraiser” for purposes of this Agreement: [***] or any successors thereto, unless either party hereto provides written notice to the other party of its disapproval of such successor.
Average Third Party Mark: In respect of any Servicing Rights, the average of two appraisals from two Approved Third-Party Appraisers engaged by the Servicing Rights Owner pursuant to Section 8.4. If any particular appraisal is a range of values, then such appraisal shall be the mean of such range of values for purpose of this definition.
Average Third Party Mark Payment: As defined in Section 8.4.
Bankruptcy Code: As defined in Section 9.14.
BCP: As defined in Section 2.23.
Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of New York, California, Florida, Iowa, New Jersey or Texas or the Commonwealth of Pennsylvania are authorized or obligated by law or by executive order to be closed, (c) a day that is not a business day as provided in the applicable Servicing Agreement or (d) such other days as agreed upon by the parties in writing.
CFPB: The Consumer Financial Protection Bureau, an independent federal agency operating as part of the United States Federal Reserve System.
Change Notice: As defined in Section 2.8(e).
Change of Control: With respect to the Subservicer, shall mean (i) any transaction or event as a result of which the Corporate Parent ceases to own, directly or indirectly, at least 51% of the stock of Subservicer; (ii) the sale, transfer, or other disposition of all or substantially all of Subservicer’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Subservicer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Subservicer immediately prior to such merger, consolidation or other reorganization. With respect to the Corporate Parent, shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Original Effective Date) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Original Effective Date), directly or indirectly, of (A) more than 50% on a fully diluted basis of the voting interests in the Corporate Parent’s Equity Interests or (B) 25% or more on a fully diluted basis of the voting interests in the PHH Parent’s Equity Interests, to the extent that such “person” or “group” (y) is identified on the then most recent list (as of the time of such “person” or “group” becoming such a beneficial owner) of up to five (5) competitors of the Servicing Rights Owner provided in writing by the Servicing Rights Owner to the Subservicer no later than the initial Sale Date, which list may be updated semi-annually in writing by the Servicing Rights Owner during the months of June and December (commencing with June 2017) and (z) has at least two (2) representatives on the Board of Directors of Ocwen Financial Corporation, or (ii) if at any time, individuals who on the date hereof constituted the Board of Directors of Ocwen Financial Corporation (together with any directors whose election by such Board of Directors or whose nomination for election by the shareholders of Ocwen Financial Corporation after the date hereof, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Ocwen Financial Corporation then in office.
Change Request: As defined in Section 2.8(b).
Charged-off Loans: Any Mortgage Loans that have been charged off in accordance with Applicable Requirements and Servicing Procedures.
Claim: Any claim, demand or litigation related to the Mortgage Loans, the Subservicing, the Servicing Rights or this Agreement.
Commission: The United States Securities and Exchange Commission.
Compensating Interest: Amounts required to be paid to the applicable Investor pursuant to the applicable Servicing Agreement for shortfalls in interest payments, if any, in connection with respect to principal prepayments or shortfalls (which shortfalls are not attributable to the failure of the Subservicer to service in accordance with Applicable Requirements), if any.
Compensatory Fees: Any compensatory fees, fines, penalties or other monies assessed by any Agency or Governmental Entity for failure to adhere to the applicable Governmental Entity Guidelines or Agency Guidelines in servicing the Mortgage Loans, including without limitation applicable foreclosure, reporting and remitting timelines.
Confidential Information: Any and all information regarding the transactions contemplated by this Agreement, Consumer Information, the proprietary, confidential and non-public information or material relating to the business (including business practices) of the Disclosing Party (as defined in Section 9.11) (or the Disclosing Party’s clients and investors), information regarding the financial condition, operations and prospects of the Disclosing Party, and any other information that is disclosed to one party by or on behalf of the other party or any of their respective Affiliates or representatives, either directly or indirectly, in writing, orally or by drawings or by permitting inspection of documents or other tangible expression, whether exchanged before or after the date of this Agreement, and contained in any medium, which the Disclosing Party considers to be non-public, proprietary or confidential. Confidential Information includes (but is not limited to) all (a) information relating to HLSS and MSR–EBO’s interest in the Rights to MSRs and/or Excess Servicing Fee (each as defined in the New RMSR Agreement) or the amount, characteristics or performance of the Mortgage Loans or any economic or noneconomic terms of this Agreement; (b) information relating to research and development, discoveries, formulae, inventions, policies, guidelines, displays, specifications, drawings, codes, concepts, practices, improvements, processes, know-how, patents, copyrights, trademarks, trade names, trade secrets, and any application for any patent, copyright or trademark; and (c) descriptions, financial and statistical data, business plans, data, pricing, reports, business processes, recommendations, accounting information, identity of suppliers, business relationships, personnel information, technical specifications, computer hardware or software, information systems, customer lists, costs, product concepts and features, corporate assessments strategic plans, services, formation of investment strategies and policies, other plans, or proposals, and all information encompassed in the foregoing. Information relating to the Disclosing Party’s consultants, employees, clients, investors, customers, members, vendors, research and development, software, financial condition or marketing plans is also considered Confidential Information.
Confidentiality Agreement: That certain Confidentiality Agreement, dated as of May 5, 2015, by and between New Residential Investment Corp. and OLS.
Consumer Information: Any personally identifiable information relating to a Mortgagor which is considered “nonpublic personal information” of “customers” or “consumers” as those terms are defined in the GLBA.
Corporate Parent: Ocwen Financial Corporation, or any successor thereto.
Critical Report: The reports (other than the Servicing Rights Owner Regulatory Reports) identified as such on Exhibit B-1 attached hereto which the Subservicer is required hereunder to deliver to the Servicing Rights Owner, which report list shall be amended from time to time upon mutual agreement of the Subservicer and Servicing Rights Owner.
Critical Vendor: As defined in Section 2.10(a).
Custodial Account: With respect to each Investor, the accounts created and maintained at a Qualified Depository designated by the Servicing Rights Owner in which Custodial Funds for the related Mortgage Loans are deposited and held in the name of the Servicing Rights Owner to the extent not prohibited by the applicable Servicing Agreement.
Custodial Funds: All funds held by or on behalf of the Subservicer with respect to the Mortgage Loans, including, but not limited to, all principal and interest funds and any other funds due Investors, buydown funds maintained by or on behalf of the Subservicer relating to the Mortgage Loans, exclusive of Escrow Payments.
Custodian: With respect to each Mortgage Loan, the document custodian designated by the Servicing Rights Owner (to the extent permitted in the applicable Servicing Agreement) or the applicable Investor to act as custodian of the Mortgage Loan Documents for such Mortgage Loan.
Deboarding Fee: To the extent payable under this Agreement, a fee in the amount set forth on Schedule A payable to Subservicer in connection with the transfer of the servicing of a Mortgage Loan from Subservicer to a successor servicer at the direction of Servicing Rights Owner.
Default Firms: Shall have the meaning assigned to such term in Section 2.10(d).
Delinquency or Delinquent: With respect to any Mortgage Loan, the Mortgage Loan that would be considered one month or more delinquent following the MBA Methodology.
Directed Provider: As defined in Section 2.8(g).
DFS Consent Order: The Consent Order, dated November 9, 2016, among the Subservicer, PHH Home Loans, LLC and NYDFS.
Disclosing Party: As defined in Section 9.11.
Depositor: The depositor, as such term is defined in Regulation AB, with respect to any securitization transaction.
Escrow Account: With respect to each Investor, a time deposit or demand account (in the name of the Servicing Rights Owner to the extent not prohibited by the applicable Servicing Agreement) created and maintained at a financial institution designated by the Servicing Rights Owner for the deposit of Escrow Payments and related disbursements, as required by the applicable Servicing Agreement.
Escrow Payments: The amounts required to be escrowed by the Mortgagor pursuant to any Mortgage Loan and held in Escrow Accounts pursuant to the Applicable Requirements (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by law or contract).
Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.
Equity Interests: With respect to any Person any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, as applicable; provided that, for the avoidance of doubt and without limitation, “Equity Interests” shall exclude the convertible notes and any other indebtedness convertible into or exchangeable for Equity Interests.
Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Fannie Mae: The Federal National Mortgage Association, or any successor thereto.
Fannie Mae Guide: The Fannie Mae Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.
FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
FHA: The Federal Housing Administration of the Department of Housing and Urban Development of the United States of America, or any successor.
FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA.
Fidelity and Errors and Omissions Insurance: As defined in Section 2.17.
Float Benefit: All benefit (including interest or earnings) related to the Escrow Accounts (net of amounts due to the related Mortgagors under applicable law) and the Custodial Accounts, as applicable, with respect to the Mortgage Loans.
Formatted Servicing Report: As defined in Section 2.14(c).
Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.
Freddie Mac Guide: The Freddie Mac Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.
Ginnie Mae: The Government National Mortgage Association, or any successor thereto.
Ginnie Mae Guide: The Ginnie Mae Mortgage Backed Securities (MBS) Guide, as amended, supplemented or otherwise modified from time to time.
GLBA: The Gramm-Leach-Bliley Act of 1999 as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.
Governmental Authority: Any court, board, agency, State Agency, commission, office or other authority or quasi-governmental authority or self-regulatory organization of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
Governmental Entity: Each of FHA, USDA and VA, as applicable.
Governmental Entity Guidelines: The FHA Regulations, USDA Regulations, or VA Regulations, as applicable, as such Governmental Entity Guidelines may be modified from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Governmental Entity relating to the servicing or subservicing of residential mortgage loans.
HAMP: The Home Affordable Modification Program implemented by the United States Department of Treasury pursuant to Section 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified.
HELOC Loan: means a home equity line of credit subserviced by Subservicer on behalf of Servicing Rights Owner hereunder.
HELOC Loan Advance: means an advance of funds to or on behalf of a Mortgagor pursuant to a HELOC Loan.
HLSS: HLSS Holdings, LLC.
HUD: The United States Department of Housing and Urban Development, or any successor thereto.
Initial Mortgage Loans: The Mortgage Loans serviced hereunder as to which the related Servicing Rights were sold by Subservicer to Servicing Rights Owner under that certain Purchase Agreement.
Initial Response: As defined in Section 2.8(c).
Initial Response Backup: As defined in Section 2.8(c).
Initial Response Notice: As defined in Section 2.8(c).
In-process Loan Modification: A trial or permanent loan modification offered by the Subservicer or any prior servicer that was either accepted by the Mortgagor or for which the time for the Mortgagor to accept the offer has not expired and the offer has not been rejected. The term also means and includes (a) trial modifications in which the Subservicer or any prior servicer agreed to modify the payment terms of the Mortgage Loan unless the Subservicer or a prior servicer has clear written evidence that the Mortgagor has failed to perform under the trial loan modification terms and (b) modifications in which the Mortgagor completed making the trial payments, but the permanent modification was not inputted into the Subservicer or any prior servicer’s system.
Insolvency Proceeding: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.
Insurer: FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.
Investor: Any Agency, securitization trust, issuer or other owner of the Mortgage Loans for which the Servicing Rights Owner services such Mortgage Loans pursuant to a Servicing Agreement or, with respect to Mortgage Loans owned by the Servicing Rights Owner, the Servicing Rights Owner. For purposes of this Agreement, references to the Investor shall include a trustee, master servicer, securities administrator or other party acting on behalf of an Investor including an Agency.
Investor Guidelines: The Fannie Mae Guide, the Freddie Mac Guide or comparable servicing guidelines issued by the Federal Housing Administration, the VA or the USDA, (in each case, including but not limited to the applicable Mortgage Loan Investor manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions) any servicing agreement or Reconstitution Agreement, in each case to the extent applicable to any Mortgage Loan or REO Property.
Loss or Losses: Any and all losses, damages, deficiencies, Claims, liabilities, penalties, costs or expenses, including without limitation reasonable costs of investigation (solely to the extent such investigation is required to address a third party claim), attorneys’ fees and disbursements.
Loss Mitigation: With respect to any Mortgage Loan, any modified or proposed payment arrangement, proposed, trial or permanent loan modification, In-process Loan Modification, forbearance plan, short sale, deed-in-lieu agreement, HAMP and any other non-foreclosure home retention or non-retention option offered by the Subservicer or any prior servicer that is made available to the Mortgagor by or through the Subservicer or any prior servicer, including any application or request of a Mortgagor for any of the foregoing. For avoidance of doubt, this definition shall apply only to Mortgage Loans in loss mitigation or where a loss mitigation application is pending.
MBA Methodology: A method of calculating delinquency of a Mortgage Loan based upon Mortgage Bankers Association method, under which method a Mortgage Loan is considered delinquent if the payment had not been received by the end of the day immediately preceding the Mortgage Loan’s next due date (generally the last day of the month in which the payment was due). For example, a Mortgage Loan with a due date of August 1, 2016, with no payment received by the close of business on August 31, 2016, would have been reported as delinquent on September 1, 2016.
Material Adverse Change: With respect to any Person, any material adverse change in the business, condition (financial or otherwise), or operations, of such Person.
Material Adverse Effect: With respect to the Subservicer (a) a Material Adverse Change with respect to the Subservicer or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Subservicer to perform under this Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Subservicer; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and subserviced or serviced pursuant to any NRZ Servicing/Subservicing Agreement, taken as a whole. With respect to the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and subserviced or serviced pursuant to any NRZ Servicing/Subservicing Agreement, a material adverse effect (a) upon the value or marketability of a material portion of the Servicing Rights or (b) on the ability of the Subservicer to realize the full benefits of the Servicing Rights. With respect to the Servicing Rights Owner (a) a Material Adverse Change with respect to the Servicing Rights Owner or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Servicing Rights Owner to perform under this Agreement, or to avoid any Servicing Rights Owner Termination Event under this Agreement (that cannot be timely cured, to the extent a cure period is applicable); (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Servicing Rights Owner; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and any NRZ Servicing/Subservicing Agreement, taken as a whole.
MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto.
[***]
Monthly Financial Covenant Certification: As defined in Section 2.28(b).
Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a Mortgaged Property securing a Note (or a first or second lien on (a) in the case of a cooperative, the related shares of stock in the cooperative securing the Note and (b) in the case of a ground rent, the leasehold interest securing the Note).
Mortgage File: With respect to a particular Mortgage Loan, the Mortgage Loan Documents, any origination, servicing or escrow documents, and any additional documents required to be added to the Mortgage File pursuant to this Agreement set forth on Exhibit E.
Mortgage Loan: Agency Loans or fixed or adjustable rate mortgage loans identified by the Servicing Rights Owner pursuant to Section 2.1 for which the Subservicer accepts subservicing from the Servicing Rights Owner from time to time for inclusion under the terms of this Agreement and any REO Property resulting from Agency Loans or Mortgage Loans described in this definition.
Mortgage Loan Documents: With respect to each Mortgage Loan, the documents delivered to the related Custodian pursuant to the related Custodial Agreement.
Mortgaged Property: The real property securing a Mortgage Loan, including all buildings and fixtures thereon.
Mortgagor: The mortgagor, grantor of security deeds, grantor of trust deeds and deeds of trust, and the grantor of any Mortgage.
MSR–EBO: HLSS MSR–EBO Acquisition LLC.
MSRPA: As defined in Section 2.21.
New Loan Data File: Except with respect to the Initial Mortgage Loans, with respect to each Mortgage Loan delivered by Servicing Rights Owner to Subservicer to be serviced under this Agreement, the data file produced by Servicing Rights Owner pursuant to the Servicing Transfer Instructions which is used to enable Subservicer to set up each Mortgage Loan on its EDP system.
New Mortgage Loan: With respect to any existing Mortgage Loan subject to this Agreement, a new mortgage loan (i) which is originated when the related Mortgagor (A) refinances such existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property or (B) pays off in full such existing Mortgage Loan and obtains a new mortgage loan secured by a different mortgaged property and, in each case, such refinancing or new borrowing resulted from the solicitation efforts of the Subservicer or any brokers, correspondent lenders, agents or independent contractors that Subservicer engaged to solicit such refinancing or new borrowing on its behalf and (ii) for which the related Servicing Rights are transferred to the Servicing Rights Owner pursuant to Exhibit C.
New RMSR Agreement: That certain New RMSR Agreement, dated as of January 18, 2018, by and among the OLS, Servicing Rights Owner, HLSS and MSR–EBO, as amended, supplemented or otherwise modified from time to time.
NRM: New Residential Mortgage LLC.
NRM Agency Subservicing Agreement: The Subservicing Agreement, dated as of August 17, 2018, between NRM, as owner/servicer and OLS, as subservicer for agency loans as may be amended, supplemented or otherwise modified from time to time
NRM PLS Subservicing Agreement: The Subservicing Agreement, dated as of July 23, 2017, between NRM, as Servicing Rights Owner and OLS, as subservicer for non-agency loans as may be amended, supplemented or otherwise modified from time to time.
Note: The original executed note evidencing the indebtedness of a Mortgage.
NRZ O/S Entity: Each of Servicing Rights Owner, NRM, HLSS and MSR–EBO.
NRZ Servicing/Subservicing Agreement: Each of the NRM PLS Subservicing Agreement, the Servicing Addendum, and this Agreement.
NYDFS: New York Department of Financial Services.
Off-shore Vendor: Any Vendor which is located outside the United States of America and/or the services provided by any Vendor are being performed outside the United States of America.
OLS: Ocwen Loan Servicing, LLC, or any successor thereto.
Original Closing Date: July 23, 2017.
Original Effective Date: The date, as set forth in the related Servicing Transfer Notice (other than in respect of the Initial Mortgage Loans), on which responsibility for the servicing and administration of a pool of Mortgage Loans is transferred to Subservicer; provided that, notwithstanding the foregoing, solely with respect to the Initial Mortgage Loans, the Transfer Date for such Initial Mortgage Loans shall be the applicable Sale Date (as defined in the Purchase Agreement).
O/S Direction: As defined in Section 2.8(c).
OTS Methodology: A method of calculating delinquency of a Mortgage Loan based upon The Office of Thrift Supervision method, under which method a Mortgage Loan is considered delinquent if the payment has not been received by the Mortgage Loan’s next due date. For example, a Mortgage Loan with a due date of August 1, 2017, with no payment received by the close of business on September 1, 2017, would have been reported as delinquent on October 1, 2017.
P&I: Principal and interest.
P&I Advance: Principal and interest, if any, advanced to an Investor related to a Mortgage Loan, required to be made under the applicable Servicing Agreement.
Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, government or any agency or political subdivision thereof or any similar entity.
PMI: Private mortgage insurance.
PMI Companies: The insurance companies that have issued PMI policies insuring any of the Mortgage Loans.
PMI Proceeding Advance: Any and all Losses incurred by the Subservicer (or any agent, attorney, Vendor and/or representative of the Subservicer) in connection with any PMI Proceeding, regardless whether the Subservicer and/or the Servicing Rights Owner is entitled under the related Servicing Agreement to be reimbursed for such Losses.
Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).
Prior Subservicer: All servicers and subservicers, collectively and individually, other than Subservicer, which, at any time prior to the applicable Original Effective Date, serviced or subserviced any of the Mortgage Loans.
Private Label Mortgage Loan: Any Mortgage Loan that is not sold to Fannie Mae or Freddie Mac.
Purchase Agreement: That certain agreement for the purchase and sale of servicing rights, dated as of December 28, 2016, between Subservicer and Servicing Rights Owner.
Qualified Depository: A depository (a) the accounts of which are insured by the Federal Deposit Insurance Corporation, or any successor thereto and (b) that is compliant with Applicable Requirements.
Rating Agencies: Standard & Poor’s Financial Services LLC, Moody’s Corporation, Fitch Ratings, Inc., DBRS, Inc., Kroll Bond Rating Agency, Inc. and, if specified in any related Securitization Transaction, any other nationally recognized statistical rating organization or their respective successors, or any successor in interest thereto.
Reconciliation Report: A report substantially in the form attached hereto as Schedule B.
Reconstitution Agreement: With respect to Private Label Mortgage Loans, the fully executed contracts (including any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement) assigned to the Servicing Rights Owner and defining the rights and obligations of the Servicing Rights Owner.
Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in (a) the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)), (b) the adopting release (Asset-Backed Securities, Securities Act Release Nos. 33-9638 and 34-72982, 79 Fed. Reg. 57,183, 57,346 (September 24, 2014)), or (c) by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings, or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.
Remittance Date: The monthly remittance date as set forth in the related Servicing Agreement.
REO Property: A Mortgaged Property acquired on behalf of an Investor by foreclosure or other similar process.
Reporting Date: With respect to each report listed in Exhibit G, the date specified therein.
Representatives: With respect to the Servicing Rights Owner or any NRZ O/S Entity, the employees, managers, advisors, agents, contractors, counsel, auditors and other representatives of the Servicing Rights Owner or such NRZ O/S Entity.
Securitization Transaction: Any transaction involving either (a) a sale or other transfer of certain identified Mortgage Loans directly or indirectly by New Residential Investment Corp. or its Affiliates to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities (directly or indirectly by New Residential Investment Corp. or its Affiliates), the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
Servicing Addendum: That certain Servicing Addendum attached as Annex 1 to the New RMSR Agreement as may be amended, supplemented or otherwise modified from time to time.
Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses, including reasonable attorneys’ fees and disbursements, advanced by Subservicer in the performance of its servicing obligations in accordance with Applicable Requirements, including, but not limited to, the cost of:
(i)    the preservation, restoration and protection of a Mortgaged Property or REO Property, including third party loss draft processing fees;
(ii)    any remedial, enforcement or Loss Mitigation actions relating to the Mortgage Loan or any administrative or judicial proceedings, including without limitation mediation proceedings, relating to a Mortgage Loan, and including foreclosures, evictions, deed in lieu of foreclosures or loan modifications;
(iii)    the management, liquidation, marketing, sale, renovation, repair, maintenance and preservation of a Mortgaged Property or REO Property, including reasonable fees paid to any independent contractor in connection therewith;
(iv)    Escrow Payments (and similar amounts not required to be escrowed out of Mortgagor payments) and other charges which are or may become a lien upon a Mortgaged Property or REO Property, Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage;
(v)    the assessment and evaluation of a Mortgage Loan and the related Mortgaged Property or REO Property, including broker price opinions, environmental evaluations, property inspections, surveys and appraisals, lien searches and title insurance and reviews;
(vi)    lien release fees, including any reconveyance, recording, administrative and vendor fees associated therewith, property inspection fees, vacant property registration fees, court-ordered mediation hearings and loss draft processing fees, in each case to the extent not collected from the Mortgagor; and
(vii)    such other expenditures which are deemed to be Servicing Advances herein or otherwise permitted under Investor Guidelines.
Servicing Agreement: With respect to each Mortgage Loan, the related servicing agreement, pooling and servicing agreement, subservicing agreement or similar agreement, including any Agency Guidelines applicable thereto, pursuant to which the Servicing Rights Owner is a party as the servicer (including master, special, primary or subservicer) thereunder as of the related Transfer Date, addressing the Servicing Rights and servicing obligations with respect to such Mortgage Loan, which servicing agreement shall be identified (i) on a schedule attached to the related Acknowledgment Agreement or (ii) on a schedule attached to the related Assignment Agreement (as defined in the Purchase Agreement). Servicing Agreements shall also include other agreements under which the Servicing Rights Owner has been assigned rights and/or has assumed obligations with respect to its role as servicer (including master, special, primary or subservicer) of the related Mortgage Loans.
Servicing Criteria: The “servicing criteria” used and identified in the Subservicer’s 2016 Regulation AB reporting as the same may be modified from time to time to comply with any amendments, modifications, supplements or interpretations that relate to Item 1122(d) of Regulation AB.
Servicing Fee: For each Mortgage Loan serviced by Subservicer hereunder, the applicable monthly servicing fee calculated in accordance with Schedule A attached hereto.
Servicing Procedures: The Subservicer’s internal written procedures applicable to the servicing and subservicing of mortgage loans similar to the Mortgage Loans, including but not limited to delinquency and loss mitigation efforts (i.e., modification, short sales, deed-in-lieu, cash for keys, etc.), as such procedures may be modified from time to time in accordance with Section 2.8.
Servicing Rights: Subject to any applicable Servicing Agreement, with respect to a Mortgage Loan, solely to the extent applicable to the relevant capacity of Servicing Rights Owner, whether as master servicer, primary servicer or subservicer, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest thereon, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration, (ii) any other obligations required by any Investor in connection with such Mortgage Loan pursuant to the applicable Servicing Agreement, (iii) the right to possess any and all documents, files, records, Mortgage File, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan, (iv) the right to receive the Servicing Compensation and any Ancillary Fees arising from or connected to such Mortgage Loan and the benefits derived from and obligations related to any accounts arising from or connected to such Mortgage Loan, (v) the rights of the servicer, if any, to exercise option redemption, optional termination or clean-up call rights under the applicable Servicing Agreement, (vi) any other rights of the servicer set forth in the applicable Servicing Agreement, (vii) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and/or for any other product or service and the attendant right, title and interest in and to the list of such Mortgagors and (viii) all rights, powers and privileges incident to any of the foregoing, subject, in each case, to any rights, powers and prerogatives retained or reserved by the Investors.
Servicing Rights Owner Economics: The sum of the following, with duplication, (i) all prepayment penalties/premiums and servicing-related fees payable to the Servicing Rights Owner as servicer of the Mortgage Loans under the applicable Investor Guidelines and received during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof, (ii) all recoveries on the Mortgage Loans during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof of Servicing Advances and P&I Advances previously funded or reimbursed by the Servicing Rights Owner to the Subservicer or the prior servicer and (iii) all other outstanding amounts collected during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof and payable to the Servicing Rights Owner under this Agreement (including Float Benefit and any Loss Mitigation or incentive fees payable to the Servicing Rights Owner as servicer under applicable Investor Guidelines).
Servicing Rights Owner Regulatory Report: The reports identified “Regulatory Reports” in the Formatted Servicing Reports attached hereto which the Subservicer is required hereunder to deliver to the Servicing Rights Owner, which report list shall be amended from time to time pursuant to Section 2.8.
Servicing Transfer Costs: With respect to each Mortgage Loan, an amount equal to the lesser of (a) all reasonable out-of-pocket costs incurred in connection with the transfer of the servicing of the Mortgage Loans from Subservicer to a successor servicer or subservicer, including but not limited to all applicable boarding fees incurred from the successor servicer, custodial recertification costs, the costs of transferring the Mortgage File, the costs of assigning any Mortgages from the name of Seller to such successor, and the costs of changing the names of the subservicer and the owner in MERS and (b) [***] per Mortgage Loan.
Servicing Transfer Date: With respect to any Initial Mortgage Loans, the related Original Effective Date. With respect to any other Mortgage Loans (excluding the Initial Mortgage Loans), the date specified on the related Servicing Transfer Notice on which, Servicing Rights Owner or Prior Subservicer shall have completed the transfer of servicing to Subservicer.
Servicing Transfer Instructions: Such instructions with respect to the transfer of servicing from the Prior Subservicer to Subservicer as agreed to by the parties hereto.
SP Modifications: As defined in Section 2.8.
SRO Distribution Date: The sixth (6th) Business Day of each month.
State Agency: Any state or local agency with authority to (i) regulate the business of the Servicing Rights Owner or the Subservicer or the Corporate Parent, including without limitation any state or local agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Servicing Rights Owner or the Subservicer or the Corporate Parent, or (ii) originate, purchase or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.
Subservicer Economics: The sum of the following, without duplication, Servicing Fees, Ancillary Fees and other compensation set forth on Schedule A payable to the Subservicer.
Subservicing: Subject to Applicable Requirements, the servicing functions for the Mortgage Loans under the applicable Servicing Agreement and this Agreement, including, without limitation, the usual servicing operational functions of providing customer statements, accepting and applying customer payments, calculating, holding and applying escrowed amounts, providing customer service, collecting defaulted accounts, performing loss mitigation and any other obligations of the Servicing Rights Owner under the applicable Servicing Agreements and performing portfolio defense services in accordance with the provisions contained in Exhibit C.
Substitute Vendor: Any Person having all applicable qualifications, licenses and/or requisite approvals to provide similar services under this Agreement which a Vendor is currently performing and, in connection with Subservicer’s obligation to reasonably cooperate with a Substitute Vendor that “is reasonably acceptable to Subservicer”, the parties hereby agree that it would be “reasonably acceptable” if the Substitute Vendor has been approved, consistent with process set forth in Section 2.8(f).
Superior Lien: With respect to any second lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the lien securing the Mortgage Loan.
USDA: The United States Department of Agriculture or any successor thereto.
USDA Regulations: The regulations promulgated by the USDA and other USDA issuances relating to mortgage loans guaranteed by the USDA.
VA: The United States Department of Veterans Affairs or any successor thereto.
VA Regulations: The regulations promulgated by the VA pursuant to the Serviceman’s Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA.
Vendor: Any contractor, vendor, real estate broker and/or service provider (which may be an Affiliate of the Servicing Rights Owner) engaged by the Subservicer and involved in providing services with respect to any Mortgage Loans or Subservicing in accordance with and subject to the terms of this Agreement.
Vendor Oversight Guidance: All applicable requirements and guidelines related to the oversight of third-party contractors, vendors and/or service providers as set forth in Applicable Requirements. For the avoidance of doubt, Vendor Oversight Guidelines includes, but is not limited to, guidance issued by Governmental Authorities from time to time, including but not limited to the following Governmental Authorities: (i) the CFPB (including but not limited to CFPB Bulletin 2016-03), (ii) the Board of Governors of the Federal Reserve System (including but not limited to the “Guidance on Managing Outsourcing Risk” dated December 5, 2013), (iii) the FDIC (including but not limited to FIL-44-2008 (“Guidance for Managing Third-Party Risk”)) and (iv) the Office of the Comptroller of the Currency (the “OCC”), including but not limited to OCC Bulletin 2013-29 (“Risk Management Guidance”).
ARTICLE II
ENGAGEMENT FOR SERVICING OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS
Section 2.1.    Engagement For Servicing of Mortgage Loans.
This Agreement shall become effective immediately upon the occurrence of the Initial Sale Date (as defined in the Purchase Agreement). To the extent that the Purchase Agreement terminates without the occurrence of any Sale Date, this Agreement shall be void ab initio.
Other than in respect of the Initial Mortgage Loans, as to which servicing shall begin on the related Sale Date (as defined in the Purchase Agreement) of the Servicing Rights, notwithstanding anything to the contrary in this Section 2.1, mortgage loans may be made subject hereto in accordance with this Section 2.1. The Servicing Rights Owner shall deliver a draft Servicing Transfer Notice setting forth the proposed Servicing Transfer Date and a description, containing such details as Subservicer may reasonably request, of the Mortgage Loans to be serviced by Subservicer hereunder. Any such draft Servicing Transfer Notice shall be given to Subservicer no later than sixty (60) days prior to the related Servicing Transfer Date. Except with respect to any Initial Mortgage Loans, Subservicer shall have fourteen (14) days to review and evaluate the product specifications, underwriting guidelines, system support and servicing transfer protocols and procedures of the related Prior Subservicer and underlying seller, as applicable, or originator. Following such review and evaluation, Subservicer shall promptly notify Servicing Rights Owner if it agrees or declines to service such mortgage loans pursuant to the terms of this Agreement.
Upon Subservicer’s acceptance of any such additional Mortgage Loans, each party shall execute the Servicing Transfer Notice and Subservicer shall assume responsibility under this Agreement to service and administer such Mortgage Loans upon the delivery, in accordance with the Servicing Transfer Instructions, of the related New Loan Data File and all related Mortgage Loan Documents by Servicing Rights Owner.
Servicing Rights Owner shall provide the New Loan Data File for each Mortgage Loan to Subservicer promptly upon Servicing Rights Owner’s receipt of the written notice from Subservicer wherein Subservicer agrees to service such Mortgage Loans. Servicing Rights Owner shall notify Subservicer promptly of any changes in the information contained in the New Loan Data File that affects the servicing of such Mortgage Loan. Servicing Rights Owner agrees to cause the related Custodian to recognize the Subservicer as the subservicer of the Mortgage Loans. The Subservicer shall request directly from the Custodian copies of the Mortgage Note, the Mortgage or any other documents in the Custodian’s possession that Subservicer deems reasonably necessary in connection with its performance of the servicing of such Mortgage Loan.
Section 2.2.    Maintenance of Mortgage Files.
Subservicer shall maintain a Mortgage File with respect to each Mortgage Loan, consisting of all documents necessary to service the Mortgage Loans in accordance with Applicable Requirements. The possession of each Mortgage File by Subservicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Subservicer is in a custodial capacity only. Subservicer acknowledges that the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the applicable Mortgage Loan Investor. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of Subservicer shall immediately vest in the applicable Mortgage Loan Investor and shall be received and held by Subservicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by Subservicer is in a custodial capacity only in trust for the exclusive benefit of the applicable Mortgage Loan Investor as the owner of the related Mortgage Loans. Servicing Rights Owner acknowledges that Subservicer will create electronically imaged versions of the documents contained in the Mortgage File and any and all hard copies of such documents will be destroyed by Subservicer in accordance with its standard record retention policy, as may be amended from time to time to the extent such destruction is not prohibited by Applicable Requirements.
The Subservicer shall promptly notify the Servicing Rights Owner if it becomes aware of any incorrect or missing information or documents relating to any Mortgage Loan or Mortgage File to the extent material to the servicing of a Mortgage Loan and compliance with the Subservicer’s obligations hereunder.
Section 2.3.    Delivery of Mortgage Loan Documents.
Subservicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 2.1 promptly after their execution; provided, however, that Subservicer shall provide the Custodian with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof.
Except as provided herein, the original Mortgage Loan Documents for each Mortgage Loan shall be retained by the Custodian pursuant to the Custodial Agreement. During the time that any such documentation is held by Subservicer, such possession is in trust for the benefit of the applicable Mortgage Loan Investor, and Subservicer shall return such documentation to the Custodian upon the request of such Mortgage Loan Investor, Servicing Rights Owner or the Custodian or when Subservicer’s need therefore no longer exists.
The Subservicer shall not be responsible for any fees, expenses and costs of the Custodian arising under the Custodial Agreement.
Section 2.4.    Transfer of Mortgage Loans; Reconstitutions.
Servicing Rights Owner shall have the right, without the prior written consent of Subservicer, to sell the one or more Servicing Rights in respect of any Mortgage Loans (the “Offered Assets”) and, to the extent the prospective third party purchaser elects not to retain the Subservicer as the subservicer of Offered Assets, (i) this Agreement shall terminate solely with respect to such Offered Assets in accordance with Section 6.2, (ii) the Subservicer shall cooperate in transfer the servicing to such third party purchaser’s successor servicer and (iii) with respect to the Offered Assets which actually were sold, the Servicing Rights Owner shall pay the applicable Deboarding Fees on the applicable transfer date to such third party purchaser’s successor servicer. Notwithstanding the foregoing, Servicing Rights Owner will afford Subservicer an opportunity to review the final bid the Servicing Rights Owner receives from prospective third party purchasers of the Offered Assets which the Servicing Rights Owner anticipates to accept (the “Final Bid”), including the purchase price, payment terms, closing conditions and any financing terms. Servicing Rights Owner will provide to Subservicer access to the same information regarding the potential sale as are provided to the other bidders, when or promptly after such information is provided to other bidders. Servicing Rights Owner shall afford Subservicer an opportunity to bid for the Offered Assets for a period of two (2) Business Days after Servicing Rights Owner discloses to Subservicer the Final Bid from the prospective third party purchaser(s) of the Offered Assets. If Servicing Rights Owner determines that the terms and conditions of Subservicer’s bid for the Offered Assets represents the most favorable overall economic and contractual arrangement to Servicing Rights Owner compared to the bids for the Offered Assets from prospective third party purchasers and Subservicer demonstrates to Servicing Rights Owner’s satisfaction that it has sufficient financial resources to close the purchase and sale of the Offered Assets upon such terms and conditions within the time period set forth in the Final Bid, then Servicing Rights Owner will make good faith efforts to consummate the purchase and sale of the Offered Assets with Subservicer upon such terms and conditions.
Section 2.5.    Obligations of Servicing Rights Owner Prior to a related Original Effective Date.
Except with respect to any Initial Mortgage Loans, Servicing Rights Owner shall take, or cause the Prior Subservicer to take, the following actions with respect to any Mortgage Loans (other than the Initial Mortgage Loans) prior to the related Original Effective Date (or within such time as may otherwise be specified below) in order to effect the transfer of the servicing and administration of the Mortgage Loans which are not Initial Mortgage Loans to Subservicer on such related Original Effective Date.
(a)    Preliminary Test File. On or prior to a related Original Effective Date, if requested by Subservicer, Servicing Rights Owner shall forward, or cause the Prior Subservicer to forward, to Subservicer a preliminary test file (including, as applicable, master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by Fannie Mae and Freddie Mac, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by Subservicer and Servicing Rights Owner in all material respects. The preliminary test file shall include all field descriptions and record layouts;
(b)    Notice to Hazard Insurers. Servicing Rights Owner shall inform, or shall cause the Prior Subservicer to inform, by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to Subservicer’s name. Servicing Rights Owner shall provide, or shall cause the Prior Subservicer to provide, Subservicer with a copy of the notification letter and an officer’s written certification that all hazard insurance companies have been notified by an identical letter;
(c)    Notwithstanding anything to the contrary, to the extent any documentation, policies, notices, contracts, reporting, and/or related information delivered by Subservicer under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement are explicitly permitted under this Agreement to be combined with (and/or delivered in lieu of) the documentation, policies, notices, contracts, reporting, and/or related information which Subservicer is obligated to deliver to the Servicing Rights Owner hereunder, such delivery to the Servicing Rights Owner of either a combined report or a report in lieu of a report to be delivered hereunder shall, in any case, (i) be substantially similar in form and substance to the related documentation, (ii) applicable to the Mortgage Loans or the Subservicer’s servicing platform, and (iii) related to the policies, notices, contracts, reporting and/or information which Subservicer is obligated to deliver to the Servicing Rights Owner hereunder.
(d)    Notice to Mortgagors. Servicing Rights Owner shall mail, or shall cause the Prior Subservicer to mail, to the Mortgagor of each Mortgage Loan a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to Subservicer as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. Servicing Rights Owner shall provide, or shall cause the Prior Subservicer to provide, Subservicer with a copy of one notification letter and a report containing a listing of all Mortgage Loans receiving the notification as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. In addition, Subservicer shall:
(i)    Within fifteen (15) days following each Servicing Transfer Date, deliver to each related Mortgagor a “Welcome Letter” in accordance with Applicable Requirements. Notwithstanding the above, the Servicing Rights Owner, the Subservicer, and the prior subservicer may agree to send in accordance with Applicable Requirements a joint notification to the related Mortgagors regarding the transfer of the servicing function to the Subservicer. The Subservicer and the Servicing Rights Owner agree that the form of any notice sent to Mortgagors under this Section 2.5(d) shall be subject to approval by the Servicing Rights Owner and the Subservicer;
(ii)    furnish to each Mortgagor each notice (including privacy notices) required to be provided to such Mortgagors in accordance with Applicable Requirements and in form and substance mutually agreed upon by the Servicing Rights Owner and the Subservicer;
(iii)    include in the related Mortgage File a copy of each notice furnished to a Mortgagor pursuant to this Section 2.5(d); and
(iv)    notwithstanding the foregoing, except as required by Applicable Requirements, no applicable notification shall be required pursuant to this Section 2.5(d) to the extent that the Subservicer is already acting as the Subservicer with respect to the Mortgage Loans.
(e)    ARM Adjustments. With respect to each ARM Mortgage Loan whose index value for any interest adjustment date is available on or prior to the related Original Effective Date, Servicing Rights Owner shall make, or shall cause the Prior Subservicer to make, all such adjustments and shall inform the related Mortgagors of such adjustments;
(f)    Delivery of Books and Records. Servicing Rights Owner will, on or before the applicable Original Effective Date, deliver, or cause to be delivered, to Subservicer all of the books, records, data, files and Mortgage Loan Documents, including records in a mutually agreed upon electronic indexed form, reasonably required by Subservicer to document and service each Mortgage Loan; such books, records, data, files and documents contain all of the items which are required by the Applicable Requirements to service the Mortgage Loans.
(g)    Real Estate Taxes. In the event that any real estate taxes or assessments in connection with a Mortgage Loan are delinquent at the time of, or would become delinquent if not paid within 30 days after, the applicable Original Effective Date, then Subservicer shall not be responsible hereunder for any penalties or interest resulting from such delinquency; provided that Subservicer shall be responsible for any such penalties and/or interest incurred from such delinquency for any Initial Mortgage Loans in accordance with the Purchase Agreement. Servicing Rights Owner shall either (a) ensure that each first lien Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, then pay to Subservicer a one-time fee in the applicable amount set forth on Schedule A, in respect of each such Mortgage Loan. With respect to any Initial Mortgage Loans, Subservicer shall either (a) ensure that such Initial Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, at its sole cost, then pay (without reimbursement thereof) the applicable amount to establish such tax service contract.
(h)    Hazard Insurance. In the event that there is no hazard insurance policy covering the property securing a Mortgage Loan that Subservicer shall subservice hereunder at the time of, or if the coverage under a hazard insurance policy shall lapse without payment of the required premium within thirty (30) days after, the applicable Original Effective Date and such a policy is required to be maintained under the Applicable Requirements, then in no event shall Subservicer be responsible hereunder for the absence of hazard insurance coverage until thirty (30) days have elapsed since such applicable Original Effective Date.
(i)    Flood Insurance Determination Contracts. To the extent required by Applicable Requirements, Servicing Rights Owner shall obtain, at Servicing Rights Owner’s sole cost and expense, before the applicable Original Effective Date, “life of loan” or “life-time” transferable flood insurance determination contracts from CoreLogic, Inc. or ServiceLink on each Mortgage Loan. Servicing Rights Owner shall either (a) assign to Subservicer, on or promptly following the applicable Original Effective Date, the related certified and guaranteed assignable flood insurance determination contracts Servicing Rights Owner obtained for such Mortgage Loans or (b) pay to Subservicer a one-time fee in the applicable amount set forth on Schedule A for each Mortgage Loan transferred to Subservicer for subservicing hereunder which is not subject to such a flood insurance determination contract.
(j)    Other Insurance. In the event that the monthly payments in connection with a Mortgage Loan to be subserviced by Subservicer hereunder include amounts to pay premiums for accident, health, and life insurance, and similar types of personal insurance products, then at the applicable Original Effective Date, Servicing Rights Owner shall include, or cause to be included, a notice of such fact to Subservicer.
Section 2.6.    Transfer of Servicing.
Except with respect to any Initial Mortgage Loans, the transfer of the servicing obligations with respect to the Mortgage Loans to Subservicer shall be in accordance with the Servicing Transfer Instructions in all material respects.
Section 2.7.    Subservicer to Service in Compliance with Applicable Requirements.
(a)    The Subservicer, as an independent contractor, shall service and administer each Mortgage Loan and REO Property in compliance with all Applicable Requirements and, subject to the terms and provisions of this Agreement, the Subservicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable in connection with the performance of its obligations under this Agreement. Subject to the terms of this Agreement, the Servicing Rights Owner shall not itself attempt to perform the duties and activities of the Subservicer hereunder, and Servicing Rights Owner shall refer to Subservicer any Mortgagor inquiries or correspondence, payments or payoff funds, or similar matters within the Subservicer’s responsibilities hereunder that Servicing Rights Owner may receive; provided that Subservicer and Servicing Rights Owner have had prior discussion related to such failure to perform and so long as Servicing Rights Owner has given Subservicer one (1) Business Day prior written notice of its intent to so perform, the Servicing Rights Owner may perform any non-borrower facing activity required under a Servicing Agreement that the Subservicer fails to perform in accordance with such applicable Servicing Agreement which would reasonably be expected to result in a material Loss to Servicing Rights Owner, including but not limited to an event of default or other termination event under the applicable Servicing Agreement. Where Applicable Requirements appear to be in conflict, the Subservicer shall notify the Servicing Rights Owner of such conflict, and the parties shall address such conflict in accordance with the procedures set forth in Section 2.8. Until the principal and interest of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to this Section 2.7(a), the Subservicer shall:
(i)    Collect, accept and apply payments of Custodial Funds and Escrow Payments only in accordance with the Mortgage Loan and Applicable Requirements. Deficiencies or excesses in payments shall be accepted and applied, or accepted and not applied, or rejected in a manner consistent with the Subservicer’s payment hierarchy and payment application rules and in accordance with Applicable Requirements;
(ii)    Maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date, or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, escrow accounts, advances, and unapplied payments;
(iii)    Make interest rate adjustments in compliance with Applicable Requirements and the Mortgage Loan Documents to reflect the movements of the applicable Mortgage Loan rate index. The Subservicer shall deliver to the Mortgagors all appropriate notices required by Applicable Requirements and the applicable Mortgage Loan Documents regarding such interest rate adjustments including, without limitation, timely notification to the Investor if required of (i) the applicable date and information regarding such interest rate adjustment, (ii) the methods of implementation of such interest rate adjustments, (iii) new schedules of Investor’s share of collections of principal and interest, and (iv) all prepayments of any Mortgage Loan hereunder by Mortgagor. The Subservicer shall be responsible for any liabilities under the applicable Servicing Agreement resulting from the failure to properly and timely make interest rate adjustments on the related Mortgage Loans;
(iv)    Pay interest on Escrow Accounts if any Applicable Requirement requires the payment of interest on such amounts. Such interest amounts paid by the Subservicer shall be reimbursed by the Servicing Rights Owner and included as part of the Subservicer Economics payable to the Subservicer. As applicable, the Subservicer will determine the amount of Escrow Payments to be made by Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of each Mortgagor’s Escrow Account in accordance with Applicable Requirements;
(v)    Maintain accurate records reflecting the status of taxes, ground rents, and other recurring similar charges generally accepted by the mortgage servicing industry, which would become a lien on the Mortgaged Property. For all Mortgage Loans providing for the payment to and collection by the Subservicer of Escrow Payments for taxes, ground rents, or such other recurring charges, the Subservicer shall remit payments for such charges before any penalty date. The Subservicer assumes responsibility for the timely remittance of all such payments and will hold harmless and indemnify the Servicing Rights Owner and the applicable Investor from any and all Losses resulting from the Subservicer’s failure to discharge said responsibility subsequent to the Servicing Transfer Date of the particular Mortgage Loan by the Subservicer; provided, however, that Subservicer shall not be obligated to indemnify any Investor for any Losses other than as expressly set forth in the applicable Servicing Agreement. The Subservicer shall promptly notify the Servicing Rights Owner if it becomes aware of any missing or erroneous information with respect to the Mortgage Loans that is preventing or impeding the Subservicer from timely meeting tax or other payments obligations with respect to the Mortgage Loans or from otherwise meeting the Subservicer’s obligations under this Agreement. Within thirty (30) days of each Servicing Transfer Date, the Subservicer shall notify the Servicing Rights Owner in writing identifying the related Mortgage Loans for which assignable life-of-loan tax service or life of loan flood service contracts have not been provided to the Subservicer in connection with the servicing transfer;
(vi)    For all Mortgage Loans for which no provision has been made for the payment to and collection by the Subservicer of Escrow Payments, the Subservicer shall use commercially reasonable efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien and otherwise satisfies Applicable Requirements. The Subservicer shall make Servicing Advances to effect such payments and shall seek reimbursement of such Servicing Advances on the Servicing Rights Owner’s behalf from the Mortgagor, Insurer or Investor in accordance with the applicable Mortgage Loan Documents or otherwise as permitted by Applicable Requirements. The Servicing Rights Owner shall reimburse the Subservicer for such Servicing Advances in accordance with Section 2.18 hereof;
(vii)    When a Mortgagor’s Escrow Payments are insufficient to pay taxes, assessments, mortgage insurance premiums, hazard or flood insurance premiums, or other items due therefrom, pay such amounts as a Servicing Advance and seek reimbursement from the Mortgagor or Investor. The Servicing Rights Owner shall reimburse the Subservicer for all outstanding deficiencies, and any other Servicing Advances made by the Subservicer to protect the security of the Investor, in accordance with Section 2.18 hereof;
(viii)    Unless otherwise directed by the Servicing Rights Owner, maintain any optional insurance in effect on the Servicing Transfer Date;
(ix)    With respect to Mortgage Loans covered by PMI policies, the Subservicer shall comply with all requirements of the applicable PMI Companies, including requirements concerning the giving of notices and submitting of claims required to be given or submitted pursuant to Applicable Requirements. In connection with any assumption or substitution agreement entered into or to be entered as permitted under Applicable Requirements, the Subservicer shall promptly notify the related PMI Company, if any, of such assumption or substitution of liability in accordance with the terms of the PMI policy. The Subservicer shall provide to the Servicing Rights Owner a monthly report as set forth in Exhibit H regarding notices of rescission of PMI policies, it being understood that Subservicer may deliver a single report to any NRZ O/S Entity covering all such notices applicable to the Mortgage Loans being subserviced under any NRZ Servicing/Subservicing Agreement, the NRM Agency Subservicing Agreement and the Mortgage Loans being serviced hereunder and such delivery shall be deemed to constitute delivery hereunder;
(x)    Ensure that improvements on a Mortgaged Property and REO Property are insured by a hazard insurance policy, pursuant to Applicable Requirements, and, if required by Applicable Requirements, a flood insurance policy, in each case meeting the requirements under the applicable Servicing Agreement. The Subservicer may use, at no expense to Servicing Rights Owner, a blanket policy insuring against fire and hazard losses on Mortgage Loans to the extent permitted and in accordance with the requirements under the applicable Servicing Agreement, [***];
(xi)    Administer the release of any insurance proceeds or condemnation proceeds received with respect to the Mortgaged Property to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property to the extent such release is consistent with Applicable Requirements. The Subservicer shall comply with Applicable Requirements and, unless inconsistent with Applicable Requirements, release insurance proceeds or condemnation proceeds in a manner consistent with the Servicing Procedures;
(xii)    Subject to Section 2.8, comply with any and all procedures outlined in any applicable Servicing Agreement and any applicable guidelines promulgated by a Governmental Authority, which procedures shall control in the event of any conflict with the terms of this Agreement;
(xiii)    In accordance with Applicable Requirements, report Mortgagor payment history to consumer reporting agencies with respect to the period following the related Servicing Transfer Date;
(xiv)    With respect to any MERS Mortgage Loan, update all required MERS fields, with the cooperation of the Servicing Rights Owner, as necessary and comply with all applicable requirements of MERS; it being understood and agreed that following the initial update on or after the applicable Servicing Transfer Date any further update shall be an expense of the Servicing Rights Owner;
(xv)    If a REMIC election has been made with respect to the Mortgage Loans relating to any Investor, comply with the REMIC Provisions and all relevant provisions under the applicable Servicing Agreement;
(xvi)    Upon payment of a Mortgage Loan in full, and subject to Section 6.2 hereof, prepare and file any necessary release or satisfaction documents, continue Subservicing the Mortgage Loan pending final settlement, and refund amounts due the Mortgagor in accordance with Applicable Requirements; and
(xvii)    Maintain the Mortgage Files and the Mortgage Loan Documents in its possession pursuant to Applicable Requirements and maintain a record of its handling of such documents and files. Any Mortgage Loan Documents that are in the possession of the Subservicer shall be held in secure and fireproof facilities or storage areas in accordance with customary standards for the custody of similar documents and Applicable Requirements. The Subservicer shall allow the Servicing Rights Owner, its Affiliates and its agents to conduct such audits, from time to time, to confirm the Subservicer’s recordkeeping, storage and security practices with respect to such files and documents, it being understood that Servicing Rights Owner and its Affiliates shall coordinate with each other with respect to such audits and any such audits conducted under this Agreement and the NRZ Servicing/Subservicing Agreements. The Subservicer shall only release Mortgage Files and Mortgage Loan Documents in its possession pursuant to this Agreement and Applicable Requirements. Notwithstanding the foregoing sentence, in connection with an examination or any request by any Investor or Governmental Authority, the Subservicer shall use all commercially reasonable efforts to release any requested Mortgage Files and/or Mortgage Loan Documents in its possession pursuant to this Agreement and Applicable Requirements and shall deliver any such documents within the time frame set forth by such Investor or Governmental Authority. Any documents or files that are released by the Subservicer shall be properly tracked and pursued to the extent such documents or files are not returned to the Subservicer or to the Custodian. The Subservicer shall provide the Servicing Rights Owner with information related to documents or files that have been released by the Subservicer promptly upon request. The Subservicer shall cooperate in good faith with the Servicing Rights Owner in connection with clearing any document exceptions with respect to such releases, consistent with Applicable Requirements.
(b)    With respect to Mortgage Loans and/or REO Properties for which the Servicing Rights Owner is the sole Investor, the Subservicer shall service such Mortgage Loans and REO Properties in accordance with the terms of the applicable Servicing Agreement with respect to which such Mortgage Loans were previously serviced; provided, however, that (i) the Subservicer shall, on each Business Day remit to the Servicing Rights Owner all collections received by the Subservicer two (2) Business Days prior to such Business Day, on an “actual/actual” basis, (ii) the parties may agree in writing to provide for servicing provisions different from the terms of the applicable Servicing Agreement, pursuant to the process set forth in Section 2.8.
(c)    To the extent any servicing provision in this Agreement is inconsistent with the applicable Servicing Agreement, the Subservicer shall promptly, upon obtaining knowledge of a specific event, occurrence or condition leading Subservicer to make such determination, notify the Servicing Rights Owner of such inconsistency and address such inconsistency in accordance with the procedures set forth in Section 2.8.
(d)    Where applicable, the Subservicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes.
(e)    The Subservicer shall maintain its current internal quality control program that reviews, on a regular basis, its compliance with and conformity to all Applicable Requirements (including all applicable regulations, rules, directives and published guidance of the CFPB, as such may be amended, modified or supplemented from time to time) to which the Subservicer and the Corporate Parent is subject. The quality control program shall include (i) evaluating and monitoring the overall quality of the Subservicer’s loan servicing and origination activities, including collection call programs, in accordance with industry standards and this Agreement and (ii) tests of business process controls and loan level samples. Subject to Section 2.28, the Subservicer shall provide to the Servicing Rights Owner reports related to such quality control program as set forth on Exhibit Q. The Subservicer shall provide the Servicing Rights Owner with a copy of its quality control program on or prior to the Effective Date, and shall provide or make available the quality control program in accordance with Exhibit Q. The Subservicer shall provide the Servicing Rights Owner with notice of any material modifications to the quality control program as promptly as possible and in any event not later than within one calendar month following the implementation of such material modification. In the event of a material modification to the quality control program, the Servicing Rights Owner shall have the option to perform a due diligence review of the revised quality control program on reasonable notice to the Subservicer and the Subservicer shall cooperate with due diligence requests from the Servicing Rights Owner. The Servicing Rights Owner and Subservicer agree that any report or notices delivered to any NRZ O/S Entity pursuant to Section 2.7 of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered hereunder.
(f)    The Servicing Rights Owner expressly assumes the full risk of ownership on all Servicing Advances (including, without limitation, arising out of denials by any Agency or Investor of reimbursement of any Servicing Advance where the Subservicer has performed its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit L). The Subservicer shall be liable for denials by any Agency or Investor of reimbursement of any Servicing Advance where such Servicing Advance is not reimbursed because the Subservicer has failed to perform its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit L.
(g)    The Subservicer shall provide portfolio defense services relating to the Mortgage Loans as set forth on Exhibit C attached hereto, as may be amended from time to time upon mutual agreement of the parties pursuant to Section 2.8. For any New Mortgage Loans, the Subservicer shall subservice each such New Mortgage Loan pursuant to the NRM Agency Subservicing Agreement.
(h)    Upon the Servicing Rights Owner’s request, the Subservicer shall reasonably cooperate with the Servicing Rights Owner and any backup servicer designated by the Servicing Rights Owner, including, but not limited to, working and coordinating with such backup servicer’s personnel to provide applicable mapping system fields, data checks, conversion routines and such other assistance to enable such backup servicer to receive readable data from the Subservicer on a periodic basis. On a monthly basis, at no additional charge (unless requested more frequently than monthly), Subservicer shall provide to Servicing Rights Owner and to any backup servicer designated by the Servicing Rights Owner the information, in readable form, set forth in Schedule 2.7(h) with respect to the Mortgage Loans subserviced hereunder. In addition, the Subservicer shall provide information and data regarding the Mortgage Loans and Servicing Rights to the designated backup servicer as required by such backup servicer, including but not limited to contacts for Vendors and Default Firms performing services on the Mortgage Loans, images of Mortgage Files in Subservicer’s possession or control, and reports identifying the party in possession of the Mortgage Loan Documents from the Custodian. Except with respect to the monthly data transmission described above, the Servicing Rights Owner shall reimburse the Subservicer for its out-of-pocket costs and expenses or its internally allocated costs and expenses, as applicable, incurred by the Subservicer in connection with its cooperation with such backup servicer in accordance with the process set forth in Section 2.8(d) of this Agreement. The Subservicer’s obligation to provide any information to a back-up servicer shall only arise following the backup servicer and Subservicer entering into a customary, mutually agreeable non-disclosure agreement which will limit such back-up servicer’s use of information provided by or on behalf of Subservicer to the purpose of providing such back-up services.
(i)    For all Agency Loans, the Subservicer shall service, report and remit in compliance with the applicable Agency Guidelines as allowed or required by its role as “Subservicer” on behalf of Servicing Rights Owner; Servicing Rights Owner retains the role and responsibility as “Seller” and “Servicer” as defined by the applicable Agency Guidelines. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall this Section 2.7(i) modify, limit, impair or diminish the obligations of the Subservicer under this Agreement.
Section 2.8.    Procedures, Servicing Rights Owner Change Requests and Servicing Cost Increase.
(a)    The Subservicer shall maintain Servicing Procedures that are consistent with and satisfy Applicable Requirements. The Subservicer shall provide such Servicing Procedures, including with respect to its charge-off policy, at the timing set forth in Exhibit G and in the format set forth on Exhibit Q, and Servicing Rights Owner acknowledges that the Servicing Procedures constitute Subservicer’s confidential and proprietary information.
(b)    Except with respect to non-significant changes as mutually agreed upon by the parties, if, following the date of this Agreement, Servicing Rights Owner shall propose to modify (i) the Servicing Procedures (“SP Modifications”), the Advance Policy (“AP Modifications”), (ii) reports, or (iii) otherwise alter, amend or supplement the servicing activities or if Servicing Rights Owner becomes subject to such judicial or administrative judgment, order, stipulation, directive, consent decree, award, writ or injunction after the date of this Agreement that would modify the servicing or Subservicing of the Mortgage Loans hereunder (any such modification being herein referred to as a “Change Request”), the Servicing Rights Owner shall provide written notice of each such proposed Change Request to the Subservicer by providing (i) a specimen of each procedure proposed to be amended, supplemented or introduced, in the form in which it is proposed to be amended, supplemented or introduced; and/or (ii) a written description of each proposed amendment, supplement or other alteration to the Servicing Procedures, which description shall in each case be sufficiently clear, comprehensive and detailed to provide a reasonable basis for the Subservicer to adequately assess the Change Request.
(c)    [***].
(d)    To the extent such Change Requests or Subservicer’s compliance with Section 2.7(h), would result in the Subservicer incurring any additional out-of-pocket costs or expenses or internally allocated costs or expenses, which collectively are in excess of [***] in connection with the implementation of such changes (and measured together with any similar Change Request delivered by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement), the Subservicer shall provide the Servicing Rights Owner with a good faith estimate regarding the costs and expenses needed to implement the contemplated work on the Servicing Rights Owner’s behalf and reasonable supporting documentation. If such work will involve third party costs or expenses, the Subservicer shall follow Servicing Rights Owner’s reasonable instructions regarding the retention of such third party providers, including the terms of such retention, related requests for proposals, seeking fixed prices or caps or similar arrangements and establishing time commitments from such third parties. Any such estimate shall also include the anticipated time frame for implementation of such work. Such estimate shall also include the ongoing incremental expense of performing the work in a modified manner as described in the Change Request. If the Servicing Rights Owner consents to the Subservicer performing such work on its behalf, the parties will enter into a mutually acceptable agreement for implementation of such work (such agreement, a “Statement of Work”), which shall be performed by the Subservicer on a commercially-reasonable, best-efforts basis. Upon the due execution by both parties, the Statement of Work shall constitute an amendment to this Agreement without further action on the part of either party. The Subservicer shall perform the services set forth in the Statement of Work in the manner provided therein, and the Servicing Rights Owner shall pay for any agreed upon cost, if any, of the implementation and any additional services resulting therefrom, in each case in accordance with the terms of the Statement of Work and this Agreement in accordance with the process set forth in this Section 2.8(d) of this Agreement. If the actual internally allocated costs and expenses are greater than the estimated amount, (i) the Servicing Rights Owner shall not be liable for any amounts in excess of such invoiced amount and (ii) the Subservicer shall perform all such contemplated work within the agreed upon timeframe. Subject to Servicing Rights Owner’s approval of the terms of retention of the applicable third parties in accordance with this Section 2.8(d), if the actual out-of-pocket costs and expenses are greater than the estimated amount, the Servicing Rights Owner shall reimburse the Subservicer for all such amounts. Subservicer shall regularly communicate with Servicing Rights Owner regarding the status of performance of any Statement of Work hereunder, including with respect to any actual or expected delays or cost overruns. Servicing Rights Owner agrees that to the extent any NRZ O/S Entity and Subservicer are contemplating or implementing a similar Change Request under any NRZ Servicing/Subservicing Agreement, Servicing Rights Owner shall coordinate with such NRZ O/S Entity on a single set of estimates, instructions, reporting, processes and Statements of Work. For the avoidance of doubt, the parties understand and agree that a Statement of Work shall not be required to implement (i) the services already enumerated or contemplated under this Agreement (other than the services contemplated by this Section 2.8 or any other services or activities in this Agreement that are expressly subject to the Statement of Work process set forth in this Section 2.8) or (ii) other services or projects previously commenced by the Subservicer on behalf of the Servicing Rights Owner.
(e)    Notwithstanding anything to the contrary in this Section 2.8 or elsewhere in this Agreement, should the provisions of this Agreement, Subservicer’s current practices or any Change Request made by Servicing Rights Owner conflict with any Agency Guidelines, the applicable Agency Guidelines shall control. Servicing Rights Owner and Subservicer hereby agree that the Subservicer shall comply with the Agency Guidelines and shall implement any changes as directed by such Agency or as required pursuant to modifications to such Agency Guidelines, and any such change shall not be required to be submitted through the processes outlined in paragraphs (a) through (d) above; provided that, to the extent such change (i) conflicts with this Agreement or any Change Request made by Servicing Rights Owner or Subservicer’s current practices and the change required of the Subservicer to conform to such Agency direction or Agency Guidelines would otherwise require the submission of a Change Request if such request was made by Servicing Rights Owner,, Subservicer shall notify Servicing Rights Owner of such conflict at least sixty (60) calendar days prior to the implementation of such change or such shorter timeframe as may be required to implement such change in accordance with the Applicable Requirements. If any Agency Guideline, Governmental Entity Guideline, legal, regulatory or governmental policy enactment, amendment, reform or similar matter or matters applicable to non-bank servicers generally, individually or in the aggregate, have or are reasonably expected to have, caused an increase or decrease in the Subservicer’s cost to service the Mortgage Loans by more than [***], then the Subservicer or the Servicing Rights Owner, respectively, may give written notice (“Change Notice”) to the other party of such changed matter or matters. In the event of such Change Notice, the parties agree to review and discuss in good faith the Subservicer Economics and any other fees paid by Servicing Rights Owner, the performance standards and/or the services to be performed under this Agreement in order to reflect such change in Subservicer’s cost to deliver the services under this Agreement in compliance with, or to otherwise address any effect on the economics of the transaction from, any such event or occurrence described above.
(f)    Any Approved Party, Substitute Vendor, backup servicer or [***] shall be subjected to Subservicer’s usual and customary vendor onboarding process (consistent with its practices prior to the Original Closing Date or improvements that Subservicer makes to such process on a platform-wide basis). Following such onboarding process, if Subservicer identifies that such Person has material deficiencies or would be reasonably likely to violate Applicable Requirements, in each case consistent with Subservicer’s practices prior to the Original Closing Date or improvements that Subservicer makes to such process on a platform-wide basis, Subservicer shall notify Servicing Rights Owner in writing and shall provide the basis for determining that such Person has material deficiencies and/or would be reasonably likely to violate Applicable Requirements. [***]
(g)    In addition to the Servicing Rights Owner’s indemnification obligations set forth in Section 8.1, the Servicing Rights Owner shall indemnify and hold the Subservicer harmless against any and all Losses resulting from or arising out of [***]. For purposes of this Section 2.8(g), a “Directed Provider” shall be any Approved Party, Substitute Vendor, backup servicer or [***] proposed by the Servicing Rights Owner in accordance with the terms of this Agreement and onboarded in accordance with and subject to Section 2.8(f). For the avoidance of doubt, Subservicer’s interaction and/or cooperation with any Directed Provider shall not constitute an endorsement, evaluation or view of or by the Subservicer as to whether any agreement between Servicing Rights Owner and any Directed Provider complies with Applicable Requirements.
Section 2.9.    Management of REO Properties.
If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name required by applicable Investor Guidelines; provided that, unless required in accordance with Investor Guidelines (it being understood that the Subservicer shall provide notice to the Servicing Rights Owner within five (5) Business Days of a change in the Investor Guidelines that require the title to be conveyed in the name of the Servicing Rights Owner to [***] or such other email address as is updated from time to time by the Servicing Rights Owner), in no event shall the Subservicer have title to the Mortgaged Property conveyed in the name of the Servicing Rights Owner without the Servicing Rights Owner’s prior written consent. To the extent that amounts on deposit in the Collection Account are insufficient for funding the management of REO Properties, Subservicer shall advance the amount of funds required to cover the shortfall with respect thereto and shall be entitled to reimbursement of such Servicing Advance in accordance with Section 2.18.
Prior to transferring any REO Property to the Mortgage Loan Investor, the Subservicer shall comply with all Applicable Requirements related to the maintenance of such property. The Subservicer shall maintain on each REO Property monthly fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts and with such coverage as required under Applicable Requirements.
Solely with respect to any REO Property which was converted from a Private Label Mortgage Loan, the Servicing Rights Owner may direct the Subservicer to utilize an REO manager identified by the Servicing Rights Owner; provided that, to the extent such REO manager identified by the Servicing Rights Owner is not currently a Vendor of the Subservicer, the Subservicer shall engage such REO manager utilizing its vender management system and will promptly notify the Servicing Rights Owner upon the Subservicer’s approval or rejection of such REO manager.
Section 2.10.    Engagement of Contractors.
At any time prior to the date NRM is terminated as Servicing Rights Owner:
(a)    Exhibit B-1 will set forth the following lists (in a format reasonably acceptable to the Servicing Rights Owner): (i) Vendors (excluding Off-shore Vendors) that the Subservicer engages to perform under this Agreement and to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of the related activities performed by each such Vendor and the applicable risk tier the Subservicer has assigned such Vendor, (ii) Off-shore Vendors that the Subservicer engages to perform under this Agreement to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of the related activities performed by each such Off-shore Vendor and the applicable risk tier the Subservicer has assigned such Off-shore Vendor, and (iii) Default Firms engaged by the Subservicer for foreclosures and bankruptcies only (collectively, the “Critical Vendors”), in each case, to the extent such Critical Vendor is performing any activity relevant to any Mortgage Loan. All Default Firms shall be deemed to have a tier 1 risk tier rating for purposes of this Agreement.
(b)    From time to time, the Subservicer may engage other Vendors in addition to those appearing on Exhibit B-1 to provide services to the Subservicer that are related to the Mortgage Loans. The Subservicer shall not engage any Vendors or Default Firms to provide services with respect to any Mortgage Loan if such Vendor or Default Firm is on any of the (i) Freddie Mac Exclusionary List (or any other exclusionary list provided by an Agency), (ii) Specifically Designated Nationals and Blocked Persons List published by OFAC, (iii) Suspended Counterparty Program list published by FHFA, or (iv) Subservicer’s internal exclusionary list, and shall promptly (x) notify Servicing Rights Owner if any such Vendor or Default Firm becomes subject to any such exclusionary list, and (y) replace any such Vendor or Default Firm. In the event any such additional Critical Vendor is identified by the Servicing Rights Owner as having been deficient in the reasonable judgment of the Servicing Rights Owner, the Servicing Rights Owner shall notify the Subservicer with its concerns of such Critical Vendor. The Subservicer shall notify the Servicing Rights Owner of additional Critical Vendors at the timing set forth in Exhibit G. The Subservicer shall promptly respond to the Servicing Rights Owner and the parties hereto shall cooperate in good faith to resolve the Servicing Rights Owner’s concerns and/or findings relating to Critical Vendors, including but not limited to determining if such deficiencies can be corrected or to replace Critical Vendors, as applicable, with another Vendor or Default Firm, as applicable, mutually acceptable to the parties and in accordance with Applicable Requirements. In addition, the Subservicer shall promptly notify the Servicing Rights Owner of any material deficiencies with respect to any Vendor and/or Default Firm used by the Subservicer with respect to any Mortgage Loan. To the extent that the same Vendor or Default Firm is being utilized under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Servicing Rights Owner will coordinate with the related NRZ O/S Entity regarding all inquiries, notices and determinations with respect to such Vendor or Default Firm.
(c)    With respect to any Vendor that performs any Mortgagor-facing activity, Servicing Rights Owner-facing activity and/or Investor-facing activity, the Subservicer shall routinely, in accordance with Applicable Requirements, (i) examine and audit the books, records, and/or other information of any such Vendor and (ii) monitor the activities of such Vendor (including but not limited to reviewing call transcripts and listening to audio-recordings of calls to Mortgagors). The Subservicer shall promptly deliver to the Servicing Rights Owner at least ninety (90) calendar days (or if a shorter period of time is necessary for Subservicer’s ongoing business continuity purposes, not later than the date the potential vendor enters into Subservicer’s input process) advance written notice of any Off-shore Vendors that the Subservicer intends to cause to perform any Mortgagor-facing activity, Servicing Rights Owner-facing activity and/or Investor-facing activity, it being understood that Subservicer may combine such notice with any similar notice(s) delivered to any NRZ O/S Entity in connection with the utilization of such Off-shore Vendors in connection with the related NRZ Servicing/Subservicing Agreement(s) or the NRM Agency Subservicing Agreement.
(d)    All foreclosure attorneys, bankruptcy attorneys and eviction attorneys (collectively, “Default Firms”) and all Vendors to be used in connection with the servicing and administration of the Mortgage Loans and REO Properties shall (i) be engaged in accordance with Applicable Requirements and (ii) have any and all qualifications, licenses and/or approvals necessary to perform their respective services in this Agreement in accordance with Applicable Requirements. The Subservicer shall (x) review on at least an annual basis that each Default Firm providing foreclosure or bankruptcy services that its attorneys are licensed to practice in the relevant jurisdiction and are in good standing in the relevant jurisdictions and bars, (y) provide an annual certification to the Servicing Rights Owner to the matters in clause (x) of this Section 2.10(d) (by the Subservicer or each Default Firm) and shall state each Default Firm meets Agency requirements and Applicable Requirements, and (z) provide the Servicing Rights Owner with copies of such evidence available to the Subservicer upon reasonable request of the Servicing Rights Owner, it being understood that any certifications or other materials provided by Subservicer to an NRZ O/S Entity pursuant to Section 2.4(d) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered to Servicing Rights Owner hereunder. Within thirty (30) days of the Effective Date, the Subservicer shall (i) provide a report to the Servicing Rights Owner identifying any Default Firm which received an “objection” or other similar classification from any Agency to the extent the Subservicer submitted such Default Firm to an Agency for servicing Agency loans in the Subservicer's servicing portfolio, it being understood that to the extent such report have been made available to any NRZ O/S Entity pursuant to Section 2.10 of the any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reports shall be deemed to have been made available hereunder and (ii) shall cooperate with Servicing Rights Owner to evaluate what steps, if any, should be taken as a result of such objection.
(e)    Other than with respect to any Vendors performing REO Disposition Services, (i) the Subservicer shall cause any Vendors, Off-shore Vendors and/or Default Firms hired by the Subservicer to perform its duties and service the Mortgage Loans in compliance with Applicable Requirements and (ii) the use of any Vendor, Off-shore Vendor or Default Firm by the Subservicer shall not relieve the Subservicer of its obligations under this Agreement or any related remedies under this Agreement. Any such Vendor, Off-shore Vendor, and/or Default Firms engaged by the Subservicer shall be engaged on a commercially reasonable, arm’s length basis and at competitive rates of compensation consistent with Applicable Requirements.
(f)    The Subservicer shall oversee all Vendors, Off-shore Vendors and Default Firms in accordance with the Vendor Oversight Guidance and its third-party management policy, and require that all Vendors, Off-shore Vendors and Default Firms on the Vendor List maintain and provide policies and procedures applicable to the services provided in a manner consistent with all Applicable Requirements, the Vendor Oversight Guidance and the servicing standards under this Agreement. Solely as it relates to a violation or non-compliance with Applicable Requirements by a Vendor that materially and adversely affects any Mortgage Loan or the related Servicing Rights, within twenty-one (21) Business Days of confirmation of the violation or non-compliance with Applicable Requirements, (i) the Subservicer shall provide to the Servicing Rights Owner notice of such violations or such non-compliance with Applicable Requirements of which the Subservicer has knowledge by any Vendor, Off-shore Vendor and/or Default Firm under the Vendor Oversight Guidance, the Subservicer’s third-party management policy and/or Applicable Requirements, (ii) the Subservicer agrees to cooperate with the Servicing Rights Owner to remedy such non-compliance and to maintain regular communication with the Servicing Rights Owner regarding the progress of any remediation efforts, (iii) the Subservicer shall provide to the Servicing Rights Owner a summary and action-plan by the Subservicer detailing how such violation(s) or non-compliance will be remediated, (iv) to the extent permitted under the applicable Vendor contract or consented to by such Vendor, the Servicing Rights Owner may directly participate in cooperation with the Subservicer in any of the material activities described in this paragraph, and (v) the Subservicer shall provide to the Servicing Rights Owner, if applicable, a request in writing for an extension of the twenty-one (21) Business Day period. To the extent that any violation or non-compliance with Applicable Requirements by a Vendor relates to any Mortgage Loans being subserviced under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, all notices by Subservicer, and all cooperation efforts, summaries, action plans and permitted extensions shall be done in coordination with such NRZ O/S Entity and those activities contemplated in Section 2.10(f) of such NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. The Subservicer shall provide the Servicing Rights Owner with the Subservicer’s then current third-party management policy or policies at the timing set forth in Exhibit G in an acceptable searchable electronic format that allows for comparison of the current policies against the policies from the prior period and shall provide the Servicing Rights Owner with immediate written notice following the implementation of a material change to any such policy or policies, it being understood that to the extent Subservicer provides such policies to any NRZ O/S Entity pursuant to Section 2.10(f) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such policies shall be deemed to have been delivered hereunder.
(g)    The Subservicer shall conduct periodic reviews of the Vendors, Off-shore Vendors and Default Firms that the Subservicer engages to perform under this Agreement in accordance with its third-party management policy and Vendor Oversight Guidance to confirm compliance, timeliness and completeness with respect to the terms of this Agreement and Applicable Requirements and that the Vendors, Off-shore Vendors and Default Firms are not subject to litigation or other enforcement actions that could have a material effect on such Vendor’s, Off-shore Vendor’s and/or Default Firm’s financial viability or reputation. At the timing set forth in Exhibit G, the Subservicer shall provide to the Servicing Rights Owner the results of all periodic reviews concluded by or on behalf of the Subservicer during the prior three (3) month period for any Critical Vendor in a manner consistent with Exhibit Q, which shall be in the form of performance scorecards, risk rating and risk-tier assignment system, in each case, in a format reasonably acceptable to the Servicing Rights Owner. During each such quarterly update, the Subservicer shall notify the Servicing Rights Owner of any changes to the Subservicer’s scorecard, risk-rating, or risk-tiering methodology, to the extent such information is available or obtainable for each Vendor, Off-shore Vendor and Default Firm. To the extent that Subservicer provides such quarterly reviews or notices to any NRZ O/S Entity pursuant to Section 2.10(g) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reviews and notices shall be deemed to have been delivered hereunder.
(h)    In accordance with the terms and conditions of the Subservicer’s agreement with the applicable Vendor, Off-shore Vendor and/or Default Firm, the Subservicer shall satisfy in a timely manner its financial obligations to the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement. The Subservicer shall maintain appropriate controls to ensure that (i) compensation paid to the Vendors, Off-shore Vendors and Default Firms on the Vendor List providing foreclosure services with respect to the Mortgage Loans is based on a method that is consistent with Applicable Requirements and considers the accuracy, completeness and legal compliance of foreclosure filings and (ii) that such services are provided only as frequently as reasonably necessary in light of the circumstances, and, in the case of both (i) and (ii) above, is not based solely on increased foreclosure volume or meeting processing timelines.
(i)    The Subservicer shall maintain a third-party risk management program to monitor the Vendors, Off-shore Vendors and Default Firms. This program will include evaluating Default Firms used by the Subservicer for compliance with Applicable Requirements, including verification of all documents filed or otherwise utilized by such firms in any foreclosure or bankruptcy proceeding or other foreclosure-related litigation and that all compensation arrangements with such Default Firms are consistent with this Agreement and Applicable Requirements.
(j)    Subject to Section 9.16, if reasonably necessary for the Servicing Rights Owner to comply with the requirements of any Governmental Authority that exercises authority over the Servicing Rights Owner, the Subservicer shall, at the request of the Servicing Rights Owner, make available to the Servicing Rights Owner copies of any contracts electronically through an electronic portal, ftp site, or otherwise, by or with any Vendors, Off-shore Vendors and/or Default Firms on the Vendor List and any reports, audits, evaluations, reviews or assessments with respect to such contractors, it being understood that to the extent such contracts have been made available to any NRZ O/S Entity pursuant to Section 2.10(j) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such contracts shall be deemed to have been made available hereunder. Subject to Section 9.16, in the event the Subservicer is not able to make available copies contracts, reports, evaluations, reviews or assessments with respect to any Vendors, Off-shore Vendors or Default Firms that are required to be made available to the Servicing Rights Owner under this Section 2.10(j) or are otherwise reasonably requested by the Servicing Rights Owner in order for it to comply with Applicable Requirements because such materials are subject to confidentiality or other non-disclosure restrictions that would prevent disclosing such materials, (i) the Subservicer shall make reasonable efforts to obtain consent to disclosure from the related Vendors, Off-shore Vendors or Default Firms, with the understanding that pricing or other confidential business terms may be redacted and (ii) the Subservicer shall provide the Servicing Rights Owner with such relevant information or summaries with respect to the related matter that would not be prohibited.
(k)    Upon Servicing Rights Owner’s request, to the extent Substitute Vendor is reasonably acceptable to Subservicer, the Subservicer shall reasonably cooperate with Substitute Vendor as contractually engaged by Servicing Rights Owner [***].
(l)    [***].
Section 2.11.    Establishment and Maintenance of Custodial and Escrow Accounts.
(a)    Pending disbursement, the Subservicer shall segregate and deposit Custodial Funds and Escrow Payments collected in one or more Custodial Accounts or Escrow Accounts, as applicable. The Subservicer at the direction of the Servicing Rights Owner, or the Servicing Rights Owner itself, shall establish such Custodial Accounts and Escrow Accounts at a Qualified Depository provided that in each case, such accounts shall be owned by the Servicing Rights Owner. Such Custodial Accounts and Escrow Accounts shall be established for each Investor in such manner as to show the custodial nature thereof, and so that each Investor and each separate Mortgagor whose funds have been deposited into such account or accounts will be individually insured under the rules of the FDIC. The Subservicer’s records shall show the respective interest of each Investor and each Mortgagor in all such Custodial Accounts and Escrow Accounts. All Custodial Accounts and Escrow Accounts shall be maintained at the applicable insured financial institution in the name of Servicing Rights Owner as “trustee” for the Servicing Rights Owner and/or Investors and/or Mortgagors, with reference to the Subservicer as servicer for Servicing Rights Owner, except as may otherwise be required by Applicable Requirements. To the extent any Custodial Accounts and/or Escrow Accounts are prohibited (or otherwise not permitted) by Applicable Requirements to be in the name of Servicing Rights Owner, the Subservicer shall identify such accounts to the Servicing Rights Owner (i) on or before the date hereof and (ii) from time to time following the request of the Servicing Rights Owner.
(b)    Amounts on deposit in the Custodial Accounts may at the option of the Servicing Rights Owner be invested in accordance with Applicable Requirements. Any such investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such investment is an obligation of a Qualified Depository that maintains the Custodial Account, then such investment must mature on the related Remittance Date. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicing Rights Owner out of its own funds prior to the subsequent Remittance Date.
(c)    The Servicing Rights Owner shall not withdraw any funds from the Custodial Accounts or Escrow Accounts except to pay itself any Float Benefit pursuant to Section 5.1.
(d)    All suspense, clearing and disbursement accounts in which funds relating to the Mortgage Loans and REO Properties are deposited shall be established and owned by the Subservicer with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.
(e)    The Subservicer shall have full access rights to the Custodial Accounts and Escrow Accounts for the purposes of performing its duties as described in this Agreement. Servicing Rights Owner shall ensure that Subservicer is provided with on-line access to the Custodial Accounts and Escrow Accounts and bank statements, subject to the terms of the account agreement with the applicable bank that may permit such bank to suspend or cease to provide such access; provided that if any such bank ceases to provide such online access, the Servicing Rights Owner shall use commercially reasonable efforts to move the affected accounts to a banking institution that will provide such access as soon as reasonably practicable, subject to Section 2.11(f). Subservicer shall notify Servicing Rights Owner of each individual with access rights to access any of the Custodial Accounts or Escrow Accounts and of any such individual that either ceases to be employed by the Subservicer or ceases performing functions that require such access, in each case not later than three (3) Business Days following the date on which such individual ceases employment or ceases performing such functions; provided, that Subservicer shall cause at least two (2) individuals to have access rights to such Custodial Accounts or Escrow Accounts at all times other than the three (3) Business Days following the date on which such individual ceases employment or ceases performing such functions.
(f)    The Servicing Rights Owner may at its sole cost and expense, change Qualified Depositories by providing to the Subservicer thirty (30) days prior written notice for up to 100 accounts and sixty (60) days prior written notice for all accounts. The Subservicer shall cooperate with the Servicing Rights Owner to effectuate any such changes.
Section 2.12.    Other Services.
Subject to Applicable Requirements, the Subservicer shall be responsible for further safeguarding the applicable Investor’s interest in each Mortgaged Property as follows:
(a)    Each party shall identify a relationship manager with respect to the Mortgage Loans, who shall serve as the principal point of contact for the other party for purposes of answering questions with respect to the Subservicing pursuant to this Agreement, it being understood that, to the extent that either party has identified a relationship manager under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such person shall also serve as the relationship manager and point of contact for such party hereunder. Each party will provide prompt notice to the relationship manager of the other party if a change occurs with the relationship manager;
(b)    Subject to Section 9.16, the Subservicer shall (i) notify the Servicing Rights Owner as promptly as possible, and in no event later than ten (10) Business Days from the Subservicer’s or the Corporate Parent’s receipt from any Insurer (as determined by the login information pursuant to Subservicer’s intake procedures), Investor or Governmental Authority of any written notice or inquiry relating to an alleged violation or non-compliance of Applicable Requirements with respect to any Mortgage Loans that would reasonably be expected to result in a sanction, fee or other liability to the Servicing Rights Owner (including, but not limited to, termination under the applicable Servicing Agreement(s)), the Corporate Parent or otherwise materially adversely affect the Servicing Rights Owner or the Subservicer’s ability to perform its obligations under this Agreement, including, but not limited to, any allegations of discrimination by the Subservicer or the Corporate Parent and any civil investigative demand or request for information, and shall promptly provide a copy of any such notice, allegation, demand or inquiry to the Servicing Rights Owner, it being understood that to the extent such a notice is delivered to any NRZ O/S Entity pursuant to Section 2.12(b) of the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such notice shall be deemed to have been delivered hereunder, and (ii) cooperate fully with the Servicing Rights Owner to respond promptly and completely to any such allegations or inquiries and similarly to any such allegations or inquiries received by the Servicing Rights Owner. Subject to Section 9.16, the Subservicer shall notify the Servicing Rights Owner as promptly as possible, and in no event later than ten (10) Business Days of learning (as determined by the login information pursuant to Subservicer’s intake procedures) that an investigation of the Corporate Parent or the Subservicer’s servicing practices by any Governmental Authority has determined that material deficiencies in servicing performance or a material violation or non-compliance of Applicable Requirements has occurred; provided, however, that the Subservicer shall provide prompt notice but in no event later than ten (10) Business Days to the Servicing Rights Owner if (i) the Subservicer reasonably believes that a Governmental Authority is reasonably likely to suspend, revoke or limit any license or approval necessary for the Subservicer to service the Mortgage Loans in accordance with the terms of this Agreement, (ii) any notice from Ginnie Mae, an Agency, Governmental Entity or HUD regarding the termination or potential termination of the Subservicer as an eligible servicer for Ginnie Mae, an Agency, Governmental Entity or HUD, as applicable, (iii) any downgrade or actual notice of any anticipated downgrade of the Subservicer’s servicer ratings, if any, with any Rating Agency or (iv) a special investigation or non-routine exam of the Subservicer or the Corporate Parent commenced by a Governmental Authority is reasonably likely to result in a Material Adverse Effect with respect to the Servicing Rights, it being understood that to the extent such a notice is delivered to an NRZ O/S Entity pursuant to Section 2.12(b) of an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such notice shall be deemed to have been delivered hereunder. The Subservicer shall then periodically, as often as the Servicing Rights Owner may reasonably request, confer with the Servicing Rights Owner to advise the Servicing Rights Owner of the status of any such investigation, it being understood that Servicing Rights Owner shall coordinate with the relevant NRZ O/S Entities to the extent applicable on all such requests. In addition, subject to Section 9.16, within ten (10) Business Days of the Subservicer’s or the Corporate Parent’s receipt (as determined by the login information pursuant to Subservicer’s or Corporate Parent’s intake procedures, as applicable), the Subservicer shall deliver to the Servicing Rights Owner (x) any reports and/or findings with respect to such investigation relating to any material deficiencies in servicing performance or material violations or non-compliance with Applicable Requirements and (y) any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Corporate Parent or the Subservicer’s servicing practices by any Governmental Authority that would materially affect the servicing activities hereunder or that would result in a Material Adverse Effect with respect to the Servicing Rights or the Servicing Rights Owner, it being understood that any such reports, findings, consent decrees and/or proposed consent terms delivered by any NRZ O/S Entity pursuant to Section 2.12(b) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered hereunder. In the event the Subservicer is prohibited under applicable rules of privilege and confidentiality based upon the express advice of counsel from providing specific information or documentation under this Section 2.12, the Subservicer shall provide (and to the extent prohibited, the Subservicer shall provide to the maximum extent possible the information that is not prohibited from being disclosed) the Servicing Rights Owner with such relevant information or summaries with respect to the related matter that would not be prohibited under such rules, it being understood that to the extent Subservicer has provided such information to any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such information shall be deemed to have been provided hereunder. Any report made pursuant to this Section 2.12 related to regulatory investigation or other regulatory contact with the Subservicer and/or Corporate Parent, shall be at the timing set forth in Exhibit G and in the format set forth in the related Formatted Servicing Report;
(c)    The Subservicer shall maintain a log of all “qualified written requests” (as such term is used in the Real Estate Settlement Procedures Act) relating to the Mortgage Loans and a log of all escalated telephone complaints related to the Mortgage Loans. The Subservicer shall (i) provide copies of such logs the following month no later than the Reporting Date (or promptly upon the request by the Servicing Rights Owner) and (ii) make copies of any correspondence or documentation relating to any items included in such logs available electronically or on the Subservicer’s systems for access to data and reports. The Subservicer shall provide basic complaint reporting and an Escalated Complaint Case Data Report, at the timing set forth in Exhibit G and in the format set forth in the related Formatted Servicing Report, respectively, and a Notice of Error and Request for Information Report, in each case, at the timing set forth in Exhibit H and in the format set forth in the related Formatted Servicing Report. For the purpose of this Section 2.12(c), the Subservicer may provide combined reports and other materials concerning the Mortgage Loans serviced or subserviced under any NRZ Servicing/Subservicing Agreement, the NRM Agency Subservicing Agreement and the Mortgage Loans subserviced hereunder, and the delivery of such combined reports and materials to any NRZ O/S Entity shall be deemed to constitute delivery hereunder. The Subservicer shall handle all complaints received by the Subservicer in accordance with Applicable Requirements, and shall:
(i)    Maintain an internal procedure to provide for the management, acknowledgment, response, tracking, and reporting of written and telephonic complaints made to, or received by, the Subservicer in accordance with Applicable Requirements. The Subservicer shall provide the Servicing Rights Owner with a copy of such procedures and any material changes to such procedures at the timing set forth in Exhibit G. For the avoidance of doubt, for any purposes under this Agreement, written complaints include any complaints delivered in hard copy or in electronic form, including as obtained electronically through the CFPB or other regulatory portals.
(ii)    The Subservicer shall make available promptly upon request of the Servicing Rights Owner with copies of a written complaint or transcripts of any telephonic complaints with respect to a Mortgage Loan (whether by or on behalf of Mortgagors or any third party), and any ongoing correspondence related thereto and the final written response to such complaint, and other reasonably related documents or information, upon request of the Servicing Rights Owner.
(iii)    The Subservicer also shall include in its complaint monitoring, handling, and response activities any complaints and requests regarding the services provided by the Subservicer hereunder initially received by the Servicing Rights Owner and forwarded to the Subservicer for review and response.
(d)    The Subservicer shall keep accessible and retrievable, and shall transmit or make available to the Servicing Rights Owner upon request, copies of all records relating to the Subservicing, including records related to foreclosure that the Subservicer has produced, or has received from a prior subservicer; and
(e)    Subject to Section 9.16, the Subservicer shall maintain policies and procedures designed to comply with all MERS requirements and shall be a member of MERS in good standing throughout the duration of this Agreement. At the timing set forth in Exhibit G, the Subservicer shall provide such policies and procedures in accordance with Exhibit Q, it being understood that to the extent such policies and procedures are provided to any NRZ O/S Entity in accordance with any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such policies and procedures shall be deemed to have been delivered hereunder. The Subservicer agrees to cooperate in good faith in addressing any questions or concerns of the Servicing Rights Owner regarding any material modification to such policies. The Subservicer shall cooperate with any audit by the Servicing Rights Owner with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith, it being understood that Servicing Rights Owner shall coordinate with each NRZ O/S Entity regarding such audits, to the extent applicable.
Section 2.13.    Service Level Agreements.
(a)    The Subservicer shall comply with the Service Level Agreements (“SLAs”) as set forth from time to time on Exhibit R, or as modified pursuant to this Section 2.13; provided, however, that the Subservicer will not be responsible for delays, errors or omissions caused by the Servicing Rights Owner or any verifiable factors outside of the Subservicer’s control.
(b)    The Subservicer shall report the Subservicer’s actual results with respect to the SLAs in the form of report and timeline(s) described in Exhibit G. The Servicing Rights Owner and the Subservicer shall cooperate in good faith to resolve any questions or issues regarding the SLAs and the Subservicer’s performance with respect to such SLAs.
(c)    At either party’s request, the Servicing Rights Owner and the Subservicer shall review the SLAs and any proposed modifications to the SLAs (including the related tools and methodologies for measuring or calculating compliance with such SLAs). Such modifications shall become effective when acknowledged in writing and signed by both parties.
(d)    The remedy for failure to satisfy any SLAs shall be as set forth in the SLAs; provided that, for the avoidance of doubt, where the failure to satisfy any SLAs is otherwise a breach of this Agreement, nothing herein shall restrict or limit any rights or remedies available to the Servicing Rights Owners under this Agreement or Applicable Requirements.
Section 2.14.    Accounting, Reporting and Remittances.
Subject to Applicable Requirements, including without limitation the applicable Servicing Agreement:
(a)    On the applicable Remittance Date, the Subservicer shall remit to each Investor all principal, interest and any other amounts due to such Investor by Servicing Rights Owner.
(b)    The Subservicer shall prepare and submit all reports to Investors as required by the applicable Servicing Agreement and make such reports available concurrently to Servicing Rights Owner.
(c)    The Subservicer shall provide the Servicing Rights Owner with the daily and monthly servicing reports in accordance with the timing set forth in Exhibit G or otherwise required under this Agreement. The monthly servicing reports shall be delivered no later than the Reporting Date, unless otherwise set forth in Exhibit G or agreed by the parties. Such reports shall be delivered electronically in a manner acceptable to the Servicing Rights Owner or made accessible to the Servicing Rights Owner on the Subservicer’s reporting website (as described in Section 2.16(c)) and shall be in a format substantially in the forms attached to Exhibit H (each, a “Formatted Servicing Report”), as applicable, or in such other format mutually agreed by the parties. In addition, upon request, the Subservicer shall provide the Servicing Rights Owner with a loan-level download (in a format reasonably requested by the Servicing Rights Owner) of servicing system collection comments within fifteen (15) calendar days of such request for up to [***] Mortgage Loans per quarter, or such longer period of time as the parties reasonably agree for more than [***] Mortgage Loans per quarter, unless the volume of loans requires a longer time period as determined in good faith by Subservicer in which case parties shall agree upon a reasonable timeframe to provide such comments. The Subservicer also shall cooperate in good faith with the Servicing Rights Owner to provide any additional reports or data as may be reasonably requested from time to time, including but not limited to any Servicing Rights Owner Regulatory Report subject to the process set forth in Section 2.8, it being understood that to the extent such a report is delivered to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such report shall be deemed to have been delivered hereunder.
(d)    The Subservicer shall provide the Servicing Rights Owner in an electronic format, with a month end collection and delinquency report set forth in the related Formatted Servicing Report identifying on a loan-level basis the status of any Delinquent Mortgage Loans, and any Loss Mitigation efforts, including, but not limited to, loan modifications and forbearances, it being understood that Subservicer may deliver a combined report covering Mortgage Loans serviced hereunder and Mortgage Loans subserviced under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and that delivery of such report to the applicable NRZ O/S Entity in accordance with the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to constitute delivery hereunder. Loan-level monthly reports shall be properly coded by the Subservicer to identify Mortgage Loans affected by Loss Mitigation efforts or other changes in payment terms and such reports shall reflect such pending payment terms. In the event a Governmental Authority or an Investor requests a report or delivery of data or information, the Subservicer and the Servicing Rights Owner shall follow the process set forth in Section 2.8.
(e)    The Subservicer shall provide, at the timing set forth in Exhibit G, the Mortgagor Litigation Reports as set forth in the related Formatted Servicing Report summarizing current litigation, foreclosure and bankruptcy activity with respect to any of the Mortgage Loans. In addition, the Subservicer shall provide at the timing set forth in Exhibit H, a report relating to the oversight of foreclosure and bankruptcy attorneys in a form to be reasonably agreed upon by the parties. The Subservicer’s monthly reporting shall include updates regarding the status of any known litigation, including matters resolved and new matters and associated costs and expenses and upon reasonable request, the Subservicer shall promptly provide to the Servicing Rights Owner copies of all notices, pleadings and subpoenas regarding any such known litigation relating to a Mortgage Loan. The parties hereby agree that such report will include the following information: [***]. To the extent that any reports relating to the matters in this Section 2.14(e) are delivered by Subservicer to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Subservicer may deliver combined reports covering Mortgage Loans subserviced under such NRZ Servicing/Subservicing Agreement, the NRM Agency Subservicing Agreement and under this Agreement, and delivery of such reports to such NRZ O/S Entity shall be deemed to constitute delivery of such reports hereunder. The parties agree that Subservicer may deliver a combined report with the reporting required hereunder and the reporting required to be provided to Servicing Rights Owner under Section 2.8(e) of the NRM PLS Subservicing Agreement and (v) annual certification that each foreclosure firm is approved by the Agencies. The parties may agree to additional reporting, on an as-needed basis, for specific individual litigation proceedings pursuant to Section 2.8(b). The Subservicer shall cooperate in good faith with any requests or instructions from the Servicing Rights Owner regarding such litigation and related proceedings, and Servicing Rights Owner shall coordinate with each NRZ O/S Entity to the extent such requests relate to similar requests or instructions by such NRZ O/S Entity under the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement.
(f)    On each SRO Distribution Date, the Subservicer shall remit to the Servicing Rights Owner the applicable Servicing Rights Owner Economics with respect to the Mortgage Loans pursuant to Section 5.1; provided, however, the Subservicer shall promptly notify the Servicing Rights Owner of any disputed amounts as forth in Section 2.27 and any disputed amounts shall not be included in the calculation until resolved in a mutually acceptable fashion pursuant to Section 2.27. The Subservicer shall provide the Servicing Rights Owner with the Reconciliation Report to confirm and reconcile the calculation of the Servicing Rights Owner Economics and the Subservicer Economics each month, including the appropriate breakdown and support of the various components of the daily Servicing Rights Owner Economics and monthly Servicing Rights Owner Economics and Subservicer Economics (on a loan-by-loan basis) and reflecting all applicable fees payable to the Servicing Rights Owner and to the Subservicer. Unless separate reporting is requested by Servicing Rights Owner, Subservicer may combine any such reporting with the reporting provided to the NRZ O/S Entities under Section 2.8(f) of the NRZ Servicing/Subservicing Agreements or the NRM Agency Subservicing Agreement and delivery of such reporting under the NRZ Servicing/Subservicing Agreements or the NRM Agency Subservicing Agreement shall be deemed to constitute deliver hereunder.
(g)    The Subservicer shall promptly deliver to the Servicing Rights Owner any notice received by the Subservicer from an Investor that instructs the Subservicer to transfer servicing of any Mortgage Loan. In the event of a conflict between the Investor instructions and instructions by the Servicing Rights Owner, the Servicing Rights Owner and the Subservicer agree to work with such Investor and each other in good faith to resolve the conflict.
(h)    Except as otherwise required by Applicable Requirements, all Float Benefit shall be payable to the Servicing Rights Owner, which amounts shall be included in the calculation of the Servicing Rights Owner Economics in accordance with Section 5.1. The Servicing Rights Owner shall be responsible for interest payments to Mortgagors, and Subservicer shall invoice such net amount as an expense of the Servicing Rights Owner in accordance with Section 5.1. The Servicing Rights Owner shall be responsible for all fees and charges associated with maintaining any Custodial Account or Escrow Account.
(i)    Subject to the Subservicer’s obligations set forth in Section 2.18, the Servicing Rights Owner shall pay the amount necessary to cover any Compensating Interest, which amount will be invoiced as an expense of the Servicing Rights Owner. Following receipt of such invoice, the Servicing Rights Owner shall notify the Subservicer of any disputed amounts as forth in Section 2.27 and any disputed amounts shall not be included as an expense of the Servicing Rights Owner until resolved in a mutually acceptable fashion pursuant to Section 2.27.
(j)    [***].
(k)    The Subservicer shall cause an independent certified public accountant selected and employed by it to provide the Servicing Rights Owner not later than March 15th (or such earlier date required under the applicable Servicing Agreement) of each calendar year to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of assets similar in nature to the Mortgage Loans and that such firm is of the opinion that the provisions of this Agreement or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The parties agree that Subservicer may combine any such accountant statement with the similar accountant statements to be provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and that delivery of such combined statement shall be deemed to have been provided hereunder.
(l)    In the event any items of material noncompliance with Applicable Requirements are discovered, or are specifically noted in connection with any audit or examination of the Corporate Parent or the Subservicer’s servicing of any of the Mortgage Loans, the Subservicer shall promptly address and resolve such items and report the status, findings and resolution of such items in a timely manner to the Servicing Rights Owner and as otherwise required under Applicable Requirements, it being understood that to the extent such reports are provided to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reports shall be deemed to be provided hereunder.
(m)    Reports.
(i)    Servicing Rights Owner shall promptly deliver to Subservicer any written communication received from an Agency related to any repurchase, Compensatory Fee or other Agency claim. Each of Subservicer and Servicing Rights Owner shall promptly notify the other party if it becomes aware of any repurchase claim, Compensatory Fee or other Agency claim against the Servicing Rights Owner or that would result in a Loss to Servicing Rights Owner by the applicable Investor with respect to any Mortgage Loan and Subservicer shall cooperate with any reasonable requests of the Servicing Rights Owner for information with respect to such Mortgage Loan and in connection with coordinating the repurchase claim, Compensatory Fee or other Agency claim (including, but not limited to, providing copies of related collection system comments) and delivery of the applicable Mortgage Loan file and related documents to the Servicing Rights Owner or its designee with respect to such repurchase, Compensatory Fee or other Agency claim. The Subservicer shall cooperate with any reasonable requests of the Servicing Rights Owner for information with respect to such Mortgage Loan.
(ii)    If any repurchase, Compensatory Fee or other Agency/Investor claim results from or arises out of a violation or breach of this Agreement or the applicable MSRPA by Subservicer, or the Subservicer otherwise agreed herein or therein to be responsible for any such claim, (i) Subservicer may, in its sole discretion, rebut and appeal such claim in accordance with the procedures set forth in Section 6.05 of the Flow MSRPA and (ii) notwithstanding any such rebuttal and appeals, the Subservicer shall make all required payments as directed and, within the applicable time frames set by the applicable Agency or Investor, and, in each case to the extent not inconsistent with this Section 2.14(m), in accordance with the procedures set forth in Section 6.05 of the Flow MSRPA; provided that, for the avoidance of doubt, Subservicer shall make such payments with respect to any breach of this Agreement.
(iii)    Subservicer shall, on a monthly basis, provide Servicing Rights Owner with a report of all outstanding and ongoing repurchase, Compensatory Fee or other Agency/Investor claims, together with a reasonably detailed description of the status of such claim and supporting documentation, and shall thereafter provide Servicing Rights Owner with such supplemental information as may be reasonably requested.
(iv)    Upon any such repurchase of a Mortgage Loan, the Subservicer shall remit to the Servicing Rights Owner an Average Third Party Mark Payment with respect to the related Servicing Rights to the extent (i) the related Mortgage Loan was fifty-nine (59) days or less Delinquent at the time of repurchase or (ii) the related Mortgage Loan was more than fifty-nine (59) days Delinquent at the time of repurchase and such delinquency results from or arises out of a violation or breach of this Agreement or the applicable MSRPA by Subservicer, or the Subservicer otherwise agreed herein or therein that such delinquency results from or arises out of a violation or breach of this Agreement or the applicable MSRPA by Subservicer.
(v)    In connection with any such repurchase of a Mortgage Loan, Subservicer shall also acquire the Servicing Rights with respect to such Mortgage Loan and such Servicing Rights shall no longer be subject to this Agreement.
Section 2.15.    Delinquency Control.
The Subservicer shall, in accordance with and subject to Applicable Requirements, including without limitation the applicable Servicing Agreement:
(a)    Maintain a delinquent mortgage servicing program that shall include an adequate accounting system that indicates the existence of Delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent Mortgage Loans;
(b)    Maintain a collection department and an on‑line automated collection system that complies in all material respects with Applicable Requirements and the Servicing Procedures;
(c)    Conduct property inspections with respect to defaulted Mortgage Loans and REO Properties in accordance with Applicable Requirements, including without limitation the terms of the applicable Servicing Agreement and the Servicing Procedures.
(d)    In accordance with Applicable Requirements, administer the foreclosure or other acquisition of the Mortgaged Property relating to any Mortgage Loan in the name of the applicable Investor, process claims for any applicable insurance and until the transfer of such Mortgaged Property to the Investor or a private mortgage Insurer, if applicable, protect such property from waste and vandalism. In no event shall the Subservicer have title to a Mortgaged Property conveyed in the name of the Servicing Rights Owner without the Servicing Rights Owner’s prior written consent not to be unreasonably withheld or delayed (unless otherwise required by the applicable Agency Guidelines).
(e)    The Subservicer shall take appropriate measures to ensure, on an ongoing basis, the accuracy of all documents filed or otherwise utilized by the Subservicer or its Vendors, Off-shore Vendors and/or Default Firms in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding or in other foreclosure-related litigation, including but not limited to, documentation sufficient to establish ownership of the Mortgage Loan by the related Investor or the Servicing Rights Owner (if the Servicing Rights Owner is the Investor with respect to such Mortgage Loan) and the right to foreclose at the time the foreclosure action is commenced in the name of the Investor. The Subservicer shall be required to maintain, and to cause its Vendors, Off-shore Vendors and Default Firms to maintain, current and accurate records relating to any foreclosure or related bankruptcy proceedings or related litigation, with a clear auditable trail of documentation capable of validating foreclosure that the Subservicer has produced, or has received from a prior subservicer, and shall cause its Vendors, Off-shore Vendors and Default Firms to do the same. In connection with any foreclosure proceeding, the Subservicer shall handle such foreclosure proceedings in the name of the Investor, unless otherwise set forth pursuant to the Applicable Requirements, and the Subservicer shall comply with all Applicable Requirements; provided that, in no event shall the Subservicer (i) foreclose on the related Mortgaged Property in the name of the Servicing Rights Owner or (ii) have title to the Mortgaged Property conveyed in the name of the Servicing Rights Owner, in each case, without the Servicing Rights Owner’s prior written consent not to be unreasonably withheld or delayed (unless otherwise required by the applicable Agency Guidelines).
(f)    With respect to any second lien Mortgage Loan, if the Subservicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Subservicer shall take, whatever actions are necessary to protect the interests of the Investor consistent with Applicable Requirements; provided that such expense is treated as a reimbursable advance from the Investor.
(g)    The Subservicer shall comply with the Applicable Requirements, including without limitation the applicable Servicing Agreement, and the Servicing Procedures in connection with procedures and requirements relating to Charged-off Loans and shall include in its monthly reporting to the Servicing Rights Owner when any such Mortgage Loans become Charged-off Loans. The parties agree that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under Section 2.9(g) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. Unless otherwise required under Applicable Requirements, the Subservicer shall not make any Servicing Advances or P&I Advances with respect to Charged-off Loans and shall not be entitled to any Servicing Fees or other compensation with respect to Charged-off Loans. To the extent consistent with Subservicer’s Servicing Procedures and in accordance with Section 2.10, Subservicer may utilize a Vendor for recovery collection on such Charged-off Loans.
Section 2.16.    Books and Records; Access to Facilities.
(a)    Subject to Section 9.16, the Subservicer shall keep accessible and retrievable, and make available to the Servicing Rights Owner upon the Servicing Rights Owner’s reasonable request, copies of all records relating to the Subservicing of the Mortgage Loans under this Agreement, including records related to foreclosure and Loss Mitigation. The Servicing Rights Owner shall have the right to examine, audit or conduct diligence on the Subservicer and the Servicing Rights, Mortgage Loans; provided that the Servicing Rights Owner agrees to coordinate examinations, audits, reviews or diligence pursuant to this Section 2.16(a) with any examinations, audits, reviews or diligence conducted by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. In such reviews, the Subservicer will allow the Servicing Rights Owner, its Affiliates, and its Representatives (other than Representatives that are business competitors of Subservicer), during normal business hours and upon reasonable notice and provided that such review shall not unduly or unreasonably interrupt the Subservicer’s business operations, to, at any time and from time to time, access to review all of Subservicer’s origination and servicing platform, the Mortgage Files, facilities, employees, servicing files, servicing documents, servicing records, data tapes, computer records, servicing systems, and other computer and technology systems or other information pertaining to this Agreement, any Servicing Agreement, the Servicing Rights, the Mortgage Loans, P&I Advances, the Servicing Advances and the Subservicer’s general servicing practices and procedures. The Subservicer may require that any Persons performing such due diligence on behalf of the Servicing Rights Owner agree to the same non-disclosure and confidentiality agreements set forth in Section 9.11. In furtherance thereof, the Subservicer shall provide such information, data and materials as reasonably requested by the Servicing Rights Owner in furtherance of this Section 2.16; provided that, Servicing Rights Owner agrees to coordinate any requests with any such requests made by an NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement; provided further, the Subservicer acknowledges and agrees that the Servicing Rights Owner is not obligated to coordinate and may otherwise conduct separate requests and/or audits solely of the Subservicer’s residential mortgage servicing platforms until the Subservicer has (i) completely ceased using the residential mortgage servicing platform known as REALServicing and (ii) fully transitioned to the successor third party licensed residential mortgage servicing platform previously disclosed to the Servicing Rights Owner. The Servicing Rights Owner shall pay its own expenses in connection with any such examination; provided further, to the extent the Servicing Rights Owner reasonably determines that additional diligence is necessary as a result of (x) incorrect or inaccurate information provided to Servicing Rights Owner by Subservicer or (y) the Subservicer’s (actual or reasonably alleged) failure to observe or perform any or all of the Subservicer’s covenants and obligations under this Agreement (including errors in judgment), in each case, the Subservicer shall reimburse the Servicing Rights Owner up to $[***] per year for the incremental costs and expenses of conducting such additional diligence, it being understood that the maximum amount of $[***] per year shall apply to all diligence conducted by Servicing Rights Owner hereunder and any diligence conducted by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement and the NRM Agency Subservicing Agreement. With respect to any reviews under this clause (a) and under Section 2.11(a) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement that exceed one (1) review in any three-month period the out-of-pocket and internally allocated costs and expenses, as applicable, incurred by the Subservicer in connection with such additional review shall be at the Servicing Rights Owner’s expense as further set forth in Section 2.8(d). In addition, upon Servicing Rights Owner’s request, which request shall be made in coordination with any similar request by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, the Subservicer shall make its chief financial officer, treasurer or other senior executive that is both authorized and sufficiently well-informed to speak to Subservicer’s financial condition, available to discuss Subservicer’s financial condition, including its current liquidity, promptly but no less than two (2) Business Days after such request.
(b)    The Subservicer shall cooperate in good faith with the Servicing Rights Owner and it Representatives and regulators in responding to any reasonable inquiries regarding the Subservicer’s Subservicing of the Mortgage Loans and the Subservicer’s compliance with, and ability to perform its obligations under, the provisions of this Agreement and Applicable Requirements, including without limitation inquiries regarding the Subservicer’s qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability, monitoring and oversight of the Vendors, Off-shore Vendors and Default Firms as well as the current accuracy of the representations and warranties made by the Subservicer in Article IV, it being understood that Servicing Rights Owner shall coordinate all such requests with the requests made by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. The Subservicer shall reasonably cooperate to provide to the regulatory authorities supervising Servicing Rights Owner or its Affiliates and the examiners and supervisory agents of such authorities, access to the documentation required by applicable regulations of such authorities supervising Servicing Rights Owner or its Affiliates with respect to the Mortgage Loans. The Servicing Rights Owner may request, in concert with any such request under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and the Subservicer shall cooperate with, reasonable periodic reviews of the Subservicer’s performance and competence under this Agreement to confirm timeliness, completeness, and compliance with all Applicable Requirements and the provisions of this Agreement, and to confirm that foreclosures are conducted in a manner consistent with Applicable Requirements and any regulatory orders, directives or guidance applicable to the Servicing Rights Owner, the Subservicer, or their Affiliates. The Subservicer shall provide the Servicing Rights Owner with at least ninety (90) days’ prior written notice if it intends to discontinue or change its current servicing system of record, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder.
(c)    The Subservicer shall provide the Servicing Rights Owner and its Representatives with access to its systems for access to data and reports to allow the Servicing Rights Owner to monitor the Mortgage Loans. Servicing Rights Owner shall not have any limitations on the amount of access to such systems and shall not have any limitation on “page views” or downloading therein. Through such access to systems, the Servicing Rights Owner shall be provided with unlimited access on demand to certain reports and data referenced in this Agreement. Such access to systems shall have targeted availability of twenty-four hours a day, three-hundred sixty-five (365) days per calendar year with a targeted uptime of [***] per month not to include scheduled maintenance. The Subservicer shall provide the Servicing Rights Owner at least five (5) Business Days’ notice prior to any scheduled maintenance or other scheduled access interruption of such access to systems, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder; provided that the Subservicer shall immediately notify the Servicing Rights Owner of any unscheduled access interruptions, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder. The Subservicer shall use commercially reasonable efforts to address any access or availability issues on the same Business Day on which such issues arises. During any such unscheduled access interruptions, the Subservicer shall use commercially reasonable efforts to provide the Servicing Rights Owner certain reports and data in an alternative medium, it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. The Subservicer’s access to systems shall allow access to the following data and documents: (i) imaged Mortgage Loan Documents and Mortgage Files in Subservicer’s possession or control; (ii) imaged copies of all Mortgagor communications; (iii) records of all Mortgagor communications; (iv) imaged copies of all litigation, bankruptcy, foreclosure related filings and related documentation solely to each Mortgage Loan (for the avoidance of doubt, such imaged copies of litigation, bankruptcy and foreclosure filings and related documentation will not include those unrelated to the Mortgage Loans); (v) current commentary regarding all Mortgagor communications and all activity related to each Mortgage Loan with sufficient detail to understand the status of any issues; (vi) an identifier of the Default Firm(s) engaged relating to the Mortgage Loan, if applicable; (vii) call transcripts; (viii) call recordings (unless call recordings are otherwise electronically made available to the Servicing Rights Owner, (ix) insurance, [***], if applicable, and hazard and flood insurance; (x) single point of contact; and (xi) the documents and materials described in Section 2.16(e).
(d)    Subject to Section 9.16, the Subservicer shall deliver to the Servicing Rights Owner the results of any and all reviews or audits conducted by or obtained by the Corporate Parent, the Subservicer, its Vendors, Off-shore Vendors, Default Firms, agents or representatives (including internal and external auditors) to the extent set forth in Exhibit Q hereto, it being understood that to the extent such results or reports are delivered to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such results or reports shall be deemed to have been delivered hereunder. To the extent the Subservicer is prohibited from delivering such results to the Servicing Rights Owner, the Servicing Rights Owner and the Subservicer agree that such reporting may be conducted onsite at the Subservicer’s location, or may be accomplished via secure electronic means, to the extent such onsite or electronic diligence is otherwise permitted. The Subservicer and the Servicing Rights Owner acknowledge that the availability of certain information from the Subservicer’s Vendors, Off-shore Vendors, Default Firms and/or other agents and representatives is subject to the requirements and limitations of the contractual relationship between the Subservicer and that party.
(e)    For critical systems relied upon by the Subservicer in connection with its obligations under this Agreement, the Subservicer shall, for each year starting the year in which the Effective Date occurs and for so long as Subservicer performs the Subservicing under this Agreement and in accordance with the delivery timing set forth in Exhibit G, provide (i) the Servicing Rights Owner with a copy of the SOC 1 Type II report applicable to the services or products (or equivalent report(s), solely to the extent Subservicer proposes such equivalent report(s) in advance to Servicing Rights Owner and are reasonably satisfactory to Servicing Rights Owner) of Subservicer’s data processing environment and internal controls related to the obligations or services under this Agreement, as well as (ii) copies of each SOC report or equivalent report(s) applicable to the services or products provided by the Critical Vendors. Each report described in clauses (i) and (ii) above must be performed by a nationally recognized independent audit firm (provided that current audit firm engaged by OLS as of the Effective Date shall be deemed acceptable) and shall be substantially consistent with the scope and form provided by OLS to New Residential Mortgage LLC in the report related to the period from October 1, 2015 to September 30, 2016, it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. Any requests by the Servicing Rights Owner to expand the scope of such reports shall be made in coordination with any such request by each NRZ O/S Entity under the related NRZ Servicing/Subservicing Agreements and the NRM Agency Subservicing Agreement and shall be subject to Section 2.8. To the extent any such SOC 1 Type II attestation (or permitted equivalent report(s)) described in clause (i) or (ii) above results in findings, the Subservicer shall make commercially reasonable efforts to remediate and respond promptly to any reasonable inquiries regarding any such findings from the Servicing Rights Owner and its external auditor, it being understood that the Servicing Rights Owner shall coordinate any such inquiries with any inquiries made in accordance with Section 2.16(e) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and, to the extent applicable, any response provided by Subservicer to such inquiries under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder. Subject to Section 9.16, in the event the Subservicer is prohibited from providing any of the reports or reviews required under this Section 2.16(e) to the Servicing Rights Owner, the Subservicer shall cooperate with the Servicing Rights Owner and use commercially reasonable efforts to obtain the necessary consents to provide such reports or reviews to the Servicing Rights Owner.
(f)    The Subservicer shall promptly upon written request provide to the Servicing Rights Owner and any master servicer, or any Depositor (or any designee of the Depositor, such as an administrator) if a master servicer has not been identified under the applicable Servicing Agreement, a written description (in form and substance reasonably satisfactory to the Servicing Rights Owner) of the role and function of each Vendor utilized by the Subservicer, specifying (i) the identity of each such Vendor, (ii) which (if any) of such Vendors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Vendor identified pursuant to clause (ii) of this Section 2.16(f), it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. The Subservicer shall cause any Vendor determined by the Subservicer in its commercially reasonable discretion, applying substantially the same criteria in its determination as applied in the Subservicer’s 2016 Regulation AB reporting, to be “participating in the servicing function” used by the Subservicer to comply with the provisions of Section 2.16(g) of this Agreement to the same extent as if such Vendor were the Subservicer.
(g)    Each calendar year, on or before five (5) Business Days prior to the earliest due date under any Servicing Agreement applicable to Subservicer in its role as subservicer, the Subservicer shall (to the extent provided for under the applicable Servicing Agreement) with respect to each Investor:
(i)    deliver to the Servicing Rights Owner a report regarding the Subservicer’s assessment of compliance during the immediately preceding calendar year substantially in the form of the Subservicer’s 2016 Regulation AB reports as primary servicer and master servicer (or as otherwise specified in the applicable Servicing Agreement), as required under Rules 13a-18(c) and 15d-18(c) of the Exchange Act and Item 1122(b) of Regulation AB. Such report shall be signed by an authorized officer of the Subservicer;
(ii)    deliver to the Servicing Rights Owner a report of a nationally recognized independent audit firm that attests to, and reports on, the assessment of compliance made by the Subservicer and delivered pursuant to Section 2.16(g)(i). Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
(iii)    cause each Vendor determined by the Subservicer pursuant to Section 2.16(f) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Subservicer, an assessment of compliance and accountants’ attestation as and when provided in this Section 2.16(g), which shall be delivered with the Subservicer’s report as provided in Section 2.16(g)(i);
(iv)    if required by the Servicing Agreement, deliver, and cause each Vendor described in Section 2.16(g)(iii) to deliver, to the Servicing Rights Owner, and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification, signed by the appropriate officer of the Subservicer, in the form set forth in the applicable Servicing Agreement; and
(v)    deliver to the Servicing Rights Owner a statement of compliance addressed to the Servicing Rights Owner and such Depositor and signed by an authorized officer of the Subservicer, to the effect that (A) a review of the Subservicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement (which shall be delivered as a separate statement to the Servicing Rights Owner only) and any applicable Servicing Agreement during such period has been made under such officer’s supervision, and (B) to the best of such officers’ knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement and any applicable Servicing Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
The parties agree that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder.
Section 2.17.    Insurance.
The Subservicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy (collectively, the “Fidelity and Errors and Omissions Insurance”), with broad coverage, and with respect to Agency Loans, with financially responsible companies that meet the current requirements of each Agency, on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity and Errors and Omissions Insurance shall be underwritten by an Insurer that has a current rating acceptable under Fannie Mae and Freddie Mac requirements and the applicable Servicing Agreement. The Fidelity and Errors and Omissions Insurance shall protect and insure the Subservicer against Losses, including forgery, theft, embezzlement, errors and omissions, negligent and fraudulent acts of such Persons. The Fidelity and Errors and Omissions Insurance shall also protect and insure the Subservicer against Losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and Applicable Requirements and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.
No provision of this Section 2.17 requiring the Fidelity and Errors and Omissions Insurance shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity and Errors and Omissions Insurance shall be at least equal to the greater of (i) the corresponding amounts required pursuant to the Fannie Mae Guides or as otherwise waived or permitted by Fannie Mae, (ii) the corresponding amounts required by Applicable Requirements or (iii) such other amount required under the applicable Servicing Agreement, or if applicable, the applicable Agency Guidelines. Promptly following request of the Servicing Rights Owner or the Investor, the Subservicer shall cause to be delivered proof of coverage of the Fidelity and Errors and Omissions Insurance. At the timing set forth in Exhibit G, the Subservicer will deliver or make available its then-current Fidelity and Errors and Omissions Insurance and will notify the Servicing Rights Owner promptly if such Fidelity and Errors and Omissions Insurance is terminated without replacement, it being understood that to the extent Subservicer delivers or makes available to any NRZ O/S Entity such proof or notifies any NRZ O/S Entity of any such termination, Subservicer shall be deemed to have provided such proof or notice to Servicing Rights Owner hereunder.
Section 2.18.    Advances.
(a)    Servicing Advances.
The Subservicer shall, from time to time during the term of this Agreement, make Servicing Advances as required under the applicable Servicing Agreement and Applicable Requirements, provided, however, that such Servicing Advances shall be made in compliance with the Advance Policy. For the avoidance of doubt, the Advance Policy, as it relates to the making of Servicing Advances, does not apply to any Servicing Advance made prior to the applicable Servicing Transfer Date.
The Subservicer shall not make any Servicing Advance unless such Servicing Advance is in compliance with the Advance Policy or applicable Agency Guidelines unless otherwise expressly directed by Servicing Rights Owner in writing to make such Servicing Advance in accordance with Section 2.8 of this Agreement.
The Subservicer shall not have any obligation to notify the Servicing Rights Owner before making any Servicing Advances that are permitted under the Advance Policy or applicable Agency Guidelines and the applicable Servicing Agreement.
The Subservicer shall provide the Servicing Rights Owner such loan-level detail and advance-level detail information regarding Servicing Advances made in the format and timing set forth in Exhibit G. On an as-needed basis, the Subservicer shall identify any outstanding Servicing Advances which the Subservicer has determined are not recoverable and the specific reason why such Servicing Advances are not recoverable and whether such Servicing Advance, if made by the Subservicer, complied with the Advance Policy or applicable Agency Guidelines. For the avoidance of doubt, the Subservicer shall make any advance necessary as required by all federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances).
(b)    P&I Advances.
The Subservicer shall, from time to time during the term of this Agreement, make P&I Advances as required under the applicable Servicing Agreement and Applicable Requirements, provided, however, that such P&I Advances shall be made in compliance with the Advance Policy or applicable Agency Guidelines.
The Subservicer shall not make any P&I Advance unless such P&I Advance is in compliance with the Advance Policy unless otherwise expressly directed in writing by Servicing Rights Owner to make such P&I Advance in accordance with Section 2.8 of this Agreement.
If the Subservicer reasonably determines that on any Remittance Date for an Investor there will not be adequate Custodial Funds in the related Custodial Account to be remitted for payment to an Investor, then the Subservicer shall provide the Servicing Rights Owner written notice of the amount required to be deposited in such Custodial Account pursuant to the applicable Servicing Agreement so that the Custodial Account will have funds on deposit at least equal to the amount required to be remitted to the applicable Investor. The Subservicer shall provide the Servicing Rights Owner and the Servicing Rights Owner’s lender(s) (as identified to the Subservicer by the Servicing Rights Owner) such written notice no later than 1:00 p.m. New York City time on the first (1st) Business Day prior to the date on which the respective Custodial Accounts are required to be funded with regard to the respective Remittance Date which notice shall contain an estimate of the P&I Advance required to be advanced by the Servicing Rights Owner. Subject to resolution of any obvious or manifest errors in such estimate, on such date, the Servicing Rights Owner shall fund (or cause to be funded) the amount set forth in the written notice provided by the Subservicer (or such lesser amount as reasonably determined by the Subservicer) via wire transfer into the applicable Custodial Account or such other aggregation account as directed by the Subservicer. To the extent the amounts that the Servicing Rights Owner (or its lender(s)) fund exceed the amounts required to be remitted to the applicable Investor on the applicable Remittance Date, the Subservicer shall remit such excess funds to the Servicing Rights Owner or lender(s), as applicable, no later than two (2) Business Days after such Remittance Date (or netted against the next Business Days’ advance reimbursements if mutually agreed by the parties).
(c)    HELOC Loan Advances.
To the extent that Subservicer funds any HELOC Loan Advance, Subservicer shall use its commercially reasonable efforts to obtain reimbursement in accordance with the applicable Servicing Agreement and, if any such HELOC Loan Advance is not reimbursed from the related HELOC Loan investor, the Subservicer shall provide notice thereof and the Subservicer shall bill the Servicing Rights Owner for such funding as a Servicing Advance under this Agreement on a monthly basis. At any time, to the extent permitted under Applicable Requirements, the Subservicer shall freeze future draws under such HELOC Loan and, if such freezing is not permitted, the Subservicer shall fund future HELOC Loan Advances on such HELOC Loan and be reimbursed for the same as Servicing Advances under this Agreement in each case to the extent the Subservicer is unable to obtain reimbursement from the related HELOC Loan investor.
(d)    Reimbursement of Servicing Advances.
(i)    The Subservicer shall cooperate with the Servicing Rights Owner, Servicing Rights Owner’s lender(s) and any Rating Agency or other third party in connection with the Servicing Rights Owner’s financing of any Servicing Advances.
(ii)    The Subservicer shall be entitled to be reimbursed for all Servicing Advances made by the Subservicer in accordance with this Agreement on a daily basis as further described in this Section 2.18(d). Each Business Day, the Subservicer shall provide the Servicing Rights Owner and the Servicing Rights Owner’s lender(s) (as identified to the Subservicer by the Servicing Rights Owner) with a report as set forth on Exhibit G evidencing Servicing Advances made by the Subservicer in the previous Business Day. For the avoidance of doubt, images of invoices will not be required for purposes of reimbursement pursuant to this Section 2.18(d)(ii).
(iii)    Promptly upon Servicing Rights Owner’s lender’s receipt of the information provided pursuant to Section 2.18(c)(ii) (the “Servicing Advances Reimbursement Date”), subject to resolution of any obvious or manifest errors, the Servicing Rights Owner shall remit (or cause to be remitted) the amount set forth in the written invoice or other customary documentation provided by the Subservicer for all such Servicing Advances (or such lesser amount as reasonably determined by the Subservicer) via wire transfer to the Subservicer on such Servicing Advances Reimbursement Date. Notwithstanding any provision in this Agreement to the contrary, the Servicing Rights Owner shall not be responsible for any PMI Proceeding Advances and in no event shall the Subservicer be reimbursed by the Servicing Rights Owner for any PMI Proceeding Advances.
(iv)    Except with respect to obvious or manifest errors, Subservicer and Servicing Rights Owner shall resolve any disputes regarding Servicing Advances in accordance with Section 2.18(e).
(v)    Notwithstanding any provision in this Agreement to the contrary, the Subservicer shall reimburse the Servicing Rights Owner for any Servicing Advances (as part of the daily remittance of the Servicing Rights Owner Economics) made by the Subservicer and reimbursed by the Servicing Rights Owner in the event (x) the applicable Investor declines to reimburse such Servicing Advance as a result of the failure of the Subservicer to service the related Mortgage Loan in accordance with Applicable Requirements, (y) it is determined that such Servicing Advance is not eligible for reimbursement under the applicable Servicing Agreement (unless such Servicing Advance is permitted to be made under the Advance Policy and in accordance with Section 2.18(a) or (z) such Servicing Advance has not been recovered within 120 calendar days after the earlier of (x) the date of repurchase of the related Mortgage Loan from the applicable Agency or (y) the date of a foreclosure sale of the related property; provided that the Subservicer shall make best efforts to obtain reimbursement as promptly as possible prior to such date. In connection therewith, in no event shall the Subservicer be entitled to any processing fees (or other similar fees) set forth on Schedule A to the extent the Servicing Rights Owner is entitled to reimbursement from the Subservicer pursuant to this Section 2.18(d)(v).
(vi)    The Subservicer shall make best efforts to receive full reimbursement from the related Investor for all Servicing Advances, including but not limited to (i) submitting multiple claims to the Agency or Governmental Entity following denial(s) by such Agency or Governmental Entity and (ii) submitting an exception from such Investor even if the related Servicing Advance is customarily not reimbursed by such Investor.
(e)    Recovery of P&I Advances and Servicing Advances from Mortgagors.
The Subservicer shall use commercially reasonable efforts to collect and recover from the related Mortgagors, Investors, or Insurers in accordance with Applicable Requirements and the Advance Policy, all P&I Advances, expenses of the Servicing Rights Owner (to the extent applicable) and Servicing Advances made by the Subservicer or any prior servicer or subservicer.
In the event a Servicing Advance is determined to be nonrecoverable under the applicable Servicing Agreement and such Servicing Advance was not in compliance of the applicable Agency Guidelines but made by the Subservicer as expressly directed by the Servicing Rights Owner in writing pursuant to Section 2.18(a), the Servicing Rights Owner shall reimburse the Subservicer for any such unreimbursed Servicing Advances.
The Subservicer shall withdraw funds from the Custodial Accounts to reimburse any Servicing Advances, expenses of the Servicing Rights Owner as expressly set forth in this Agreement and/or P&I Advances as soon as possible as permitted under the related Servicing Agreements and the Advance Policy or applicable Agency Guidelines; provided that, the Advance Policy shall allow for certain delays related to the protection of investment grade bonds. Any reimbursements of Servicing Advances and/or P&I Advances shall be deposited to the Subservicer’s clearing account within one (1) Business Day after its receipt thereof. The Subservicer shall then remit any such reimbursements to such account or accounts designated in writing from time to time by the Servicing Rights Owner (or any transferee of the rights to reimbursement therefor) no later than two (2) Business Days after such amounts are deposited into the clearing account.
To the extent any Servicing Agreement does not have provisions or otherwise contemplate the prioritization for recovery of Servicing Advances, Servicing Fees and/or P&I Advances, the Subservicer shall calculate any loss at liquidation associated with nonrecoverable advances in a manner that minimizes such loss to the Servicing Rights Owner (i.e., utilizing loan-level proceeds to reduce items which do not benefit from a general collections backstop before items which may be reimbursed on a pool-level basis).
The Subservicer shall cooperate in good faith with the Servicing Rights Owner to pursue full reimbursement of outstanding P&I Advances, expenses of the Servicing Rights Owner (to the extent applicable) and Servicing Advances and shall indicate in the monthly reporting if it determines the recoverability of any such P&I Advances or Servicing Advances is at risk, it being understood that Subservicer may combine any such reporting with the reporting provided to Servicing Rights Owner under the NRM PLS Subservicing Agreement and delivery of such reporting under such NRZ Subservicing Agreement(s) shall be deemed to constitute delivery hereunder.
In the event a P&I Advance or a Servicing Advance is determined to be nonrecoverable under the applicable Servicing Agreement as a result of the Subservicer’s failure to comply with the Advance Policy or applicable Agency Guidelines (other than as a result of Subservicer’s compliance with the instruction of Servicing Rights Owner in accordance with Section 2.8), the Subservicer shall be required to reimburse the Servicing Rights Owner for the amount of any such advance that was funded or reimbursed by the Servicing Rights Owner within ten (10) Business Days following the determination that such advance was nonrecoverable.
(f)    Advance Dispute Resolution.
Except with respect to obvious and manifest errors otherwise resolved by the parties, disputes regarding P&I Advances or Servicing Advances shall be resolved in the manner set forth in Schedule 2.18(f).
Section 2.19.    Solicitation.
Except as otherwise permitted under Exhibit C of this Agreement, the Subservicer, the Corporate Parent, their respective Affiliates, agents and representatives shall not, without the prior written consent of the Servicing Rights Owner, solicit Mortgagors for a refinance of the Mortgage Loans, or for accident, health, life, property and casualty insurance, or any other non-mortgage related products or services, except for products or processes that facilitate normal servicing activities, such as “speedpay” or automatic payment plans. Only upon receipt of the prior written consent of the Servicing Rights Owner and in accordance with Applicable Requirements, shall the Subservicer be entitled to solicit individual Mortgagors for accident, health, life, property and casualty insurance and any other mortgage refinancing or non-mortgage related products or services that the Subservicer and the Servicing Rights Owner deem appropriate. The Subservicer shall retain any resulting commission or other income in such amounts not to exceed those approved by the Servicing Rights Owner. The Subservicer covenants to the Servicing Rights Owner that it shall not solicit any Mortgagor for prepaid single-premium credit life, credit disability, credit unemployment, credit property, accident or health insurance, or any other single-premium insurance product. For the avoidance of doubt, it is understood and agreed that advertising and promotions undertaken by the Subservicer or any Affiliate of the Subservicer which are directed to the general public at large or segments thereof that do not target the Mortgagors, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio, television advertisements and advertisements and offers appearing to the general public on Subservicer’s website, which may also appear on Subservicer’s webpages following log-in by consumers (provided such advertisements are not targeted to such consumers), shall not constitute solicitation under this Section 2.19.
Section 2.20.    HAMP.
The Subservicer acknowledges that the Mortgage Loans may include mortgage loans modified under HAMP and Mortgage Loans that may now or in the future be subject to other local, state or federal government mortgage-related programs that currently exist or may exist in the future. The Subservicer confirms that it is aware of the special requirements for such Mortgage Loans that currently exist or may exist in the future and the Subservicer agrees to assume the additional responsibilities associated with servicing such Mortgage Loans and to take such actions as are necessary to comply with such programs. With respect to each Mortgage Loan subject to a trial payment period pursuant to HAMP as of the related Servicing Transfer Date, the Subservicer shall take all actions required of a servicer participating in HAMP to complete such trial payment period and implement the related loan modification. The Subservicer will cooperate in good faith in connection with any audit, inspection, review, or investigation of the Subservicer’s compliance with or reporting under HAMP or other government program related to the Mortgage Loans.
The Servicing Rights Owner shall take all commercially reasonable actions necessary to enable HAMP fees to be paid to Subservicer.
Section 2.21.    [Reserved].
Section 2.22.    Pending and Completed Loss Mitigation.
With respect to the Mortgage Loans, the Subservicer shall (a) accept and continue processing any loan modification, deed in lieu, short sale, or other Loss Mitigation requests pending at the time of the applicable Servicing Transfer Date in accordance with Applicable Requirements, (b) honor outstanding trial and permanent loan modification, deeds in lieu, short sales, or other Loss Mitigation agreements in accordance with Applicable Requirements, including without limitation, any trial or permanent loan modifications made under HAMP, and (c) correctly apply payments with respect to Mortgage Loans for which the related Mortgagor is a debtor in a case under Chapter 13 of the United States Bankruptcy Code of 1986, as amended, at the time of the applicable Servicing Transfer Date. Servicing Rights Owner and Subservicer acknowledge and agree that the Mortgagors under the Mortgage Loans subject to any of the modification or loss mitigation actions described in the preceding sentence shall be third party beneficiaries of the obligations in the preceding sentence.
Section 2.23.    Disaster Recovery Plan.
The Subservicer shall maintain its current business continuity plan (“BCP”) that addresses the continuation of services if an incident (act or omission) impairs or disrupts the Subservicer’s obligation to provide the services contemplated under this Agreement, as may be modified from time to time. The Subservicer agrees to provide the Servicing Rights Owner (and any applicable regulatory agencies having jurisdiction over the Servicing Rights Owner) with a copy of its entire BCP promptly following the Servicing Rights Owner’s request. The Subservicer warrants that the BCP conforms to Applicable Requirements and generally accepted industry standards for business continuity planning (collectively, the “BCP Standards”), which include, but are not limited to, recovery strategy, loss of critical personnel, restoring access to documents and data to the Servicing Rights Owner, documented recovery plans covering all areas of operations pursuant to this Agreement, vital records protection, and testing plans. The Subservicer will maintain and test the BCP at regular intervals (no less frequently than annually) to ensure that the BCP complies with BCP Standards and shall provide reporting of the test results to the Servicing Rights Owner upon request. The Subservicer will comply with the BCP during the term of this Agreement. The Subservicer shall notify the Servicing Rights Owner promptly of any material modifications to the BCP. To the extent that Subservicer provides such BCP reporting of test results or notices of material modifications to such BCP to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such BCP reporting of test results or notices of material modifications to such BCP shall be deemed to have been delivered hereunder.
The Subservicer shall provide disaster recovery and backup capabilities and facilities through which it will be able to perform its obligations under this Agreement with minimal disruptions or delays. The recovery strategy shall, at a minimum, provide for recovery after short and long term disruptions in facilities, environmental support, workforce availability and data processing equipment. If requested by the Servicing Rights Owner, the Subservicer must provide evidence of its capability to meet any applicable regulatory requirement concerning business continuity applicable to the Servicing Rights Servicing Rights Owner or the Subservicer, it being understood that to the extent Subservicer has provided such evidence to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such evidence shall be deemed to have been provided hereunder or the Subservicer. The Subservicer shall notify the Servicing Rights Owner immediately (and in any event, within twelve (12) hours) of the occurrence of any catastrophic event that affects or could affect the Subservicer’s performance of the services contemplated under this Agreement.
The BCP shall include appropriate provisions to ensure the continued availability of critical third-party services and to ensure an orderly transition to new service providers should that become necessary. The Subservicer shall comply with the Vendor Oversight Guidance with respect to business continuity plans of Vendors. Subject to Section 9.16 and Section 2.10, the Subservicer shall require that any of its Vendors, Off-shore Vendors and Default Firms providing critical services with respect to this Agreement provide copies of their own business continuity plans to the Subservicer and the Subservicer shall make such plans available to the extent set forth in Exhibit Q, it being understood that to the extent Subservicer has provided such plans to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such plans shall be deemed to have been provided hereunder.
Section 2.24.    Subservicer Performance Standards.
The Subservicer shall perform its obligations under this Agreement in accordance with the following standards:
(a)    The Subservicer shall (i) develop and maintain client management protocols (escalation procedures to be utilized by Servicing Rights Owner, if needed) as set forth in Exhibit O and (ii) dedicate to its relationship with Servicing Rights Owner two (2) fulltime employees, who will be available to Servicing Rights Owner during normal business hours to answer questions, handle requests for information, coordinate change requests, monitor reporting timelines, and to schedule calls with business units in accordance with such protocols, it being understood that Servicing Rights Owner will coordinate with each NRZ O/S Entity, to the extent possible, in all such interactions with Subservicer and the protocol and dedicated employees applicable to the NRZ O/S Entity relationship under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be applicable to the relationship between Servicing Rights Owner and Subservicer hereunder.
(b)    The Subservicer shall use commercially reasonable efforts to resolve to the reasonable satisfaction of the Servicing Rights Owner any instances of failure to service the Mortgage Loans in accordance with Applicable Requirements or this Agreement identified by the Servicing Rights Owner within a reasonable and mutually agreed upon timeframe.
(c)    The Subservicer will maintain adequate staffing, training and procedures in fulfillment, collections, Loss Mitigation, customer service, customer complaint, foreclosure, REO and bankruptcy departments in accordance with Applicable Requirements, including without limitation guidance provided by the CFPB and other Governmental Authorities.
(d)    The Subservicer will maintain adequate foreclosure/bankruptcy staffing to address market conditions and heightened industry focus on current mortgage servicing issues as it relates to defaulted loans and ownership.
(e)    The Subservicer shall input all material information concerning each Mortgage Loan into the Subservicer’s servicing system of record and shall image and maintain all correspondence and Subservicing documents it prepares or obtains relating to the Mortgage Loans.
(f)    All data and information provided by the Subservicer to the Servicing Rights Owner or an Investor, or to any other third party at the request or on behalf of the Servicing Rights Owner pursuant to this Agreement, shall be true, accurate and complete in all material respects; provided, that, the Subservicer shall not be liable for inaccurate information that is based on information provided by the Servicing Rights Owner, an originator, or a prior servicer (other than the Subservicer or an Affiliate of the Subservicer) unless the Subservicer knew of such inaccuracy or reasonably should have known of such inaccuracy pursuant to Applicable Requirements.
(g)    No later than forty-five (45) calendar days after the end of each calendar quarter, the Subservicer shall deliver to the Servicing Rights Owner the following platform-wide customer service statistics (or such other statistics reasonably requested by the Servicing Rights Owner): (i) staffing numbers changes, including turnover numbers and outsourced vs. internal; (ii) staffing location changes, including off-shore moves; (iii) advance notice of any outsourcing of consumer-facing staff; (iv) changes to staff scoring methodology; (v) changes to training programs; (vi) numbers of calls/month; (vii) numbers of calls monitored each month; (viii) changes to credit-reporting practice; and (ix) answer times, hold times and other measurements of consumer call performance as reasonably requested by the Servicing Rights Owner, it being understood that to the extent such statistics have been provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such statistics shall be deemed to have been provided hereunder.
Section 2.25.    Sanction Lists; Suspicious Activity Reports.
(a)    The Subservicer represents, warrants and covenants that it has, and shall maintain, policies and internal controls reasonably designed to comply with the economic sanctions (the “Sanction Lists”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and the requirements of this Section 2.25(a). The Subservicer shall screen all existing Mortgagors and related mortgage participants monthly against the Sanction Lists. The Subservicer’s policies shall detail steps (i) to identify and resolve potential matches against the Sanction Lists, and (ii) required for record retention in accordance with regulatory requirements. The Subservicer shall promptly notify the Servicing Rights Owner of any unresolved potential matches against the Sanction Lists.
(b)    The Subservicer represents, warrants and covenants that is has, and shall maintain, policies, training and internal controls reasonably designed to detect and investigate potential suspicious activity and fraud by Mortgagors and related mortgage participants in compliance with the requirements of this Section 2.25(b). The Subservicer will promptly disclose to the Servicing Rights Owner potentially suspicious or unusual activity detected as part of the services performed on behalf of the Servicing Rights Owner. The Subservicer represents and warrants that it has processes in place for such escalation and disclosure process. The Subservicer represents that it will coordinate the filing of any necessary Suspicious Activity Reports (“SARs”) with respect to the Mortgagors and related mortgage participants with a designated representative of the Servicing Rights Owner, if appropriate, and will maintain records of all such SARs filed and investigations performed in accordance with regulatory requirements. The Subservicer further represents, warrants and covenants that it has, and shall maintain, policies regarding (i) conducting investigations in a timely manner that is consistent with regulatory expectations and requirements, (ii) maintaining appropriate records for reviews, investigations and escalations, and (iii) if applicable, reviewing requests made pursuant to Section 314(a) of the USA PATRIOT ACT through the Financial Crimes Enforcement Network.
Section 2.26.    Litigation Management.
Any litigation related solely to a single Mortgage Loan and incidental to the Subservicer’s servicing obligations hereunder (other than litigation between or among the Servicing Rights Owner, on the one hand, and the Subservicer, on the other hand) shall be managed by the Subservicer or its counsel on behalf of the Servicing Rights Owner or the Investor, as applicable, such as foreclosure, evictions, quiet title and bankruptcy filings, at the Subservicer’s internal expense with respect to administration of such litigation (excluding, however, third party costs such as reasonable out-of-pocket attorneys’ fees and expenses for which the Servicing Rights Owner shall remain responsible and which shall be a Servicing Advance hereunder) unless reimbursed from a third party pursuant to Applicable Requirements. Any and all such proceedings described in this paragraph shall be taken by the Subservicer in its own name on behalf of the Servicing Rights Owner or the Investor, as applicable.
At any time subsequent to the Effective Date, the parties may mutually agree to specific litigation protocols for the purpose of managing litigation relating to the Mortgage Loans.
Section 2.27.    Resolution of Disputes and Monetary Errors.
In the event either party, in good faith, disputes any sum the other party contends are due and payable hereunder, such disputing party shall deliver to the contending party a written notice explaining the justification for such dispute in sufficient detail to permit the contending party to evaluate and respond to such dispute, together with any documentation available to such disputing party to support such dispute. All sums that are not disputed shall be paid as and when due under this Agreement. If the contending party demonstrates that the disputed amount is properly due and payable, including by providing supporting documentation and/or analysis, the disputing party shall pay such amount within five (5) Business Days after receipt of such documentation. If the disputing party continues to dispute all or any portion of such amount and the parties cannot thereafter reconcile such dispute within a reasonable period of time not to exceed thirty (30) days, the contending party shall be entitled, upon ten (10) days’ written notice to the disputing party, to submit such matter to a dispute resolution process (other than litigation) and if such amounts are subsequently determined to be proper, contending party shall be entitled to recover as part of its claim its reasonable, out of pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees, incurred in prosecuting such claim with interest on the disputed amount at an annual rate of five percent (5%) over the Prime Rate, but in no event greater than the amount permitted by applicable law. If such disputed amounts are subsequently determined not to be due and payable to the contending party, the disputing party shall be entitled to recover as part of its claim its reasonable out-of-pocket costs and expenses, including attorneys’ fees, incurred in connection with prosecuting such claim.
Section 2.28.    Financial Covenants and Information; Covenant Compliance Reporting; [***].
(a)    The Subservicer shall at all times comply with all (i) minimum financial requirements set forth in the applicable Servicing Agreement [***].
(b)    On a monthly basis, the Subservicer shall provide the Servicing Rights Owner with sufficient supporting documentation and backup that will allow the Servicing Rights Owner to verify and validate that the Subservicer is in compliance with the financial requirements set forth in the applicable Servicing Agreement [***]. No later than the last day of the month (or if such day is not a Business Day, the next succeeding Business Day) after the end of each month, the Subservicer shall provide the Servicing Rights Owner with a certificate, signed by the chief financial officer of the Subservicer and the Corporate Parent, in the form attached hereto as Exhibit J (the “Monthly Financial Covenant Certification”), with supporting documentation and backup (including but not limited to any interim and audited financial statements prepared by the Subservicer, Corporate Parent’s and any accountant engaged by the Subservicer or Corporate Parent) that will allow the Servicing Rights Owner to verify, validate and corroborate the certifications made in each Monthly Financial Covenant Certification, it being understood that to the extent such a monthly Financial Covenant Certification and supporting documentation have been provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such a monthly Financial Covenant Certification and supporting documentation shall be deemed to have been provided hereunder.
(c)    [***].
Section 2.29.    Due Date of Payments; Penalties.
In the event either party fails to make a required payment under this Agreement to the other party, the owing party shall be required to pay the other party a finance charge on such amount for each day such payment is delinquent at an annual rate equal to one percent (1%) over the Prime Rate, but in no event greater than the amount permitted by applicable law. Such interest shall be paid by the applicable party on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any rights the Servicing Rights Owner has under this Agreement. Subservicer shall be responsible for late payment interest or penalties incurred as a result of any late remittances made by Subservicer with respect to any of the Servicing Agreements, provided that the late remittance was not the result of the Servicing Rights Owner failing to timely make any required payments under this Agreement.
Section 2.30.    PMI Litigation.
The parties agree that Subservicer has the authority to continue engaging in discussions, dealings or other communications with private mortgage insurers solely in connection with existing and active litigations, actions, suits, arbitrations, claims or other proceedings of any kind on or prior to initial Sale Date brought by Subservicer on behalf of any Investors against such private mortgage insurers related to rescission, denial, cancellation or curtailment of mortgage insurance with respect to any Mortgage Loan (collectively, the “PMI Proceedings”). Such authority is granted without regard to whether the form of such proceeding changes over the course of time. Solely with respect to such PMI Proceedings, the parties further agree that Subservicer has the authority to continue prosecuting legal or other action against such private mortgage insurers and to enter into related settlements in connection therewith.
In connection with any such PMI Proceeding, each party hereto shall reasonably cooperate with the other party in connection therewith (including, without limitation by providing a ratification, agency appointment, consent or authorization to Subservicer, or by assisting the Subservicer in obtaining a ratification, consent or authorization from a trustee, to permit Subservicer to act or continue acting on behalf of Servicing Rights Owner if Subservicer’s authority to proceed with such action or to settle such action is challenged), and make available to the other party, all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating thereto as may be reasonably required by the other party to bring or defend or settle such action, claim or proceeding; provided that, (i) in no event shall the Servicing Rights Owner be obligated to provide any records, materials and/or information which was previously provided to the Servicing Rights Owner by the Subservicer and (ii) the Servicing Rights Owner shall have no obligation to provide any witness to the extent any witness under the Subservicer's control can provide similar information/testimony. In no event shall the Subservicer make any admissions of liability on the part of the Servicing Rights Owner.
On a monthly basis and/or as otherwise reasonably requested by Servicing Rights Owner, the Subservicer shall provide updates on the status of each PMI Proceeding (which updates may be in-person, telephonic or via a secure web meeting) together with copies of any related legal pleadings. The Subservicer shall promptly notify the Servicing Rights Owner in writing of any material developments or changes in the status of any PMI Proceeding.
Section 2.31.    Power of Attorney.
The Subservicer shall prepare and request the applicable Investors to execute limited powers of attorney that are reasonably necessary in connection with the Subservicing of the Mortgage Loans under the applicable Servicing Agreement. The Servicing Rights Owner shall cooperate with the Subservicer as necessary to obtain such limited powers of attorney from the applicable Investors. Upon request of Subservicer, the Servicing Rights Owner shall execute a mutually agreed upon number of limited powers of attorney substantially in the form set forth in Exhibit N hereto and provide such original executed limited powers of attorney to the Subservicer for use in connection with the servicing activities contemplated in this Agreement. The Servicing Rights Owner agrees to provide additional original executed limited powers of attorney as may be requested by the Subservicer from time to time.
Section 2.32.    DFS Consent Order.
The Subservicer shall notify the Servicing Rights Owner within five (5) Business Days of the receipt by the office of the Subservicer’s general counsel of any notice from the NYDFS that the NYDFS has determined material noncompliance by the Subservicer with the DFS Consent Order in respect of the servicing of the Mortgage Loans. Subservicer shall make available to the Servicing Rights Owner via a secure web meeting (or such other medium reasonably acceptable to the Servicing Rights Owner) of any and all reports which Subservicer or its Affiliates have delivered to a Governmental Authority required under the DFS Consent Order within five (5) Business Day of Subservicer’s submission to such Governmental Authority, unless disclosure to the Servicing Rights Owner is expressly prohibited by such entity or by Applicable Requirements. At the Servicing Rights Owner’s request, the Subservicer agrees to participate in calendar quarterly basis (no later than 30 days following the end of each calendar quarter) (which meetings may be in-person, telephonic or via a secure web meeting) to discuss the DFS Consent Order, except with respect to any disclosure to the Servicing Rights Owner that is expressly prohibited by such entity or by Applicable Requirements.
No later than forty-five (45) calendar days after the end of each fiscal quarter after the initial Sale Date, the Subservicer shall deliver to Servicing Rights Owner, a certificate in the form of Exhibit S (the “Quarterly Report”), signed by the chief risk and compliance officer of the Subservicer or Corporate Parent.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICING RIGHTS OWNER

As of the date of this Agreement and as of each Servicing Transfer Date (or such other date as set forth below), the Servicing Rights Owner hereby represents, warrants and covenants to the Subservicer as follows:

Section 3.1.    Authority.
The Servicing Rights Owner is a duly organized and validly existing limited liability company in good standing under the laws of its state of formation and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Servicing Rights Owner are duly authorized to do so. The Servicing Rights Owner has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the Servicing Rights Owner to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Servicing Rights Owner is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.
Section 3.2.    Consents.
Except for approvals required from the applicable Investor or under the applicable Servicing Agreement in connection with any Servicing Transfer Date, no consent, approval or authorization of any Governmental Authority is required for the execution, delivery, and performance by the Servicing Rights Owner of or compliance by the Servicing Rights Owner with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained except where failure to obtain would not reasonably be expected to have a Material Adverse Effect.
Section 3.3.    Litigation.
There is no action, suit, proceeding, or investigation pending or, to its knowledge, threatened against the Servicing Rights Owner that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or would be reasonably likely to impair materially the ability of the Servicing Rights Owner to perform under the terms of this Agreement.
Section 3.4.    Broker Fees.
The Servicing Rights Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.
Section 3.5.    Ownership.
Following the applicable Servicing Transfer Date, the Servicing Rights Owner is the sole owner of all right, title and interest in and to the Servicing Rights related to the Mortgage Loans.
Section 3.6.    Ability to Perform.
The Servicing Rights Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.
Section 3.7.    Accuracy of Information.
Solely with respect to each Mortgage Loan which is not an Initial Mortgage Loan, all information provided to Subservicer by Servicing Rights Owner required by the Subservicer to perform its obligations hereunder is true and correct in all material respects; provided that, the Servicing Rights Owner makes no representation, warranty or covenant relating to any information provided to Subservicer which is based on or derived from any information or data provided to the Servicing Rights Owner by the Subservicer or the Corporate Parent or their respective Affiliates, vendors (other than any Vendors or Approved Parties selected by Servicing Rights Owner after the Effective Date) or agents.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER

As of the date of this Agreement and as of each Servicing Transfer Date (or such other date if set forth below), the Subservicer hereby represents, warrants and covenants to the Servicing Rights Owner as follows:

Section 4.1.    Good Standing.
The Subservicer is an approved servicer for, and in good standing with, each Agency and each Governmental Entity and is a HUD approved mortgagee. No event has occurred, including but not limited to, a change in insurance coverage, that would make the Subservicer unable to comply with eligibility requirements of each Agency and each Governmental Entity.
Section 4.2.    Authority.
The Subservicer is a duly organized and validly existing limited liability company in good standing under the laws of the state of its formation and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Subservicer are duly authorized so to do. The Subservicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the Subservicer to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Subservicer is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.
Section 4.3.    Consents.
Except for approvals required from the applicable Investor or under the applicable Servicing Agreement in connection with any Servicing Transfer Date, no consent, approval or authorization of any Governmental Authority is required for the execution, delivery, and performance by the Subservicer of or compliance by the Subservicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained except where failure to obtain would not reasonably be expected to have a Material Adverse Effect.
Section 4.4.    Litigation.
There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Subservicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or would be reasonably likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement or Applicable Requirements.
Section 4.5.    Accuracy of Information.
Information furnished to the Servicing Rights Owner or, any Investor by the Subservicer regarding its financial condition or its servicing operations is true and correct as of the date specified in such information or, if not specified, the date provided, in all material respects.
Section 4.6.    Broker Fees.
The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.
Section 4.7.    MERS.
The Subservicer is a member of MERS in good standing.
Section 4.8.    Ability to Perform.
The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.
Section 4.9.    HAMP.
The Subservicer is participating in HAMP. The Subservicer has entered into a Subservicer Participation Agreement (“SPA”) with Fannie Mae, as financial agent of the United States, pursuant to HAMP. As such, the Subservicer: (a) has implemented HAMP as required by the SPA; (b) will report to Fannie Mae throughout the term of this Agreement the transfer of servicing of any Mortgage Loans that are “Eligible Loans” (as defined by the SPA) to extent required in order to ensure compliance with the SPA; and (c) will service any of the Mortgage Loans that are “Eligible Loans” in accordance with HAMP requirements throughout the term of this Agreement to the extent HAMP is still in effect or otherwise applicable.
Section 4.10.    Eligibility under the Servicing Agreements.
The Subservicer satisfies all applicable eligibility and other requirements as subservicer to the Servicing Rights Owner to act as servicer (including master, special, primary or subservicer) under the applicable Servicing Agreements as of the applicable Servicing Transfer Date.
Section 4.11.    Advances.
As of each Advance Reimbursement Date, the Subservicer hereby represents and warrants to the Servicing Rights Owner that each related Servicing Advance (i) has been made in accordance with the applicable Agency Guidelines on the date of such Servicing Advance, and (ii) and, to the extent reimbursable in accordance with the applicable Agency Guidelines, is reimbursable in accordance with such Agency Guidelines on the date of the such Servicing Advance.
Section 4.12.    [***].
[***].
ARTICLE V
SERVICING COMPENSATION
Section 5.1.    Servicing Compensation.
(a)    In consideration of the servicing duties of Subservicer described in this Agreement, for each Mortgage Loan serviced by Subservicer hereunder, Subservicer shall be entitled to the applicable Servicing Fees specified in Schedule A.
(b)    The Servicing Fee for a Mortgage Loan shall be payable on a monthly basis for each month or part thereof that such loan is serviced hereunder and (i) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is not the first (1st) Business Day of such month, such Servicing Fee shall be prorated, (ii) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is on the first (1st) Business Day of such month, such Servicing Fee shall not be prorated and (iii) with respect to servicing transfer of a Mortgage Loan from the Subservicer to a successor servicer, (x) to the extent the transfer date to such successor occurs on the first (1st) day of a calendar month, such Servicing Fee shall be prorated for such month or (y) to the extent the transfer date to such successor occurs on any day other than the first (1st) day of a calendar month, such Servicing Fee shall not be prorated for such month. The Servicing Rights Owner shall pay the Subservicer Economics on a monthly basis within ten (10) Business Days following receipt of each Reconciliation Report therefore.
(c)    As additional compensation, Subservicer shall be entitled to:
(i)    receive and retain all Ancillary Fees (other than Float Benefit as described in Schedule A);
(ii)    such fees as are set forth on Schedule A; and
(iii)    Deboarding Fees to the extent due and payable under this Agreement.
(d)    Notwithstanding anything to the contrary in this Agreement, in no event shall the Subservicer be entitled to any boarding fees or other similar fees with respect to any Initial Mortgage Loan.
ARTICLE VI
TERM AND TERMINATION
Section 6.1.    Term.
(i)    The initial term of this Agreement shall be from the initial Sale Date under the Original Agreement until the date that is the third (3rd) anniversary of such Sale Date (the “Initial Term”). Except as otherwise permitted in the Agreement, neither party shall be permitted to terminate this Agreement without cause during the Initial Term.
(ii)    If this Agreement has not otherwise been terminated pursuant to this ARTICLE VI, then the term of this Agreement shall automatically be renewed for successive one (1) year terms after the expiration of the Initial Term; provided that, following the Initial Term, (A) the Servicing Rights Owner may terminate this Agreement, without cause, with 180 days prior written notice to the Subservicer and (B) the Subservicer may terminate this Agreement, without cause, with nine (9) months’ prior written notice to the Servicing Rights Owner.
(iii)    Notwithstanding anything to the contrary in this Agreement, the Servicing Rights Owner may terminate this Agreement without cause with respect to some of the Mortgage Loans and/or REO Properties from time to time after the end of the Initial Term; provided that (x) at any time, to the extent that an Agency has indicated that it is terminating, or will be terminating, the Servicing Rights Owner (not caused by the Subservicer’s performance), subject to payment of the applicable Deboarding Fee, the Servicing Rights Owner may terminate this Agreement without cause with respect to the affected Mortgage Loans and REO Properties; and (y) that, at any time during each of the second and third years of the Initial Term (as measured based upon the anniversary of the first Sale Date under the Original Agreement), subject to payment of the applicable Deboarding Fee, Servicing Rights Owner may terminate an amount of Mortgage Loans and/or REO Properties that does not exceed twenty-five percent (25%) of Initial Mortgage Loans (calculated as of the date the applicable notice of termination is delivered by the Servicing Rights Owner to the Subservicer) upon not less than (A) 90 days prior notice if the number of Mortgage Loans is 50,000 or less and (B) 120 days prior notice if the number of Mortgage Loans is over 50,000.
(iv)    This Agreement shall otherwise terminate upon the earliest of (i) the distribution of the final payment on or liquidation of the last Mortgage Loan and REO Property subject to this Agreement or (ii) as otherwise set forth in this ARTICLE VI.
Section 6.2.    Successor to Subservicer; Requirements and Effect of Termination; Servicing Transfers.
Upon the termination of Subservicer’s servicing responsibilities and duties under this Agreement, Servicing Rights Owner shall have the right, in its sole discretion, to (i) succeed to and assume the servicing of the Mortgage Loans and REO Properties or (ii) appoint a successor servicer to assume the servicing of the Mortgage Loans and REO Properties. If Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated under this Agreement, then Subservicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until a successor servicer or subservicer has been appointed by the Servicing Rights Owner or a Mortgage Loan Investor, as applicable, and a servicing transfer has been completed in accordance with Applicable Requirements (such period of time, the “Servicing Transition Period”) all on the terms and conditions contained herein. The Subservicer shall not be relieved of its obligation under this Agreement until such time. During the Servicing Transition Period, the Servicing Rights Owner and the Subservicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. Subject to applicable consents needed for transferring the servicing responsibilities and duties, the parties acknowledge and agree that time is of the essence in connection with any termination of this Agreement as to any or all of the Mortgage Loans and REO Properties.
Upon the effective date related to the termination of Subservicer’s servicing responsibilities and duties under this Agreement in whole or in part, Subservicer shall promptly deliver to Servicing Rights Owner or the successor servicer the funds in the related Custodial Account, the HELOC Advance Account and the Escrow Accounts and the Mortgage Files (which are then in Subservicer’s possession or control or otherwise reasonably obtainable by the Subservicer), any Mortgage Loan Documents (which are then in Subservicer’s possession or control) and related documents and statements held by it hereunder and Subservicer shall account for all funds received by Subservicer on behalf of Servicing Rights Owner or the Investors. Subservicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitively vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of Subservicer.
Upon (x) valid and proper termination of this Agreement, (y) the payment and/or reimbursement of the appropriate party of any amounts then due and payable to such party and (z) the expiration of the any Servicing Transition Period, no party hereto shall have any liability or further obligation to the other party hereunder, except as may exist as a result of the survival of provisions specified in this Agreement to so survive.
Section 6.3.    Payment Obligations upon Termination and Transfer of Servicing
In the event either party terminates this Agreement with respect to some or all of the Mortgage Loans and REO Properties, Servicing Rights Owner shall, prior to the date of such termination, pay to Subservicer an amount equal to the sum of (i) all outstanding undisputed expenses and advances (including Servicing Advances and P&I Advances) for which Subservicer is entitled to reimbursement under this Agreement, (ii) all outstanding Servicing Fees and other servicing compensation which have accrued as of the effective date of such termination and (iii) to the extent the Servicing Rights Owner terminates without cause pursuant to Section 6.1(a)(iii) or other applicable provisions of this Agreement, the applicable Deboarding Fee. To the extent that any such amounts are not invoiced by Subservicer prior to the date of termination, such amounts shall be reimbursed to Subservicer within ten (10) Business Days of invoice and customary back-up documentation is received by the Servicing Rights Owner therefor. Any disputed amounts shall be resolved as promptly as practicable with payment promptly after resolution thereof.
ARTICLE VII
DEFAULT
Section 7.1.    Events of Default.
In case one or more of the following events shall occur and be continuing:
(i)    any failure by Subservicer to remit to Servicing Rights Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date on which such payment was required to be remitted under the terms of this Agreement;
(ii)    any failure on the part of Subservicer duly to observe or perform in any material respect any of the covenants, obligations or agreements on the part of Subservicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicing Rights Owner;
(iii)    any filing of an Insolvency Proceeding by or on behalf of Subservicer or Corporate Parent, any consent by or on behalf of Subservicer or Corporate Parent to the filing of an Insolvency Proceeding against Subservicer or Corporate Parent, any admission by or on behalf of Subservicer or Corporate Parent of their respective inability to pay its debts generally as the same become due or intention not to; or
(iv)    any filing of an Insolvency Proceeding against Subservicer or Corporate Parent that remains undismissed or unstayed for a period of thirty (30) days after the filing thereof;
(v)    (A) [***] and/or (B) deliver the Monthly Financial Covenant Certification to the Servicing Rights Owner with the timeframes set forth in Section 2.28, which failure in the case of clause (B) continues unremedied for a period of five (5) Business Days;
(vi)    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and/or Corporate Parent and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;
(vii)    any representation or warranty made by the Subservicer hereunder shall prove to be untrue or incomplete in any material respect and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicing Rights Owner;
(viii)    (A) the Subservicer shall cease being an approved subservicer/servicer in good standing with any Agency or a HUD approved mortgagee, (B) any Agency provides a notice of termination to the Subservicer or the Servicing Rights Owner for failure of the Subservicer to comply with the applicable Investor Guidelines and the foregoing is not cured or otherwise resolved within sixty (60) days of the receipt of such notice of termination (or such lesser timeframe as set forth in such notice for such termination to be effective) or (C) any Agency directs or otherwise notifies the Servicing Rights Owner that such Agency demands that the Subservicer should be terminated;
(ix)    failure of the Subservicer to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements; provided that in jurisdictions where the Subservicer’s servicing of affected Mortgage Loans is de minimis to the Subservicer’s overall servicing of Mortgage Loans under this Agreement and such failure in such jurisdictions does not materially and adversely affect the related Servicing Rights, the Subservicer shall have thirty days to cure any such failure; provided, however, that if such failure is not cured within thirty days but is reasonably susceptible of a cure within an additional 30 days and the Subservicer is diligently pursuing a cure, the Subservicer shall have an additional 30 days to cure such failure;
(x)    the then-current primary and/or special Subservicer rating (if any) of Servicing Rights Owner assigned by any rating agency is downgraded by the applicable rating agency from such rating (or any corresponding rating) which is caused by Subservicer’s failure to service in accordance with Applicable Requirements;
(xi)    the Subservicer attempts to assign its rights to servicing compensation hereunder or the Subservicer attempts, without the consent of the Servicing Rights Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the Subservicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof without the consent of the Servicing Rights Owner; or
(xii)    except for the DFS Consent Order, an investigation by any Governmental Authority that is commenced after the initial Sale Date has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) that material deficiencies in servicing performance or violation of Applicable Requirements by the Subservicer has occurred after the initial Sale Date which, in either case, has material adverse effect on the Subservicer or the Corporate Parent and its ability to perform under this Agreement,
(xiii)    (A) the NYDFS has instituted additional requirements and/or obligations on the Subservicer in connection with the DFS Consent Order which have a material adverse effect on the Subservicer and its ability to perform under this Agreement and/or (B) the NYDFS has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) material noncompliance of the DFS Consent Order by the Subservicer with respect to the servicing of the Mortgage Loans, which has a material adverse effect on the Subservicer and its ability to perform under this Agreement;
(xiv)    during the Initial Term, without the Servicing Rights Owner’s prior written consent, a Change of Control has occurred with respect to the Subservicer or Corporate Parent; provided that, to the extent that the Subservicer has notified the Servicing Rights Owner of the occurrence of a Change of Control that has not received the Servicing Rights Owner’s prior written consent, the Servicing Rights Owner must elect to exercise such Event of Default within five (5) Business Days of receipt of such notice;
(xv)    the Servicing Rights Owner shall cease being an approved subservicer/servicer in good standing with Fannie Mae or Freddie Mac or a HUD approved mortgagee, which, in each case, is caused by the Subservicer’s failure to service in accordance with Applicable Requirements;
then, and in each and every such case, so long as an Event of Default shall not have been remedied, Servicing Rights Owner, by notice in writing to Subservicer may, in addition to whatever rights Servicing Rights Owner may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 6.2, without Servicing Rights Owner’s incurring any penalty or fee of any kind whatsoever in connection therewith for exercising such right of termination; provided that no such termination shall relieve the obligation of Servicing Rights Owner to pay or reimburse Subservicer for amounts payable or reimbursable to it under this Agreement (other than any Deboarding Fee).
On or after the receipt by Subservicer of such written notice, all authority and power of Subservicer under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease; provided that the parties acknowledge and agree that any such termination and transfer of servicing shall occur in such a manner as to comply with Applicable Requirements (and, accordingly, may occur in staged transfers over a number of months).
In the event Subservicer is terminated by Servicing Rights Owner under this Section 7.1, the Subservicer (i) shall not be entitled to any Deboarding Fees and (ii) shall be responsible for the Servicing Transfer Costs incurred in connection with the transfer of servicing of the Mortgage Loans and REO Properties to a successor servicer or subservicer.
Each party shall promptly notify the other party in the event of any event of default or other termination event with respect to such party set forth in this Agreement or any event that would become an Event of Default or termination event with the giving of notice and/or passage of time.
The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.
Section 7.2.    Waiver of Default
Servicing Rights Owner may waive in writing any default by Subservicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.
ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL
Section 8.1.    Indemnification; Third Party Claims.
(a)    Subservicer shall indemnify, defend and hold harmless Servicing Rights Owner, its directors, officers, agents, employees, and assignees (each, an “Indemnified Party”) from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement, and claims by or on behalf of a third party, and regardless of whether any risk of the foregoing was known or unknown to Subservicer as of the Effective Date), in connection with or relating to (i) a breach by Subservicer of any of its representations and warranties contained herein, (ii) a breach by Subservicer of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care set forth in this Agreement, Applicable Requirements and Accepted Servicing Practices, including any Agency-imposed fees, penalties or curtailments or cancellation of insurance imposed on the Owner resulting from therefrom, (iii) the failure of Subservicer or any Vendors, Off-shore Vendors and/or Default Firms hired by Subservicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, the Mortgage Loan documents and Applicable Requirements and (iv) the Subservicer’s use or misuse of any power of attorney provided to the Subservicer under this Agreement. For the avoidance of doubt, the indemnification provided by Subservicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Subservicer.
(b)    Servicing Rights Owner shall indemnify, defend and hold harmless Subservicer, its directors, officers, agents, employees, and assignees (each, a “Subservicer Indemnified Party”) from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by Servicing Rights Owner of any of its representations and warranties contained in herein, (ii) a breach by Servicing Rights Owner of any of its covenants and other obligations contained herein, (iii) compliance with the directions or policies of the Servicing Rights Owner (except where such directions or policies are in violation of Applicable Requirements unless Subservicer shall have given Servicing Rights Owner written notice of such potential violation and rationale thereof and Servicing Rights Owner has not withdrawn such direction or policies), and (iv) any claim that is brought against Subservicer after the Servicing Transfer Date that relates to the Mortgage Loans, except to the extent Subservicer is liable to the Servicing Rights Owner therefor under this Agreement or the Purchase Agreement. For the avoidance of doubt, the indemnification provided by Subservicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Subservicer.
(c)    Notwithstanding anything contained herein to the contrary, Subservicer, Servicing Rights Owner, any Subservicer Indemnified Party or other Indemnified Party shall not be responsible or liable in any way for any indirect, special, incidental or consequential damages, including lost profits or savings, damage to business reputation or loss of opportunity, and any punitive and exemplary damages.
(d)    Promptly after receipt by an indemnified party under Section 8.1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 8.1, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under this Section 8.1. The indemnifying party shall assume (with the consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge, and satisfy any judgment or decree which may be entered against it or the indemnified party in respect of such claim. The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The Subservicer shall provide the Servicing Rights Owner a monthly report of legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Subservicer or the Servicing Rights Owner.
(e)    The obligations set forth in this Section 8.1 shall survive the termination of this Agreement.
Section 8.2.    Indemnification Procedures.
Promptly after receipt by an indemnified party under Section 8.2 or Section 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 8.2 or Section 8.3, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 8.2 or Section 8.3, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under Section 8.2 or Section 8.3. The indemnifying party shall assume the defense of any such claim (provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party) and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge, and satisfy any judgment or decree that may be entered against it or the indemnified party in respect of such claim. The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The Subservicer shall provide the Mortgagor Litigation Reports set forth in the related Formatted Servicing Report regarding legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Subservicer or the Servicing Rights Owner, it being understood that the Subservicer may combine such reports with the reports required to be delivered under Section 8.4 of any NRZ Servicing/Subservicing Agreement of the NRM Agency Subservicing Agreement and delivery thereunder shall be deemed to constitute delivery hereunder. With respect to any third party claim subject to indemnification under this Agreement, the indemnified party agrees to reasonably cooperate and cause its Affiliates to reasonably cooperate in good faith with the indemnifying party in connection with the defense of any such claim. The indemnifying party shall pay the indemnified party any non-disputed Losses within thirty (30) days of the indemnifying party’s receipt of an invoice therefor, together with reasonable supporting documentation.
Section 8.3.    Limitation on Liability of Subservicer and Others.
Neither Subservicer nor any of the officers, employees or agents of Subservicer shall be under any liability to Servicing Rights Owner for any action taken or for refraining from the taking of any action pursuant to the terms of this Agreement or pursuant to the written directions or written policies of the Servicing Rights Owner; provided, that this provision shall not protect Subservicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with this Agreement or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder. Subservicer and any officer, employee or agent of Subservicer may rely in good faith on any document of any kind reasonably believed by Subservicer or such Person to be genuine and prima facie properly executed and submitted by the Servicing Rights Owner respecting any matters arising hereunder.
Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, that Subservicer may in its discretion, and following the prior written consent of the Servicing Rights Owner, undertake any such action where it is a named party and that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Subservicer shall be entitled to be reimbursed therefor as Servicing Advances in accordance with Section 2.18. This reimbursement right shall survive the termination of this Agreement.
Section 8.1.    Independence of Parties; Average Third-Party Mark Payment.
Subservicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between the Servicing Rights Owner and the Subservicer.
Subservicer and Servicing Rights Owner will each promptly notify the other of any communication received in connection with a Servicing Agreement (and promptly deliver a copy of such communication to the other party) (i) from a trustee, master servicer (or other party entitled, or purporting to be entitled, to terminate) that is a solicitation of holders for a vote, or a request for direction regarding termination or (ii) from, or on behalf of, a trustee, master servicer (or other party entitled, or purporting to be entitled, to terminate) stating that such trustee, master servicer or other party has an intention to terminate Servicing Rights Owner or Subservicer as servicer, subservicer or master servicer under such Servicing Agreement. The parties will fully cooperate to resolve any such matter to avoid termination. To the extent Subservicer or the Servicing Rights Owner is terminated under any Servicing Agreement related to any Mortgage Loan subserviced hereunder and the basis of such termination is resulting from, arising out of or related to any enumerated items set forth in Section 8.1 (other than as a result of any delinquency or loss triggers with respect to such Servicing Agreement), such termination was “without cause,” “for convenience” or on a similar basis, then the Subservicer shall remit to the Servicing Rights Owner the Average Third Party Mark of the affected Servicing Rights within ten (10) Business Days following receipt of such Average Third Party Mark (the “Average Third Party Mark Payment”); provided, that if any such termination payments exceed the Average Third Party Mark of the affected Servicing Rights, the Servicing Rights Owner will pay such excess to the Subservicer.
Section 8.2.    Mitigation.
Each party that is eligible for indemnification under Section 8.2 or Section 8.3 for reimbursement for costs and expenses under this Agreement shall use its commercially reasonable efforts consistent with requirements of Applicable Requirements with respect to mitigation of damages to mitigate such Loss and; provided, however, that the failure to mitigate by either party shall not affect the indemnifying party’s obligation to indemnify the indemnified party except to the extent such failure to mitigate results in any material prejudice to the indemnifying party and then only to the extent of such material prejudice and a violation of requirements of Applicable Requirements with respect to mitigation of damages.
Section 8.3.    Reserved.
Section 8.4.    Limitation of Damages.
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, WHATSOEVER, IN EACH CASE WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, EVEN IF APPRISED OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT SUCH LIMITATION WILL NOT BE APPLICABLE WITH RESPECT TO ANY SUCH DAMAGES PAID TO A THIRD PARTY AS A RESULT OF ANY THIRD PARTY CLAIMS MADE AGAINST A PARTY THAT IS SUBJECT TO AN INDEMNIFICATION OBLIGATION PROVIDED FOR UNDER SECTION 8.2 OR SECTION 8.3, AS APPLICABLE.
Section 8.5.    Servicing Rights Owner’s Direction
Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, in no event shall the Subservicer be required to comply with any instruction by the Servicing Rights Owner that would violate any federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances); provided that the Subservicer shall address such conflict in accordance with the procedure set forth in Section 2.8(c).
ARTICLE IX
MISCELLANEOUS
Section 9.1.    Entire Agreement.
This Agreement and the Purchase Agreement (including the schedules and exhibits annexed hereto or referred to herein) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

Section 9.2.    [Reserved].
Section 9.1.    Severability of Provisions.
If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.
Section 9.2.    Governing Law; Jurisdiction.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.
Section 9.3.    Waiver of Jury Trial.
EACH OF THE SUBSERVICER AND THE SERVICING RIGHTS OWNER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.
Section 9.4.    Notices.
Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of Servicing Rights Owner, New Residential Mortgage LLC, c/o New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: [***], or at such other address as may hereafter be furnished to Subservicer in writing by Servicing Rights Owner and (ii) in the case of Subservicer, PHH Mortgage Corporation, One Mortgage Way, Mt. Laurel, New Jersey 08054, Attention: Vice President, Servicing, or such other address as may hereafter be furnished to Servicing Rights Owner in writing by Subservicer.
Section 9.5.    Schedules and Exhibits.
The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.
Section 9.6.    General Interpretive Principles.
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)    any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);
(c)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied;
(d)    references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated articles, Sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;
(e)    a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(f)    a reference to a “day” shall be a reference to a calendar day;
(g)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and
(h)    the terms “include” and “including” shall mean without limitation by reason of enumeration.
Section 9.7.    Assignment; Waivers and Amendments.
This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance of the other party’s obligation hereunder.
This Agreement may be assigned only with the written consent of both Subservicer and Servicing Rights Owner. The Servicing Rights Owner may also assign to an Affiliate without the consent of the Subservicer, provided that the assignment is made with respect to an least fifty thousand (50,000) Mortgage Loans and the Subservicer, the Servicing Rights Owner and the Affiliate enter into an assignment and assumption agreement pursuant to which the Affiliate assumes the obligations of the Servicing Rights Owner under this Agreement with respect to the applicable Mortgage Loans (including, without limitation, the representations, warranties and covenants of Servicing Rights Owner set forth in 0).
Section 9.8.    Captions.
All Section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.
Section 9.9.    Counterparts.
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.
Section 9.10.    Force Majeure.
Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failure, fluctuations, or unavailability of heat, light, air conditioning, or telecommunications equipment (a “Force Majeure Event”). A party excused from performance pursuant to this Section 9.10 shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so. Such nonperformance will not be deemed a breach of this Agreement as long as the party affected by the Force Majeure Event uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence. If the failure of a party to perform under this Agreement as a result of a Force Majeure Event exceeds fifteen (15) days, the other party may terminate this Agreement immediately without liability and the parties shall cooperate in good faith to facilitate the transfer of servicing to a successor servicer or subservicer designated by the Servicing Rights Owner. Notwithstanding the foregoing, in the event the force majeure provisions set forth in the Agency Guidelines, if any, are more restrictive as they relate to the Servicing Rights Owner or the Subservicer, such provisions in the Agency Guidelines shall control.
Section 9.11.    Confidentiality; Security.
(a)    Each party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information that is proprietary to or confidential to the other party, its Affiliates, their respective clients and investors or to third parties to whom the other party owes a duty of confidentiality. The party providing Confidential Information in each case shall be called the “Disclosing Party” and the party receiving the Confidential Information shall be called the “Recipient”. With respect to all such Confidential Information, the Recipient shall (i) act in accordance and comply with all Applicable Requirements (including, without limitation, security and privacy laws with respect to its use of such Confidential Information), (ii) maintain, and shall require all third parties that receive Confidential Information from the Recipient as permitted hereunder to maintain, effective information security measures to protect Confidential Information from unauthorized disclosure or use, and (iii) provide the Disclosing Party with information regarding such security measures upon the reasonable request of the Disclosing Party and promptly provide the Disclosing Party with information regarding any material failure of such security measures or any security breach relating to the Disclosing Party’s Confidential Information. The Recipient shall hold the Disclosing Party’s Confidential Information in strict confidence, exercising no less care with respect to such Confidential Information than the level of care exercised with respect to the Recipient’s own similar Confidential Information and in no case less than a reasonable standard of care, and shall not copy, reproduce, summarize, quote, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes other than the provision of the services to the Disclosing Party without the prior written authorization of the Disclosing Party. In addition, the Recipient shall not use the Confidential Information to make any contact with any of the parties identified in the Confidential Information without the prior authorization of the Disclosing Party, except in the course of performing its obligations under the terms of this Agreement.
(b)    The Recipient may disclose the Disclosing Party’s Confidential Information only (i) to its and its Affiliates’ officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Servicing Rights Owner only, Rating Agencies, consultants, bankers, financial advisors and potential financing sources (collectively, “Confidential Representatives”) who need to know such Confidential Information and who are subject to a duty of confidentiality (contractual or otherwise) with respect to such Confidential Information, (ii) to those Persons within the Recipient’s organization directly involved in the transactions contemplated in this Agreement, and who are bound by confidentiality terms substantially similar to the terms set forth herein, (iii) to the Recipient’s regulators and examiners, (iv) as required by Applicable Requirements, (v) to the extent such Recipient determines reasonably necessary or appropriate to defend itself in connection with a legal proceeding regarding the transactions contemplated in this Agreement; provided that Confidential Information may not be disclosed pursuant to this clause (v) without prior notice to the Disclosing Party and the Recipient shall use reasonable efforts to cooperate with the Disclosing Party’s reasonable requests to protect and preserve the confidential nature of such Confidential Information, (vi) in the case of the Servicing Rights Owner, and subject to, and otherwise limited to the information provided pursuant to, Section 2.7(h), to a backup servicer and (vii) to any third party mutually agreed upon by the Servicing Rights Owner and Subservicer. The Recipient shall be liable for any breach of its confidentiality obligations and the confidentiality obligations of its Confidential Representatives.
(c)    The parties shall not, without the other party’s prior written authorization, publicize, disclose, or allow disclosure of any Confidential Information about the other party, its present or former partners, managing directors, directors, officers, employees, agents or clients, its or their business and financial affairs, personnel matters, operating procedures, organization responsibilities, marketing matters and policies or procedures, with any reporter, author, producer or similar Person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles or writings of any other kind, as well as film, videotape, audiotape, or any other medium except as required by Applicable Requirements.
(d)    The obligations under this Section 9.11 shall survive the termination of this Agreement.
(e)    In addition to the foregoing, the parties agree that any information provided hereunder shall be subject to the terms of the Confidentiality Agreement; provided that if there exists any conflict between this Agreement and the terms of the Confidentiality Agreement, this Confidentiality Agreement shall control except as provided in Section 9.11(f) below). Furthermore, the parties agree that the Confidentiality Agreement shall be incorporated into this Agreement for purposes of confidentiality.
(f)    Notwithstanding any contrary terms in the Confidentiality Agreement, the obligations under the Confidentiality Agreement shall survive indefinitely after the expiration or termination of the Sale Supplements (as defined in the New RMSR Agreement).
Section 9.12.    Further Assurances.
Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby. In addition, the parties agree to cooperate and word in good faith to solve any and all issues or developments that arise during the course of the business relationship evidenced hereby.
The Subservicer shall reasonably cooperate with the Servicing Rights Owner, Servicing Rights Owner’s lender(s) and any rating agency in connection with the Servicing Rights Owner’s financing of any Servicing Advances, P&I Advances, Compensating Interest and, with respect to Private Label Mortgage Loans, deferred servicing fees.
In addition, from time to time and upon the reasonable request of the Servicing Rights Owner, the Subservicer shall provide, to the Servicing Rights Owner and Servicing Rights Owner’s lender(s) such documentation, data and/or reports in the Subservicer’s possession or control by the Servicing Rights Owner and/or Servicing Rights Owner’s lender(s) to enable Servicing Rights Owner to finance the Servicing Advances and/or P&I Advances.
Section 9.13.    Publicity.
The Subservicer and the Corporate Parent shall not issue any media releases, public announcements and public disclosures, relating to this Agreement or use the name or logo of the Servicing Rights Owner, including, without limitation, in promotional or marketing material or on a list of customers, without the prior written consent of the Servicing Rights Owner; provided, that nothing in this paragraph shall restrict compliance with this Agreement or any disclosure required by legal, accounting or regulatory requirements.
Section 9.14.    Executory Contract.
Notwithstanding any provision in this Agreement to the contrary, the Subservicer acknowledges and agrees that, in the event it files bankruptcy under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), this Agreement is an “executory contract” within the meaning of Section 365 of the Bankruptcy Code and, therefore, the Subservicer shall have no right to modify on any basis whatsoever (other than in accordance with the terms hereof), including without limitation Section 105 of the Bankruptcy Code, any of the terms, provisions or conditions of this Agreement in any such bankruptcy proceeding and hereby irrevocably waives any such right. Further, the Subservicer acknowledges and agrees that its services provided under this Agreement are essential and should the Subservicer fail to perform its obligations under this Agreement, the Servicing Rights Owner shall suffer irreparable harm and, consequently, the Servicing Rights Owner shall have the right to seek on an expedited basis an order from the bankruptcy court: (a) lifting the Section 362 automatic stay so as to permit the Servicing Rights Owner to terminate this Agreement; and (b) compelling the Subservicer to immediately assume or reject this Agreement in accordance with the provisions of Section 365 of the Bankruptcy Code. In the event this Agreement is rejected under Section 365 of the Bankruptcy Code, this Agreement shall be terminated and the Subservicer agrees to immediately comply with its obligations under this Agreement with respect to termination of this Agreement in accordance with ARTICLE VI hereof. Finally, the Subservicer acknowledges and agrees that Section 506(c) of the Bankruptcy Code has no application to this Agreement and, even if it did, the Subservicer hereby expressly waives any right to surcharge the Servicing Rights Owner under Section 506(c) of the Bankruptcy Code.
Section 9.15.    [Reserved].
Section 9.16.    Restrictions of Notices; Information and Disclosure.
Notwithstanding anything else herein, nothing in this Agreement shall require any party to provide any notice, information, investigation, audit, correspondence, and any other communication (collectively, “Information”) to any other party (1) if providing such Information is prohibited by Applicable Requirements or any other contractual or legal obligation or legal restriction or (2) upon any advice of counsel (which may be internal counsel), if providing such Information may cause such party to lose attorney-client privilege, attorney work product privilege or other similar protections (governed by the applicable jurisdiction); provided that, in the case of clause (1), except with respect to any such prohibition imposed by a Governmental Authority, Freddie Mac or Fannie Mae, the disclosing party shall use commercially reasonable efforts to obtain consent to such disclosure from the applicable third party unless disclosing party reasonably believes that such consent will not be attainable.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

PHH MORTGAGE CORPORATION By: /s/ John McNeill Name: John McNeill Title: Vice President - Finance

NEW RESIDENTIAL MORTGAGE LLC By: /s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT A
FORM OF ACKNOWLEDGMENT AGREEMENT
On this ______ day of _____________, 20___, NEW RESIDENTIAL MORTGAGE LLC (the “Servicing Rights Owner”) and PHH MORTGAGE CORPORATION (the ”Subservicer”), hereby acknowledge that the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule I are subject to (a) that certain Amended and Restated Flow Mortgage Loan Subservicing Agreement, dated as of March 29, 2019, by and between the Servicing Rights Owner and the Subservicer (the “Agreement”) and (b) those certain servicing agreements (the “Underlying Servicing Agreements”), as listed on Schedule II attached hereto. Notwithstanding any provision to the contrary, the Servicing Rights Owner retains all rights and obligations to the Servicing Rights relating to the Mortgage Loans subject to the contractual provisions of the Agreement and the Underlying Servicing Agreements. The Subservicer hereby agrees to service such Mortgage Loans pursuant to the terms of the Agreement.

1.	With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be [__________].

2.	With respect to the Mortgage Loans made subject to the Agreement hereby, the following terms shall apply:
[Insert any amendments to the Agreement, including any update Performance Triggers]
All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Telecopy or electronically transmitted signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, the Servicing Rights Owner and the Subservicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
NEW RESIDENTIAL MORTGAGE LLC,
as the Servicing Rights Owner
By:

Name:

Title:

PHH MORTGAGE CORPORATION,
as the Subservicer
By:

Name:

Title:

EXHIBIT B-1
CRITICAL VENDORS
THIS PAGE AND THE FOLLOWING 5 PAGES OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
[***]

EXHIBIT B-2
[Reserved.]

EXHIBIT C
MSR PORTFOLIO DEFENSE AGREEMENT
That certain MSR Portfolio Defense Agreement, dated as of June 12, 2017, by and between PHH Mortgage Corporation and New Residential Mortgage LLC.

EXHIBIT D

[Reserved.]

EXHIBIT E
CONTENTS OF EACH MORTGAGE FILE
To be mutually agreed upon from time to time by the parties based upon the mortgage loans.

EXHIBIT F

[Reserved.]

EXHIBIT G
LIST OF SERVICING REPORTS

Critical Report	Regulatory Report	Name of Report	Report #	Updates #	Frequency	Implementation
Yes	No	Servicing Delta Daily Data Feed	G-1	*	Daily (by noon ET)
Yes	No	P&I Advance/Repay & Service Fee Reporting (T691, 69W, P102)	G-2(a)		Daily (by noon ET)
		[Reserved]	G-2(b)
Yes	No	Remittance File	G-3	*	Daily (by noon ET)
Yes	No	Servicing Monthly Data Feed	G-4	*	Monthly by 5th BU day
Yes	No	Reconciliation Report	G-5	*	As specified Section 5.1
		[Reserved]	G-6(a)
Yes	No	Advance Reports ("NRZ NBB Loan Level File")	G-6(b)	*	Monthly (by 7th BU day)
Yes	No	Portfolio Strat Reports	G-7	*	Monthly (by 7th BU day)
No	No	Mortgagor Litigation Report	G-8	*	Monthly (by 5th BU day)
No	No	Corporate Matters Report	G-9	*	Monthly (by 15th)
No	No	Performance Reports	G-10	*	Monthly (by 20th)
No	No	Material Changes to Subservicer’s, Subservicer’s Parents or any of their respective Affiliates’ Policies and Procedures	*	G-A1	Monthly (by 20th)
		[Reserved]	G-11
No	No	Basic Complaint Report	G-12(a)	*	Monthly (by 5th BU day)
No	No	Escalated Complaint Case Data Report	G-12(b)	*	Monthly (by 5th BU day)
No	No	Request for Information Report	G-13	*	Monthly (by 7th BU day)
No	No	Portfolio Roll Rate Reports	G-14	*	Monthly (by 7th BU day)
No	No	Monthly Financial Covenant Certification	*	G-A2	As provided in Section 2.28
No	No	Advance Threshold Report	G-15	*	Monthly (by 20th)
No	No	Back-up Servicer Files	G-16	*	As agreed to with the Back-up Servicer
No	No	MI Rescission Report	G-17	*	Monthly (by 15th)
No	No	Land Title Adjustment Report	G-18	*	Monthly (by 7th BU day)
No	No	Ancillary Income Report	G-19	*	Monthly (by 15th)
No	No	Exhibit Q Information	*	E-A3	Quarterly (by 45th calendar day)
No	No	Provide Fidelity and Errors and Omissions Insurance	*	E-A4	Quarterly (by 45th calendar day)
		[Reserved]	G-20
		[Reserved]	G-21
No	No	Customer Service Statistics	G-22	*	Quarterly (by 45th calendar day
No	No	Tracking Report regarding Privacy Notices	G-23	*	Quarterly (by 20th)
No	Yes	NYS VOSR Template	G-24	*	Quarterly (20 days after Quarter-End)
No	Yes	MBFRF Template	G-25	*	Quarterly (20 days after Quarter-End)
No	Yes	MCR Template	G-26	*	Quarterly (30 days after Quarter-End)
No	Yes	Illinois Default and Foreclosure Template	G-27	*	Semi-Annual (by 20th calendar day of July)
No	Yes	California CRMLA Template	G-28	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Illinois Report of Servicing Activity Template	G-29	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Michigan Mortgage Brokers, Lenders and Servicers Template	G-30	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Missouri Report of Residential Mortgage Loan Broker Activity Template	G-31	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	G-32	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	G-33	*	Annual (by 45th calendar day after fiscal year-end)
No	No	Regulation AB Compliance Report	*	G-A5	As defined in Agreement
No	No	Uniform Single Attestation Program Compliance Report	*		As defined in Agreement
No	No	SOC 1 Type II of Critical Vendors of Subservicer (or such other Type as may be reasonably satisfactory to Owner/Servicer)	*	G-A6	Within 30 days of receipt, but no later than January 31
No	No	SOC 1 Type II of Subservicer covering a minimum period of nine (9) months	*	G-A7	Within 30 days of receipt, but no later than January 31
No	No	SOC 1 Type II Bridge Letter of Subservicer covering a maximum period of three (3) months	*	G-A8	No later than January 31
No	No	MI Report	G-34		Monthly (by 6th BU day)
No	No	MERS to LPS Data Reconciliation Report	G-35		Monthly (by 6th BU day after MERS cut-off)
No	No	Servicing Transactions Delta Daily Data Feed	G-36		Daily (by noon ET)
No	No	Call Center Report	G-37		Weekly (Monday)
No	No	Lien Release Report	G-38		Monthly (by 6th BU day)
No	No	FC FHA Pipeline	G-39		Monthly (by 6th BU day)
No	No	FC VA Pipeline	G-40		Monthly (by 6th BU day)
No	No	FC Conventional Pipeline	G-41		Monthly (by 6th BU day)
No	No	MODS Pipeline	G-42		Monthly (by 6th BU day)
No	No	Claims Report	G-43		Monthly (by 6th BU day)
No	No	Liquidations Approvals	G-44		Monthly (by 6th BU day)
No	No	Liquidations Closings	G-45		Monthly (by 6th BU day)
No	No	Call QA Reporting	G-46		Quarterly (by 10th BU days after Quarter-End)
No	No	SLA Reporting	G-47		Monthly (by 6th BU day)
No	No	Metro II	G-48		Monthly (by 6th BU day)
No	No	Draw Activity Report - 4JE	G-49		Daily (by noon ET)

EXHIBIT H
FORMATTED SERVICING REPORTS

[***]

EXHIBIT I
[***]

[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]

EXHIBIT J
FORM OF MONTHLY FINANCIAL COVENANT CERTIFICATION
I, _______________________, chief financial officer of PHH Mortgage Corporation (“Subservicer”), do hereby certify that:
(i)[***];
(ii)[***];
(iii)[***]; and
(iv)the attached supporting documentation and backup attached to this Monthly Financial Covenant Certification are true and correct.
Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended and Restated Flow Mortgage Loan Subservicing Agreement, dated as of March 29, 2019 (the “Agreement”), between New Residential Mortgage LLC and the Subservicer.
IN WITNESS WHEREOF, I have signed this certificate.
Date:             , 20__
[_________________]

By:                ,

Name:
Title:

EXHIBIT K

[Reserved.]
EXHIBIT L
ADVANCE POLICY
THIS PAGE AND THE FOLLOWING 3 PAGES OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
[***]

EXHIBIT M
[Reserved.]

EXHIBIT N
FORM OF LIMITED POWER OF ATTORNEY

New Residential Mortgage LLC (the “Servicing Rights Owner”), a [_________] limited liability company, whose address is [__________________] constitutes and appoints [_____________] (the “Subservicer”), a [____________] limited liability company, its true and lawful attorney-in-fact, in its name, place and stead to take the following designated actions in connection with any mortgage loan or real estate owned property (each, a “Mortgage Loan”) owned by the Servicing Rights Owner and serviced by the Subservicer pursuant to that certain Subservicing Agreement, dated as of [_____________] between the Servicing Rights Owner and the Subservicer:

1.
To ask, demand, sue for, collect and receive all sums of money, debts or other obligations of any kind with respect to a Mortgage Loan which are now or shall after this date become due, owing or payable, or otherwise belong to the Servicing Rights Owner, to settle and compromise any of such debts or obligations that may be or become due to the Servicing Rights Owner, to endorse in the name of the Servicing Rights Owner for deposit in the appropriate account any instrument payable to or to the order of the Servicing Rights Owner; in each case with respect to a Mortgage Loan.

2.
To make demand(s) on behalf of the Servicing Rights Owner upon any or all parties liable on a Mortgage Loan; to declare defaults with respect to a Mortgage Loan; to give notices of intention to accelerate; to give notices of acceleration and any other notices as the Subservicer deems reasonably appropriate; to post all notices as required by law and the documents securing a Mortgage Loan in order to foreclose such Mortgage Loan; to handle all aspects of foreclosure on behalf of the Servicing Rights Owner, including, but not limited to, conducting the foreclosure sale, bidding for the Servicing Rights Owner and executing all documents including all deeds and conveyances, needed to effect such foreclosure sale and/or liquidation; to execute any documents or instruments necessary for the offer, listing, closing of sale, and conveyance of real estate owned property, including, but not limited to, grant, warranty, quit claim and statutory deeds or similar instruments of conveyance; to execute any documents or instruments in connection with any bankruptcy or receivership of a mortgagor on a Mortgage Loan; to file suit and prosecute legal actions against all parties liable for amounts due under a Mortgage Loan, including, but not limited to, any deficiency amounts due following foreclosure; to take such other actions and exercise such rights which may be taken by the Servicing Rights Owner under the terms of any Mortgage Loan, including, but not limited to, satisfaction, release, cancellation or discharge of mortgage, eviction, unlawful detainer, or similar dispossessory proceeding, sale, taking possession of, release of security instruments, realization upon all or any part of a Mortgage Loan or any collateral therefor or guaranty thereof; and to assign, convey, accept or otherwise transfer, the Servicing Rights Owner’s interest in any Mortgage Loan.

3.	To perform all other acts and do all other things as may be reasonably necessary to manage the Mortgage Loans.
Nothing herein shall give the attorney-in-fact hereunder the right or power to negotiate or settle any suit, counterclaim or action against the Servicing Rights Owner. The Servicing Rights Owner shall have no obligation to inspect or review any agreement or other document or item executed by the attorney-in-fact hereunder on behalf of the Servicing Rights Owner pursuant to this Limited Power of Attorney and as such, the attorney-in-fact hereunder expressly acknowledges that the Servicing Rights Owner is relying upon such attorney-in-fact to undertake any and all necessary procedures to confirm the accuracy of any such agreement, document or other item.
This Limited Power of Attorney shall continue in full force and effect unless terminated in writing by an officer of the Servicing Rights Owner so authorized to do so (a “Revocation”).
Any third party may rely upon a copy of this Limited Power of Attorney, to the same extent as if it were an original, and shall be entitled to rely on a writing signed by the attorney-in-fact hereunder to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of such attorney-in-fact for all purposes of this Limited Power of Attorney, unless a Revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless such third party has received actual written notice of a Revocation.
No attorney-in-fact hereunder shall be obligated to furnish a bond or other security in connection with its actions hereunder.
The Servicing Rights Owner authorizes the Subservicer, by and through any of its directors or officers, or any other employee who is duly authorized by the Subservicer as attorney-in-fact appointed hereunder, to certify, deliver, and/or record copies and originals of this Limited Power of Attorney.
If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of each of the other provisions hereof shall not be affected thereby.
[Signature Page Follows]

IN WITNESS WHEREOF, [___________] has caused this Limited Power of Attorney to be executed and subscribed in its name as of __________________, ____.
NEW RESIDENTIAL MORTGAGE LLC

By:
Name:
Title:
WITNESS:
By:
Name:
WITNESS:
By:
Name:
STATE OF                 )
                    ) ss
COUNTY OF                )
I certify that ___________, personally came before me and acknowledged that he/she, is the ___________ of ___________ and that he/she as ___________ being authorized to do so, executed the foregoing Limited Power of Attorney on behalf of said company.
IN WITNESS WHEREOF, I have hereunto set my hand and have affixed my official seal.
Notary Public

My Commission Expires: _________

EXHIBIT O
CLIENT MANAGEMENT PROTOCOLS

Subservicer’s Client Management Protocols are comprised of five components (i) Client Relations/Issue Management, (ii) Client Integration, (iii) Change Management, (iv) Client Reporting and (v) Audit/Testing Management. The staff specifically dedicated to managing the relationship (“Client Relationship Managers” or “CRMs”) shall utilize the protocols herein, as may be changed from time to time and mutually agreed by both parties, to coordinate the resources of Subservicer to address the requests of Servicing Rights Owner.

THIS REMAINDER OF THIS PAGE AND THE FOLLOWING PAGE OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
[***]

EXHIBIT P
[Reserved.]

EXHIBIT Q
LEVEL OF DISCLOSURE SCHEDULE

THIS PAGE AND THE FOLLOWING PAGE OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
[***]
EXHIBIT R

SERVICE LEVEL AGREEMENTS

Service Level Agreement		Service Level	Service Level Credit	Measurement Window

Advance Reimbursement (Applicable to FNMA & FHLMC)	[***]	1	[***]	Quarterly
Telephone Calls	Call Answer Rate Subservicer shall maintain a minimum answer rate of [***] (excluding abandons [***] seconds). Call Answer Time The average answer time for incoming calls shall be [***] seconds or less. Language line available for non-English speaking customers	1	[***]	Monthly
Customer Satisfaction Surveys	[***] or more Customers select the Required Rating in response to Question 1 of the Survey. 1. Surveys = Surveys conducted by PHH at the completion of calls to the PHH First Mortgage Call Center and the HELOC Call Center that consist of the following questions: [***] Required Rating = Customer responds with a positive rating of [***] to Question 1 of the Survey. Scores are based on a [***] scale with [***] being the best. • [***] • [***] Neutral • [***]Negative	1	[***]	Monthly
Escalated Customer Service Issues
Escalated Complaint Acknowledgment:
[***] or more of Level 3 Escalated Complaints Acknowledged to the Customer and escalated to Investor within Required Time (as contractually agreed upon) or [***] following receipt of the Escalated Complaint by OOP. Office of the President (OOP) = centralized contact to address Escalated Complaints and Regulatory Complaints for PHH. For each Escalated Complaint and Regulatory Complaint, the OOP shall maintain a detailed log of the specific of the issues, status and resolution. PHH personnel shall promptly transfer all Escalated and Regulatory Complaints to the OOP.
		2	[***]	Quarterly
System Availability (Doc Viewer/Web Direct)
Web Direct, Doc Viewer, PHHMyWay >= [***] Monthly Average (not to include scheduled maintenance) during Measurement Window
The Subservicer shall provide the Servicing Rights Owner at least [***] notice prior to any scheduled maintenance or other scheduled access interruption of website portals; provided that the Subservicer shall immediately notify the Servicing Rights Owner of any unscheduled access interruptions.
The Subservicer shall use commercially reasonable efforts to address any access or availability issues [***] such issues arises.
During any such unscheduled access interruptions, the Subservicer shall use commercially reasonable efforts to provide Servicing Rights Owner certain reports and data in an alternative medium.
		2	[***]	Monthly
Foreclosure Referrals	[***]	2	[***]	Quarterly
Foreclosure Timelines	[***]	2	[***]	Quarterly
Response Times- Customer Requests/Inquiries
 PHH will respond within the time period indicated [***] of the time. Time period begins from the date of PHH's receipt of the request
1.
Lien Satisfaction – within [***] of state guidelines
2.    Address change requests including:
- First Mortgage - [***]
- [***] - [***]
In each case, measurement begins after PHH receives the properly completed address change authorization
3.    Account history requests - [***]
4.    Credit bureau disputes - [***] to research and send correction to the credit bureau and/or send explanation letter to the customer.
5.    Missing payment inquiry - [***]
6.    Monetary adjustments - [***]
7.    Non-monetary adjustments - [***]
8.    Payoff letter request - [***] after PHH receives the properly completed customer authorization form.
		3	[***]	Monthly
Consumer Facing Website – Web Availability	Consumer Facing Website online with a Monthly average availability greater than or equal to [***]. Measurement window is [***]. All scheduled maintenance will occur outside of operating hours. Availability for the purpose of the service level shall be calculated exclusive of scheduled service outages and emergency maintenance.	3	[***]	Monthly
QWR/NOE/RFI	QWR/NOE/RFI All valid borrower inquiries are acknowledged within [***]: and resolved within [***] or within a total of [***] if an extension is required in accordance with the Subservicing Compliance Requirements.	3	[***]	Monthly
Continuous Monitoring	PHH to provide daily continuous monitoring data to NRM for the following areas (data fields to be agreed upon between PHH and NRM)	2	[***]	Monthly
Bankruptcy	PHH to perform daily update of bankruptcy information from LexisNexis (Banko), Pacer, or equivalent service. All MFRs, Contractual and bankruptcy planning related ledgers meet FNMA Guidelines. In addition, filing performance must be met for the following timelines: 1. [***] of POCs filed within [***] of bar date 2. [***] of payment change notices filed within [***] of payment change. This includes both interest and escrow related changes 3. [***] of PPFN filed within [***] of service being incurred, minimum threshold of [***]. 4.	2	[***]	Quarterly
Claims	[***] of all expenses will be filed within FNMA guideline of [***] of the applicable milestone, for conventional loans [***] after one of the following: • Completion of a workout option • Third party sale completed • Date mortgage is reinstated or paid off • FNMA disposes of property acquired through foreclosure of FNMA mortgage release	2	[***]	Quarterly

PHH shall perform the Subservicing Services in accordance with the Service Levels. PHH shall monitor, measure, collect and report performance against the Services Levels beginning with the transfer of servicing and provide reporting within [***] after month end.

In the event of a Service Level Default, the following shall apply:
(a) Level 1 Service Level Defaults. If PHH’s performance results in a Service Level Default with respect to a Level 1 Service Level, then PHH shall (i) pay the applicable Service Level Credit and (ii) promptly conduct a root cause analysis and prepare and provide for its review and approval a formal written remediation plan (including remediation time frames) designed to remediate the cause of the failure and prevent the reoccurrence of such Service Level Default (“Remediation Plan”). PHH shall promptly implement the final Remediation Plan at PHH's sole cost.

(b) Level 2 Service Level Defaults. If PHH’s performance results in a Service Level Default with respect to a Level 2 Service Level for [***], then PHH shall provide a written plan of corrective actions to be implemented within [***], including a mutually agreed upon date by which such plan shall be implemented. PHH shall also pay the applicable Service Level Credit. If PHH fails to meet the same Level 2 Service Level for any [***] or more [***] in a rolling twelve month period, then PHH shall refund the applicable Service Level Credit for the applicable month and promptly conduct a root cause analysis and prepare and provide for its review and approval a Remediation Plan. PHH may implement at PHH’s sole cost the Remediation Plan in order to address the Service Level Default, pending receipt of a response from client. Upon receipt of client response, PHH promptly shall implement the final Remediation Plan at PHH’s sole cost.

(c) Level 3 Service Level Defaults. If PHH performance results in a Service Level Default with respect to a Level 3 Service Level for 2 consecutive reporting periods, PHH shall provide client with a written plan of corrective actions to be implemented within [***], including a mutually agreed upon date by which such plan shall be implemented. Notwithstanding the foregoing, if the failure has not be remedied and the Service Level fully satisfied within [***] after the initial failure triggering the Level 3 violation, PHH will provide a Service Fee Credit of [***] and continue until remediated to the agreed upon performance standard.

EXHIBIT S

Form of Quarterly Report

Schedule 2.7(h)

BACK-UP SERVICING REPORTS

THIS PAGE AND THE FOLLOWING PAGE OF THIS SCHEDULE HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[***]

SCHEDULE 2.18(f)

ADVANCE DISPUTE RESOLUTION MECHANICS

THIS PAGE AND THE FOLLOWING THREE PAGES OF THIS SCHEDULE HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[***]

SCHEDULE A
PRICING SCHEDULE
NEW RESIDENTIAL SUB SERVICING PRICING FOR PHH
Base Fee Monthly Servicing Fee
Base Fee    [***]
Add on for FHA, VA or Non Agency Loans    [***]
Add on for ARMs or Interest Only Loans    [***]
Monthly Fees for Loans in Default
30 59 days past due    [***]
60 89 days past due    [***]
90+ days past due    [***]
Bankruptcy    [***]
Foreclosure    [***]
REO    [***]
Late Charges / Ancillary Fees    [***]
[***]
Loss Mitigation Incentives    [***]
[***]
Collection Accounts    [***]
Claims Fees    [***]
Fannie Mae/Freddie Mac    [***]
MI Claim    [***]
FHA Part A    [***]
FHA Part B    [***]
New Loan Setup Fee (Waived for Initial Mortgage Loans)
Automated transfer boarding fee    [***]
Manual boarding fee    [***]
Reporting    [***]
Mailed Monthly Statements    [***]
New York Mortgage Loans    [***]
[***]
Deboarding Fee, per Mortgage Loan
Without Cause, sale of Servicing Rights
Year 1    [***]
Year 2    [***]
Year 3    [***]
Without Cause, 11.01(a)(iii)(x)    [***]
Without Cause, 11.01(a)(iii)(y)    [***]
Without Cause, otherwise    [***]
Tax Contract Transfer Fees (not applicable to Initial Mortgage Loans)

Tax contract transfer fee for any loan with tax contract not through CoreLogic [***]
(Seasoned Loan greater than 1 year with required info from previous tax provider)

Tax contract transfer fee for any loan with tax contract not through CoreLogic [***]
(Seasoned Loan greater than 1 year w/ limited info from previous tax provider, requiring legal description to complete search and place under tax service)
Tax contract transfer fee for any loan without a tax contract at time of transfer     [***]
(New Originations/Less than 1 year require individual documents containing the HUD1/Closing Disclosure and Legal Description to complete search and place under tax service)

-v-

SCHEDULE B
RECONCILIATION REPORT
[***]

Schedule B-1